As filed with the Securities and Exchange Commission on July 8, 2026.

Registration No. 333-290493

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 5

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Texas Precious Metals Trust

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	27-0724963 (I.R.S. Employer Identification No.)

c/o Teucrium Trading, LLC

Three Main Street

Suite 215

Burlington, VT 05401

Phone: (802) 540-0019

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Sal Gilbertie

Chief Executive Officer

Teucrium Trading, LLC

Three Main Street, Suite 215

Burlington, VT 05401

Telephone: (802) 540-0019

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to

Eric Simanek, Esq. Eversheds Sutherland (US) LLP 700 Sixth Street NW, Washington, DC 20001

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED juLY 8, 2026

Y'all Street Physical Silver ETF

TEXAS PRECIOUS METALS TRUST

The Y'all Street Physical Silver ETF (the “Fund”), a series of the Texas Precious Metals Trust (the “Trust”), is an exchange traded fund that issues shares (“Shares”) that trade on the Nasdaq Stock Market (the “Exchange”) The Fund’s objective is for the Shares to reflect the performance of the price of silver bullion, less the expenses of the Fund’s operations. The Physical Silver owned by the Fund will be comprised of .999+ fine silver bars of various denominations from members of the current London Bullion Market Association (“LBMA”) Good Delivery List (“Physical Silver”). The Fund intends to hold Physical Silver in the form of 10 ounce, 100 ounce and 1,000 ounce silver bars. The Fund is not actively managed. Teucrium Asset Management, LLC is the Trust’s sponsor (the “Sponsor”); Wilmington Trust, National Association is the trustee of the Trust (the “Trustee”); and Texas Precious Metals LLC (“Texas Precious Metals”) is the Fund’s custodian (the “Custodian”).

The offering of the Fund’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”). The Fund intends to issue Shares on a continuous basis and is registering an indeterminate number of Shares with the SEC in accordance with Rule 456(d) and 457(u) under the Securities Act.

Shares are issued by the Fund in blocks of 10,000 Shares called “Baskets” in exchange for Physical Silver from certain registered broker-dealers or other securities market participants (“Authorized Participants”). The minimum order for the issuance of Shares is generally one Basket; however, the Sponsor may, at its discretion, temporarily change the minimum order for the issuance of Shares to be up to four Baskets for as long as may be determined by the Sponsor. The amount of Physical Silver attributable to a Basket is determined by dividing the number of Troy Ounces of Physical Silver held by the Fund by the number of Baskets outstanding, as adjusted for the amount of Physical Silver constituting estimated accrued but unpaid fees and expenses of the Fund, as of the opening of business on the purchase order date (or, for redemptions of Baskets, as of the opening of business on the redemption order date). The number of Baskets outstanding is determined by dividing the number of Shares outstanding by 10,000 (or other number of Shares in a Basket for such business day). The Fund issues and redeems Baskets on an ongoing basis at net asset value to and from Authorized Participants who have entered into a contract with the Trust and the Sponsor. Wells Fargo Securities, LLC is the initial Authorized Participant (“Initial Purchaser”) and is a statutory underwriter under Section 2(a)(11) of the Securities Act.

Shares will be offered to the public from time to time at prices that will reflect, among other things, the price of silver and the trading price of the Shares on the Exchange at the time of the offer. Prior to this offering, there has been no public market for the Shares. The Shares trade on the Exchange under the symbol “YSAG.” The market price of the Shares may be different from the net asset value per Share.

Investing in the Shares involves significant risks. See “RISK FACTORS” starting on page 9.

Neither the SEC nor any state securities commission has approved or disapproved of the securities offered in this prospectus (the “Prospectus”) or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trust qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). “Emerging growth company” does not mean the Trust is a “growth” type of investment vehicle or that it will utilize a “growth” investment strategy. However, the Trust will not take advantage of any exemptions or other relief provided to emerging growth companies under the JOBS Act. See “Emerging Growth Company Status.”

The Shares are neither interests in nor obligations of the Sponsor, the Trustee, U.S. Bancorp Fund Services, LLC, d/b/a U.S. Bank Global Fund Services (“USBGFS”), the Fund’s administrator and transfer agent, the Custodian, PINE Distributors LLC, the Fund’s marketing agent (the “Marketing Agent”), U.S. Bank National Association (“US Bank”), the Fund’s cash custodian (the “Cash Custodian”), or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The Fund is not an investment company registered under the Investment Company Act of 1940, as amended. The Fund is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

Texas Precious Metals will provide branding and marketing support to the Sponsor, including, but not limited to, the issuance of press releases, preparation of website data content, engaging in promotional activities through social media outlets, and support in connection with phone calls, appearances, and written content relating to the marketing of the Fund. Y’all Street Asset Management, LLC, a wholly-owned subsidiary of Texas Precious Metals (together, “Texas Precious Metals”), has entered into an agreement with the Sponsor, pursuant to which Texas Precious Metals has agreed to license the name Y’all Street and certain other trademarks for use for the Fund, as well as provide financial support for the operation of the Fund in exchange for a share of the profits realized by the Sponsor from operating the Fund.

The initial amount of Physical Silver required for deposit with the Fund to create Shares will be 10,000 Troy Ounces of Physical Silver per Basket, with each Troy Ounce equal to 31.103 grams (a “Troy Ounce”). The Initial Purchaser, acting as a statutory underwriter in connection with the initial purchase of Shares, will deposit Physical Silver for the purchase of at least one initial Basket of 10,000 Shares, as described in “Plan of Distribution.” The initial Basket(s) will be created at a per Basket price of 10,000 Troy Ounces of Physical Silver and a per Share price equal to the value of one Troy Ounce of silver on the purchase date. The value of a Troy Ounce of silver on the purchase date will be determined by the LBMA Silver Price, which is determined once each business day at 12:00 PM London, England time and is performed by participants in a physically settled, electronic and tradable auction administered by the ICE Benchmark Administration Limited. “LBMA SILVER PRICE IS A TRADE MARK OF PRECIOUS METALS PRICES LIMITED, IS LICENSED TO ICE BENCHMARK ADMINISTRATION LIMITED (IBA) AS THE ADMINISTRATOR OF THE LBMA SILVER PRICE, AND IS USED BY TEUCRIUM ASSET MANAGEMENT, LLC WITH PERMISSION UNDER LICENCE BY IBA. The Fund will receive all proceeds from the offering of the initial Baskets in Physical Silver in an amount equal to the full price for the initial Baskets. The Initial Purchaser may receive commissions/fees from shareholders who purchase Shares from the initial Basket through their commission/fee-based brokerage accounts. The price per Basket that will be paid in the future by the Authorized Participants may be different than the initial Basket price.

The date of this Prospectus is [ ], 2026.

TABLE OF CONTENTS

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	ii
PROSPECTUS SUMMARY	1
THE OFFERING	6
RISK FACTORS	9
USE OF PROCEEDS	21
THE SILVER INDUSTRY	22
THE STATE OF TEXAS	28
BUSINESS OF THE TRUST	31
CREATION AND REDEMPTION OF SHARES BY AUTHORIZED PARTICIPANTS	35
FEDERAL INCOME TAX CONSEQUENCES	39
INVESTMENT BY RETIREMENT PLANS, IRAS AND OTHER PLANS	44
PLAN OF DISTRIBUTION	44
THE TRUST AND THE FUND	45
DESCRIPTION OF THE SHARES	49
THE SPONSOR	51
THE TRUSTEE	53
THE CUSTODIAN	55
TEXAS PRECIOUS METALS	60
THE ADMINISTRATOR	60
THE TRANSFER AGENT	61
THE MARKETING AGENT	63
THE CASH CUSTODIAN	64
CONFLICTS OF INTEREST	65
FILINGS AND REPORTS	66
LEGAL MATTERS	66
EXPERTS	66
PRIVACY POLICY	66
WHERE YOU CAN FIND MORE INFORMATION	67
GLOSSARY	68
APPENDIX A	A-1

This Prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes statements which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that may occur in the future, including such matters as changes in commodity prices and market conditions (for silver and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Neither the Trust nor the Sponsor undertakes an obligation to publicly update or conform to actual results any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

ii

PROSPECTUS SUMMARY

This is only a summary of the prospectus (the “Prospectus”) and, while it contains material information about the Y'all Street Physical Silver ETF (the “Fund”) and its shares (the “Shares”), it does not contain or summarize all of the information about the Fund and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus, including “Risk Factors” beginning on page 9, and the material incorporated by reference herein before making an investment decision about the Shares. Capitalized terms not defined in this section have the meaning set forth in the Glossary beginning on page 68 of this Prospectus.

Overview of the Fund and the Trust

The Fund is a series of the Texas Precious Metals Trust (the “Trust”), a Delaware statutory trust formed on September 16, 2025. The Trust is a series trust formed pursuant to the Delaware Statutory Trust Act and the Trust is currently organized into two separate series, the Y'all Street Physical Gold ETF and the Fund. The Trust is governed by the Amended and Restated Declaration of Trust and Trust Agreement, dated April 24, 2026 (the “Trust Agreement”), between Teucrium Asset Management, LLC (the “Sponsor”) and Wilmington Trust, National Association (the “Trustee”), as well as a “Sponsor Agreement,” dated April 27, 2026 between the Trust and the Sponsor. The Fund’s objective is for the Shares to reflect the performance of the price of silver bullion, less the expenses of the Fund’s operations. Each Share represents a fractional undivided beneficial interest in the Fund’s net assets. The Fund’s assets consist principally of .999+ fine silver bars of various denominations from members of the current London Bullion Market Association (“LBMA”) Good Delivery List (“Physical Silver”) held on the Fund’s behalf at the vault premises of Texas Precious Metals LLC ("Texas Precious Metals" or the “Custodian”), also known as “Texas Precious Metals Depository.” The Fund intends to hold Physical Silver in the form of 10 ounce, 100 ounce and 1,000 ounce silver bars.

The Shares provide investors with the opportunity to access the silver market through a traditional brokerage account. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use silver by investing in the Shares than by purchasing, holding and trading silver directly. The Fund is one of several exchange-traded products that seek to track the price of silver. Certain other financial products may gain exposure to silver through the use of derivatives that may be subject to counterparty and credit risks. The Fund does not hold or employ derivatives. Silver also is not subject to borrowing arrangements with third parties. Accordingly, the Fund’s Physical Silver is not subject to counterparty or credit risks. The value of silver is reported on the Fund’s website daily. See “BUSINESS OF THE FUND - The Fund’s Guiding Principles.”

Shares are issued by the Fund only in blocks of 10,000 Shares called “Baskets” in exchange for Physical Silver from certain registered broker-dealers or other securities market participants (“Authorized Participants”). See “CREATION AND REDEMPTION OF SHARES BY AUTHORIZED PARTICIPANTS” for requirements to qualify as an Authorized Participant. Baskets may be redeemed by the Fund in exchange for the amount of Physical Silver corresponding to their redemption value. The Fund issues and redeems Baskets on an ongoing basis at net asset value to Authorized Participants who have entered into a contract (the “Authorized Participant Agreement”) with the Trust and the Sponsor.

Individual Shares will not be redeemed by the Fund but are listed and trade on the Nasdaq Stock Market (the “Exchange”) under the symbol “YSAG.” The minimum order for the issuance, or creation, or redemption of Shares is generally one Basket; however, the Sponsor may, at its discretion, temporarily change the minimum order for the issuance or redemption of Shares to be up to four Baskets for as long as may be determined by the Sponsor. The minimum creation order will be same as the minimum redemption order. To meet its objective for the Shares to reflect the performance of the price of silver bullion, less the expenses of the Fund’s operations, the Fund is committed to its guiding principles. See “BUSINESS OF THE FUND - The Fund’s Guiding Principles.”

The material terms of the Trust are discussed in greater detail under the section “THE TRUST AND THE FUND.” The Fund is not an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not required to register with the Securities and Exchange Commission (the “SEC”) thereunder. The Fund does not and will not hold or trade in commodities futures contracts regulated by the Commodity Exchange Act, as amended, (the “Commodity Exchange Act”) as administered by the Commodity Futures Trading Commission (the “CFTC”). The Fund is not a commodity pool for purposes of the Commodity Exchange Act and neither the Sponsor nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading advisor in connection with the Shares. The Trust has no fixed termination date.

The Sponsor

The Sponsor is a Delaware limited liability company. The Shares are neither interests in nor obligations of, and are not guaranteed by, the Sponsor, its member(s), or any of its affiliates.

The Sponsor arranged for the creation of the Trust and the Fund, the registration of the Shares for their public offering in the United States and the listing of the Shares on the Exchange. The Sponsor: (1) develops a marketing plan for the Fund on an ongoing basis; (2) prepares marketing materials regarding the Shares; (3) maintains the Fund’s website; (4) may provide instructions for assaying silver, and other instructions relating to the custody of Physical Silver, as necessary; and (5) may request U.S. Bancorp Fund Services, LLC, d/b/a U.S. Bank Global Fund Services (“USBGFS”), the Fund’s administrator (the “Administrator”), to order audits of the Custodian (to the extent permitted under the Custody Agreement). The Sponsor has agreed to pay all operating expenses out of the Sponsor’s Fee (except for interest charges on any borrowings, taxes, brokerage commissions and other expenses incurred in placing orders for the purchase and sale of instruments held by the Fund, accrued deferred tax liability, and any extraordinary fees and expenses of the Fund which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses).

The Sponsor’s officers, directors and employees, do not devote their time exclusively to the Trust. These persons are, or may in the future be, directors, officers or employees of other entities, which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities. The Sponsor believes that it has sufficient personnel, time, and working capital to discharge its responsibilities in a fair manner and that these persons’ conflicts should not impair their ability to provide services to the Trust. In addition, the Sponsor and Trustee may agree to amend the Trust Agreement or Sponsor Agreement, including to increase the Sponsor’s Fee, without shareholder consent. Any amendment will become effective on a date to be determined by the Sponsor in its sole discretion. The Sponsor shall determine the contents, manner and time of notice of any material Trust Agreement amendment. Such notice may be provided on the Trust’s website, prospectus supplement, post-effective amendment or through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports, in accordance with the Trust’s obligation under the Securities Exchange Act of 1934 (the “Exchange Act”). If an amendment to the Trust Agreement or Sponsor Agreement imposes new fees and charges or increases existing fees or charges, including the Sponsor’s Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial right of shareholders, it will become effective for outstanding Shares 30 days after notice of such amendment is given to registered owners. Shareholders that are not registered owners (which most shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the prospectus.

The Trustee

The Trustee, a national banking association, acts as the trustee of the Trust as required to create a Delaware statutory trust in accordance with the Trust Agreement and the Delaware Statutory Trust Act (the “DSTA”). See “THE TRUSTEE.” The duties of the Trustee are only as expressly provided in the Trust Agreement and no implied duties (including fiduciary duties) are imposed on the Trustee.

The Administrator

The Administrator is generally responsible for the day-to-day administration and operation of the Fund, including: (1) valuing the Fund’s Physical Silver and calculating the net asset value and net asset value per Share of the Fund; (2) supplying pricing information to the Sponsor for the Fund’s website; and (3) receiving and reviewing reports on the custody of and transactions in Physical Silver from the Custodian and taking such other actions in connection with the custody of Physical Silver as the Sponsor instructs. The general role and responsibilities of the Administrator are discussed in greater detail under the section “The Administrator.”

The Transfer Agent

Pursuant to the Transfer Agency and Service Agreement between the Trust and USBGFS, the Fund’s transfer agent (the “Transfer Agent”) (the “Transfer Agency and Service Agreement”), the Transfer Agent serves as the Fund’s transfer agent and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement. The Transfer Agent’s responsibilities include: (1) receiving and processing orders from Authorized Participants for the creation and redemption of Baskets; and (2) coordinating the processing of orders from Authorized Participants with the Marketing Agent, the Trust, the Custodian, U.S. Bank National Association (“US Bank”), the Fund’s cash custodian (the “Cash Custodian”) and The Depository Trust Company (“DTC”). See “THE TRANSFER AGENT.”

The Marketing Agent

PINE Distributors LLC is the Fund’s marketing agent (the “Marketing Agent”). The Marketing Agent’s responsibilities include: (1) working with the Transfer Agent to review and accept or reject orders placed by Authorized Participants with the Transfer Agent; (2) reviewing and approving all sales and marketing materials for compliance with applicable laws, and filing such materials with the Financial Industry Regulatory Authority (“FINRA”) as required by the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder, and (3) facilitating arrangements between the Sponsor, the Transfer Agent and broker-dealers for the purchase and redemption of Baskets. All such sales and marketing materials must be approved, in writing, by the Marketing Agent prior to use.

The Custodian

The Custodian is responsible for the safekeeping of the Fund’s Physical Silver and supplying inventory information to the Transfer Agent and the Sponsor. The Custodian also is responsible for facilitating the transfer of Physical Silver in and out of the Fund. The Custodian will deposit into the Fund’s account Physical Silver received from an Authorized Participant in exchange for Baskets.

Unless otherwise agreed between the Sponsor and the Custodian, the Fund’s Physical Silver must be held by the Custodian at its Shiner, Texas vault location (“TPMD Shiner”) or its Hempstead, New York vault location (“TPMD Hempstead”). The Custodian maintains vaulting facilities in multiple locations, including Shiner, Texas and Hempstead, New York, and has sole discretion and responsibility for the custody, safekeeping, and movement of the Fund’s Physical Silver among such facilities. In the ordinary course of business, and subject to operational, regulatory, security, and logistical considerations, the Custodian currently expects that the substantial majority of the Fund’s Physical Silver will be held at TPMD Shiner, the Custodian’s primary vaulting facility. However, to facilitate the timely settlement of creations and redemptions, including meeting T+1 delivery requirements and addressing transport latency between Texas and New York, the Custodian will also utilize TPMD Hempstead as a satellite facility. As a result, at any given time the Fund expects to hold a minority of its Physical Silver at TPMD Hempstead. At certain times, particularly during periods of heightened Fund volatility or increased speed or volume of creations and redemptions, the Fund may hold more than 25% of its Physical Silver at TPMD Hempstead. The Custodian may hold all or any portion of the Fund’s Physical Silver at any authorized vaulting location on a temporary or longer-term basis, including due to transportation constraints, insurance limitations, labor disruptions, or other operational, regulatory, security, logistical, or external factors beyond the Custodian’s reasonable control. No assurance can be given as to the percentage of the Fund’s Physical Silver that will be held at any specific vaulting location at any time. The Fund’s Physical Silver at both TPMD Shiner and TPMD Hempstead will be segregated and not be co-mingled with non-Fund metal and will instead be held in a different location in each vault.

The Custodian may provide instructions for assaying silver, and other instructions relating to the custody of Physical Silver, as necessary. The Fund’s Physical Silver holdings are subject to periodic audits and, under the Custody Agreement, the Custodian has agreed to permit Physical Silver auditors access to its premises during normal business hours to examine the Physical Silver held for the Fund and such records as they reasonably require. See “THE CUSTODIAN.”

Y’all Street is a trademark of Texas Precious Metals. Texas Precious Metals will provide branding and marketing support to the Sponsor, including, but not limited to, the issuance of press releases, preparation of website data content, engaging in promotional activities through social media outlets, and support in connection with phone calls, appearances, and written content relating to the marketing of the Fund. Y’all Street Asset Management, LLC, a wholly-owned subsidiary of Texas Precious Metals (together, “Texas Precious Metals”), has entered into an agreement with the Sponsor (the “Platform Agreement”), pursuant to which Texas Precious Metals has agreed to license the name Y’all Street and certain other trademarks for use for the Fund, as well as provide financial support for the operation of the Fund in exchange for a share of the profits realized by the Sponsor from operating the Fund. Please see the section titled “TEXAS PRECIOUS METALS,” below, for more information about the arrangements between the Sponsor and Texas Precious Metals.

The Cash Custodian

The Cash Custodian is the custodian of the cash held by the Fund and has entered into a Cash Custody Agreement in connection therewith.

Fund Objectives

The Fund’s objective is for the Shares to reflect the performance of the price of silver bullion less the expenses of the Fund’s operations. The price of silver bullion is determined using the “LBMA Silver Price,” which is the daily determination of the price of a Troy Ounce of silver at 12:00 PM London, England time and is performed by participants in a physically settled, electronic and tradable auction administered by the ICE Benchmark Administration Limited (“IBA”). The Fund is not actively managed. It does not engage in any activities designed to obtain a profit from, or to compensate investors for losses caused by, changes in the price of silver.

The Fund holds Physical Silver. The Fund receives Physical Silver deposited by Authorized Participants in exchange for the creation of Baskets and delivers Physical Silver to Authorized Participants in exchange for Baskets surrendered to it for redemption.

The Shares are intended to constitute a cost-efficient mechanism for investors to make an investment in silver. Although the Shares are not the exact equivalent of an investment in silver, they provide investors with an alternative that allows a level of participation in the silver market through the securities market. The Shares are:

●	Listed and trade on the Exchange like other exchange-traded securities under the symbol “YSAG;”

●	Easily accessible to investors through traditional brokerage accounts;

●	Backed by Physical Silver held by the Custodian;

●	Different from other financial products that gain exposure to silver in that other financial products may use derivatives to gain exposure to the price of silver;

●	Different from other exchange-traded products that hold physical silver in that all of the silver is held in vault locations within the United States;

●	Different from other exchange-traded products that hold physical silver in that none of the Fund’s assets will consist of unallocated silver in a pool held by the Custodian; and

●	Cost efficient because the expenses involved in an investment in silver are dispersed among all investors in the Shares.

Summary Risk Factors

An investment in the Fund involves significant risks and uncertainties described in the section below entitled “Risk Factors” and elsewhere in this Prospectus. Some of these risks include:

●	Fluctuations in the value of Shares based upon the price of Physical Silver held by the Fund, which could create the potential for losses, regardless of the period of time that Shares are held;

●	Substantial sales of silver by central banks, governmental agencies and multi-lateral institutions, which could adversely affect an investment in the Shares;

●	The fact that the Fund does not actively trade silver to take advantage of short-term market fluctuations in the price of silver;

●	The fact that each sale of Physical Silver by the Fund is a taxable event for investors;

●

The fact that any gain recognized by a U.S. investor who or that is an individual, estate or trust attributable to a sale or exchange of Shares held for more than one year, or attributable to the Fund’s sale of any Physical Silver that the investor is treated (through his, her or its ownership of Shares) as having held for more than one year, generally is subject to U.S. federal income tax at a maximum rate of 28% rather than the lower maximum rates applicable to most other long-term capital gains such an investor recognizes; and

●

The fact that potential discrepancies in the calculation of the LBMA Silver Price, as well as any future changes to the LBMA Silver Price, could impact the value of Physical Silver held by the Fund and could have an adverse effect on the value of an investment in the Shares.

Principal Offices

The principal office address and telephone number of both the Fund and the Sponsor is Three Main Street, Suite 215, Burlington, Vermont 05401 and (802) 540-0019. The Custodian is located at 50 CR 356, Shiner, Texas 77984.

Emerging Growth Company Status

The Trust is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), and is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations that are not otherwise applicable to the Trust. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Trust is choosing to “opt out” of such extended transition period, and as a result, will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in the net assets of the Fund.

Use of Proceeds

Proceeds received by the Fund from the issuance and sale of Baskets consist of Physical Silver deposits. Such Physical Silver deposits are held at the Custodian on behalf of the Fund until (1) distributed to Authorized Participants in connection with redemptions of Baskets or (2) sold to pay Fund expenses and liabilities not assumed by the Sponsor or any Cash Amounts. See “THE TRUST AND THE FUND – Fund Expenses.”

Exchange Symbol	“YSAG”

CUSIP	882664204

Creation and Redemption Authorized Participants

The Fund receives Physical Silver deposited with the Custodian only by Authorized Participants in exchange for the creation of “Baskets,” each equal to 10,000 Shares. The Fund delivers Physical Silver in exchange for Baskets surrendered to it for redemption by Authorized Participants. The Fund issues and redeems Baskets on a continuous basis only to Authorized Participants. Baskets are only issued or redeemed in exchange for an amount of Physical Silver determined by the Administrator on each day that the Exchange is open for regular trading, based on the combined net asset value of the Shares included in the Baskets being created or redeemed. No Shares are issued unless the Custodian confirms that the corresponding amount of Physical Silver has been transferred to the Fund. The minimum order for the issuance, or creation, or redemption of Shares is generally one Basket; however, the Sponsor may, at its discretion, temporarily change the minimum order for the issuance or redemption of Shares to be up to four Baskets for as long as may be determined by the Sponsor. The minimum creation order will be same as the minimum redemption order.

The initial amount of Physical Silver required for deposit with the Fund to create Shares for the period beginning with the formation of the Fund and ending on the first day of trading of the Shares on the Exchange will be 10,000 Troy Ounces of Physical Silver per Basket.

Fees are assessed in connection with the creation and redemption of Baskets by Authorized Participants. See “CREATION AND REDEMPTION OF SHARES BY AUTHORIZED PARTICIPANTS” for more details.

Net Asset Value

The net asset value of the Fund is the aggregate value of the Fund’s assets less its liabilities (which include estimated accrued but unpaid fees and expenses). In determining the net asset value of the Fund, the Administrator values the Physical Silver held by the Fund on the basis of the LBMA Silver Price. The Administrator determines the net asset value of the Fund on each day the Exchange is open for regular trading, as promptly as practicable after 4:00 PM EST. If the LBMA Silver Price has not been announced by 4:00 PM EST on a particular evaluation day, the next most recent LBMA Silver Price is used in the determination of the net asset value of the Fund, unless the Administrator, in consultation with the Sponsor, determines that such price is inappropriate to use as the basis for such determination. The Administrator also determines the net asset value per Share, which equals the net asset value of the Fund, divided by the number of outstanding Shares.

See “THE TRUST AND THE FUND– Valuation of Physical Silver and Computation of Net Asset Value.”

Fund Expenses

The Fund’s only ordinary recurring expense is expected to be the Sponsor’s Fee of 0.39% of the net asset value of the Fund. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the ordinary administrative and marketing expenses that the Fund is expected to incur.

The Sponsor’s Fee will accrue daily at an annualized rate of 0.39% of the average daily net asset value of the Fund, paid monthly in arrears. From time to time, the Sponsor may, with the consent of Texas Precious Metals, waive all or a portion of the Sponsor’s Fee. The Sponsor is under no obligation to continue a waiver after the end of a stated period, and, if such waiver is not continued, the Sponsor’s Fee will thereafter be paid in full. Presently, the Sponsor does not intend to waive any of its fees. See “THE TRUST AND THE FUND – Fund  Expenses.”

Tax Considerations	An investor will be treated, for U.S. federal tax purposes, as if it directly owns a pro rata share of the Fund’s assets and directly receives that share of any Fund income and incurs that share of the Fund’s expenses. Investors of the Fund will be subject to U.S. federal income tax on their allocable share of the Fund’s taxable income, whether or not they receive cash distributions. Consequently, the sale of Physical Silver by the Fund, including the sale of Physical Silver to generate cash to pay its fees and expenses or any Cash Amounts, will be a taxable event for investors. See “U.S. FEDERAL INCOME TAX CONSEQUENCES-Taxation of U.S. Investors” and “INVESTMENT BY RETIREMENT PLANS, IRAS AND OTHER PLANS”

Suspension of Issuance, Transfers, Redemptions and Taking Delivery	The Sponsor may suspend the delivery or registration of transfers of Shares, or may refuse a particular deposit or transfer at any time, if the Sponsor considers it advisable or necessary for any reason. Redemptions by Authorized Participants may and, at the direction of the Sponsor, shall, be generally suspended or particularly rejected by the Transfer Agent (1) during any period in which regular trading on the Exchange is suspended or restricted, or the Exchange is closed, or (2) during an emergency as a result of which delivery, disposal or evaluation of Physical Silver is not reasonably practicable. See “Creation and Redemption of Shares by Authorized Participants - Creation Procedures - Authorized Participants - Rejection of Purchase Orders” and “Creation and Redemption of Shares by Authorized Participants – Redemption Procedures – Authorized Participants – Suspension or Rejection of Redemption Orders.”

Termination Events	The Trust will terminate and liquidate if certain events occur. See “THE TRUST AND THE FUND – Termination of the Trust.”

Authorized Participants

Authorized Participants may create and redeem Baskets.

Each Authorized Participant must: (1) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions; (2) be a participant in DTC; (3) have entered into an Authorized Participant Agreement with the Trust and the Sponsor, and (4) have established (i) a silver account with the Custodian, (ii) a silver account with Loomis International US, LLC (“Loomis”), at its Hempstead, New York vault location (“Loomis Hempstead”), or (iii) another arrangement for the delivery of silver to Loomis Hempstead. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets. The Authorized Participant Agreement also includes procedures for the delivery of Physical Silver to the Fund in connection with creations and the delivery of Physical Silver to Authorized Participants in connection with redemptions. A list of the current Authorized Participants can be obtained from the Transfer Agent or the Sponsor.

Clearance and Settlement

The Shares are issued in book-entry form only. The Shares will be evidenced by one or more global certificates that the Transfer Agent will issue to DTC. Transactions in Shares clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

RISK FACTORS

Before making an investment decision, you should consider carefully the risks described below, as well as the other information included in this Prospectus.

RISKS RELATED TO SILVER

The Value of Your Shares is Directly Related to the Price of Silver

The value of your Shares fluctuates based upon the price of the Physical Silver held by the Fund. Fluctuations in the price of silver could materially adversely affect your investment in the Shares. This creates the potential for losses, regardless of the period of time that you hold the Shares.

The Shares are intended to track the performance of the price of silver. The value of the Shares relates directly to the value of the Physical Silver owned by the Fund. Therefore, the value of the Shares will fluctuate with the price of silver. The price of silver has fluctuated widely over the past several years. This exposes your investment in Shares to potential losses. Several factors may affect the price of silver and, as a result, the value of the Shares, including the following:

●

Global supply and demand, which is influenced by factors including: (1) forward selling by silver producers; (2) purchases made by silver producers to unwind silver hedge positions; (3) central bank purchases and sales; (4) production and cost levels in major silver-producing countries; and (5) new production projects;

●	Global or regional political, economic or financial events and situations, especially those unexpected in nature;
●	Investors’ expectations regarding future inflation rates;
●	Currency exchange rate volatility;
●	Investment and trading activities of hedge funds and commodity funds;
●	Interest rate volatility; and
●	Other economic variables such as income growth, economic output, and monetary policies.

If silver markets continue to be subject to sharp fluctuations, this may result in potential losses if investors need to sell Shares at a time when the price of silver is lower than it was when the investors made the investment. Even if the investors are able to hold Shares for the long-term, the investors may never experience a profit, since silver markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations.

Investors should be advised that there is no assurance that silver will maintain its long-term value in terms of U.S. dollar value in the future. In the event that the price of silver declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

There is No Guarantee that the High Trading Price of Silver is Sustained

The international silver market has experienced historically high trading prices in recent years. Because there can be no assurance that this historically high trading price of silver is sustained, there could be significant decreases in the value of net assets and the net asset value of the Fund.

Prices in the international silver market have reached historically high levels in recent years. However, the price of silver has also been volatile. For example, the annual return of silver ranged from -2.09% in 2022 to 144.82% in 2025. The volatility of silver has been higher than gold historically. The silver price volatility is illustrated in the table below. The price of silver going forward and, in turn, the future value of net assets of the Fund, may be dependent upon factors that include global silver supply and demand, investors’ inflation expectations, exchange rate volatility and interest rate volatility. An adverse development with regard to one or more of these, or other factors, may lead to a decrease in silver bullion currency trading prices. A decline in prices of silver would decrease the value of net assets and the net asset value of the Fund.

The Value of the Physical Silver Held by the Fund May be Affected by Discrepancies or Future Changes to the LBMA Silver Price

The LBMA Silver Price is determined once each business day (12:00 p.m. London time) by the participants in a physically settled, electronic and tradable auction administered by the IBA using a bidding process that determines the price of silver by matching buy and sell orders submitted by the participants for the applicable auction time. The net asset value of the Fund is determined each day the Shares’ principal market, the Exchange, is open for regular trading, using the LBMA Silver Price. If the LBMA Silver Price has not been announced by 4:00 PM New York time on a particular evaluation day, the next most recent LBMA Silver Price is used in the determination of the net asset value of the Fund. The Fund, the Sponsor, the Trustee and the Administrator do not participate in establishing the LBMA Silver Price. Other trusts backed by silver also use the LBMA Silver Price to determine their asset value. The LBMA Silver Price replaced the London Silver Fix on August 14, 2014 and has become a widely used benchmark for daily silver prices.

In the event that the LBMA Silver Price does not prove to be an accurate benchmark, and the LBMA Silver Price varies materially from the price determined by other mechanisms, the net asset value of the Fund and the value of an investment in the Shares could be adversely impacted. Any future developments in the benchmark, to the extent they have a material impact on the LBMA Silver Price, could adversely impact the net asset value of the Fund and the value of an investment in the Shares. Further, the calculation of the LBMA Silver Price is not an exact process. Rather it is based upon a procedure of matching orders from participants in the auction process and their customers to sell silver with orders from participants in the auction process and their customers to buy silver at particular prices. The LBMA Silver Price does not therefore purport to reflect each buyer or seller of silver in the market, nor does it purport to set a definitive price for silver at which all orders for sale or purchase will take place on that particular day or time. All orders placed into the auction process by the participants will be executed on the basis of the price determined pursuant to the LBMA Silver Price auction process (provided that orders may be cancelled, increased or decreased while the auction is in progress). It is possible that electronic failures or other unanticipated events may occur that could result in delays in the announcement of, or the inability of the system to produce, an LBMA Silver Price on any given date.

The Value of Physical Silver in the Fund Is Limited by the Price of Silver Set by the LBMA

Because Physical Silver in the Fund is valued using the price of silver set by the LBMA regardless of location and type of silver, the value of Physical Silver in the Fund is limited to the price of silver set by the LBMA multiplied by the 100% pure silver Troy Ounce (the “Fine Ounce”) content of the Physical Silver.

Physical Silver in the Fund is valued using the price of silver set by the LBMA regardless of location or type of silver. The price of silver commonly quoted by the LBMA refers to the price per Troy Ounce of a 1,000-ounce silver bar meeting the London Good Delivery Standards (an “LGD Silver Bar”) in London. “London Good Delivery Standards” are the specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of silver bars set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the LBMA. Any Physical Silver that is not an LGD Silver Bar located in London may obtain a bid price when offered for sale that deviates from the price of silver set by the LBMA. This deviation could be caused by a variety of factors including: (1) the costs associated with the extra fabrication, minting and packaging required for Physical Silver in smaller denominations than an LGD Silver Bar; (2) market demand from retail buyers for Physical Silver in denominations more manageable than an LGD Silver Bar; (3) differences in liquidity for different denominations of physical silver depending on market location; and (4) increased shipping and handling costs relative to value for physical silver in smaller denominations than an LGD Silver Bar. Nonetheless, the Fund values all Physical Silver at the price of silver set by the LBMA because it is the universally accepted reference price for silver. As a result, the value of Physical Silver in the Fund is limited to the price of silver set by the LBMA multiplied by the Fine Ounce content of the Physical Silver.

Governmental Actions May Affect the Price of Silver

Future governmental decisions may have significant impact on the price of silver, which may result in a significant decrease or increase in the value of the net assets and the net asset value of the Fund.

Generally, silver prices reflect the supply and demand of available silver. Governmental decisions, such as the executive order issued by the President of the United States in 1933 requiring all persons in the United States to deliver silver to the Federal Reserve or the abandonment of the silver standard by the United States in 1971, have been viewed as having significant impact on the supply and demand of silver and the price of silver. Future governmental decisions may have an impact on the price of silver, and may result in a significant decrease or increase in the value of the net assets and the net asset value of the Fund.

An Investment in the Fund may be More Volatile than an Investment in a Diversified Portfolio

Because the Fund invests only in Physical Silver, an investment in the Fund may be more volatile than an investment in a more broadly diversified portfolio.

The Fund invests only in Physical Silver. As a result, the Fund’s holding are not diversified. Accordingly, the Fund’s net asset value may be more volatile than another investment vehicle with a more broadly diversified portfolio and may fluctuate substantially over time. The price of silver can be volatile. Fluctuations in the price of silver are expected to have a direct impact on the value of the Shares.

Loss of or Damage to the Fund’s Physical Silver

Physical Silver owned by the Fund may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of the Fund’s Physical Silver could be lost, damaged or stolen. Access to the Fund’s Physical Silver could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Fund and, consequently, an investment in the Shares.

The Fund does not insure Physical Silver held by the Custodian. Consequently, if there is a loss of assets of the Fund through theft, destruction, fraud or otherwise, the Fund will need to rely on insurance carried by applicable third parties, if any, or on such third party’s ability to satisfy any claims against it. If the Fund’s Physical Silver is lost, damaged, stolen or destroyed under circumstances rendering a party liable to the Fund, the responsible party may not have the financial resources sufficient to satisfy the Fund’s claim. For example, as to a particular event of loss, the only source of recovery for the Fund might be limited to the Custodian or other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Fund. The Custodian maintains an all-risk coverage policy insured by the underwriters at Lloyd’s of London. The Custodian’s policy is subject to usual and customary exclusions, and losses could exceed those covered by such policy. Any loss of Physical Silver owned by the Fund, a claim for which is not fully satisfied, will result in a corresponding loss in net asset value, and it is reasonable to expect that such loss will also result in a decrease in the value at which the Shares are traded on the Exchange.

Recovery for Damage to the Fund’s Physical Silver May Be Limited

In the event the Fund’s Physical Silver is lost, damaged, stolen or destroyed, recovery may be limited to the market value of the Physical Silver at the time the loss is discovered, which may negatively affect the value of net assets of the Fund.

If there is a loss due to theft, loss, damage, destruction or fraud or otherwise with respect to the Fund’s Physical Silver held by the Custodian, and such loss is found to be the fault of the Custodian, the Fund may not be able to recover more than the market value of the Physical Silver at the time the loss is discovered. If the market value of the Physical Silver increases between the time the loss is discovered and the time the Fund receives payment for its loss and purchases Physical Silver to replace the losses, less Physical Silver will be acquired by the Fund and the value of the net assets of the Fund will be negatively affected.

RISKS RELATED TO THE SHARES

Sales of Silver in the Market Could Adversely Affect the Shares

Substantial sales of silver by central banks, governmental agencies and multi-lateral institutions could adversely affect an investment in the Shares.

Central banks, other governmental agencies and multi-lateral institutions buy, sell and hold silver as part of their reserve assets. This market sector holds a significant amount of silver, some of which is static, meaning that it is held in vaults and is not bought, sold, leased or swapped or otherwise available in the open market. In the event that future economic, political or social conditions or pressures require members of this sector to liquidate their silver assets all at once or in an uncoordinated manner, the demand for silver may not be sufficient to accommodate the sudden increase in the supply of silver to the market. Consequently, the price of silver may decline which may adversely affect an investment in the Shares.

The Shares May Trade at a Discount or a Premium

The Fund’s Shares may trade at net asset value or at a price that is above or below net asset value. Any discount or premium in the trading price relative to the net asset value per share may widen as a result of the different trading hours of the Exchange and other exchanges.

The Fund’s Shares may trade at, above or below the net asset value per Share. The net asset value per Share will fluctuate with changes in the market value of Physical Silver owned by the Fund. The trading price of the Shares will fluctuate with changes in the net asset value per Share as well as market supply and demand. The amount of the discount or premium in the trading price relative to the net asset value per Share may be influenced by non-concurrent trading hours between the Exchange and major silver markets. While the Shares will trade on the Exchange until 4:00 PM EST, liquidity in the market for silver may be reduced after the close of the major world silver markets. As a result, during this time, trading spreads and the resulting discount or premium on the Shares may widen.

There May Not be an Active Trading Market for the Shares

The lack of an active trading market or a halt in trading of the Shares may result in losses on investment at the time of disposition of the Shares.

Although Shares are listed for trading on the Exchange, there can be no assurance that an active trading market for the Shares will develop or be maintained. If an active public market for the Shares does not develop or continue, the market prices and liquidity of the Shares may be adversely affected. If an investor needs to sell Shares at a time when no active market for Shares exists, or there is a halt in trading of securities generally or of the Shares, this will most likely adversely affect the price the investor receives for the Shares (assuming the investor is able to sell them).

The Fund is Not Actively Managed

The Fund does not actively trade silver to take advantage of short-term market fluctuations in the price of silver. An investment in the Fund will yield long-term gains only if the value of silver increases over time.

The Fund does not actively manage the Physical Silver it holds. This means that the Fund does not sell silver at times when its price is high or acquire silver at low prices in the expectation of future price increases. It also means that the Fund does not make use of any of the hedging techniques available to professional silver investors to attempt to reduce the risks of losses resulting from price decreases. Any losses sustained by the Fund will adversely affect the value of your Shares.

The Fund May Suspend Redemptions of Baskets by Authorized Participants Which Could Affect the Market Price of the Shares

There may be situations where the Fund suspends redemptions of Baskets by Authorized Participants. To the extent the value of silver declines, these delays may result in a decrease in the value of the Physical Silver received upon redemption by an Authorized Participant, as well as a reduction in liquidity for all investors in the secondary market.

Although Shares are redeemable by Authorized Participants in exchange for the underlying amount of Physical Silver, redemptions by Authorized Participants may be suspended during any period while regular trading on the Exchange is suspended or restricted, or in which an emergency exists that makes it reasonably impracticable to deliver, dispose of, or evaluate Physical Silver. If any of these events occurs at the time of a redemption by an Authorized Participant, and the price of silver decreases before the redemption occurs, an Authorized Participant will sustain a loss with respect to the amount that it would have been able to obtain in exchange for the Physical Silver received from the Fund upon the redemption of its Shares, had the redemption taken place when it was originally intended to occur. As a consequence, Authorized Participants may reduce their trading in Shares during periods of suspension, decreasing the number of potential buyers of Shares in the secondary market and the price an investor may receive upon sale.

The Withdrawal of an Authorized Participant and Substantial Redemptions by Authorized Participants May affect the Liquidity of the Shares

The liquidity of the Shares also may be affected by substantial redemptions by Authorized Participants related to or independent of the withdrawal from participation of Authorized Participants.

In the event that there are substantial redemptions of Shares or one or more Authorized Participants with a substantial interest in the Shares withdraws from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on investment.

Concerns about the LBMA Silver Price May Impact the Price of Shares

If concerns about the integrity or reliability of the LBMA Silver Price arise, even if eventually shown to be without merit, such concerns could adversely affect investor interest in silver and therefore adversely affect the price of silver and the value of an investment in the Shares.

Because the net asset value of the Fund is determined using the LBMA Silver Price, discrepancies in, or manipulation of the calculation of the LBMA Silver Price could have an adverse impact on the value of an investment in the Shares. Furthermore, any concern about the integrity or reliability of the pricing mechanism could disrupt trading in silver and products using the LBMA Silver Price, such as the Shares. In addition, these concerns could potentially lead to changes in the manner in which the LBMA Silver Price is calculated and/or the discontinuance of the LBMA Silver Price altogether. Each of these factors could lead to less liquidity or greater price volatility for silver and products using the LBMA Silver Price, such as the Shares, or otherwise could have an adverse impact on the trading price of the Shares.

Competition From Other Methods of Investing in Silver

An investment in the Shares may be adversely affected by competition from other methods of investing in silver.

The Fund competes with other financial vehicles, including traditional debt and equity securities issued by companies in the silver industry and other securities backed by or linked to silver, direct investments in silver and investment vehicles similar to the Fund. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in silver directly, which could limit the market for and reduce the liquidity of the Shares.

Other Investment Vehicles May Cause a Decline in the Price of Silver

The price of silver may be affected by the sale of Exchange Traded Vehicles (“ETVs”) tracking silver markets, which could negatively affect silver prices and the price and net asset value of the Shares.

To the extent existing exchange traded funds (“ETFs”) or other ETVs tracking silver markets represent a significant proportion of demand for silver, large redemptions of the securities of these ETFs or other ETVs could negatively affect silver prices and the price and net asset value of the Shares.

Financial Crises May Result in a Decline in the Price of Silver

Crises may motivate large-scale sales of silver which could decrease the price of silver and adversely affect an investment in the Shares.

The possibility of large-scale distress sales of silver in times of crisis may have a short-term negative impact on the price of silver and adversely affect an investment in the Shares. For example, the 2008 financial credit crisis resulted in significantly depressed prices of silver largely due to forced sales and deleveraging from institutional investors such as hedge funds and pension funds. Crises in the future may impair silver’s price performance which would, in turn, adversely affect an investment in the Shares.

Factors that May Cause a Decline in the Price of Silver

Several factors may have the effect of causing a decline in the price of silver and a corresponding decline in the price of Shares, including:

●

A significant increase in silver hedging activity by silver producers. Should there be an increase in the level of hedge activity of silver producing companies, it could cause a decline in world silver prices, adversely affecting the price of the Shares;

●

A significant change in the attitude of speculators and investors towards silver. Should the speculative community take a negative view towards silver, it could cause a decline in world silver prices, negatively impacting the price of the Shares;

●

A widening of interest rate differentials between the cost of money and the cost of silver could negatively affect the price of silver which, in turn, could negatively affect the price of the Shares; and

●

A combination of rising money interest rates and a continuation of the current low cost of borrowing silver could improve the economics of selling silver forward. This could result in an increase in hedging by silver mining companies and short selling by speculative interests, which would negatively affect the price of silver. Under such circumstances, the price of the Shares would be similarly affected.

The Sale of Physical Silver by the Fund May Cause a Decline in the Value of the Shares

The amount of Physical Silver represented by the Shares will continue to be reduced during the life of the Fund due to the sales of Physical Silver necessary to pay the Fund’s expenses irrespective of whether the trading price of the Shares rises or falls in response to changes in the price of silver.

Each outstanding Share represents a fractional, undivided interest in the Physical Silver held by the Fund. The Fund does not generate any income and regularly sells Physical Silver to pay for its ongoing expenses. Therefore, the amount of Physical Silver represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional deposits of Physical Silver into the Fund, as the amount of Physical Silver required to create Shares proportionately reflects the amount of Physical Silver represented by the Shares outstanding at the time of creation. Assuming a constant silver price, the trading price of the Shares is expected to gradually decline relative to the price of silver as the amount of Physical Silver represented by the Shares gradually declines.

Investors should be aware that the gradual decline in the amount of Physical Silver represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of silver.

The Fund’s Physical Silver May be Sold At Times of Low Silver Prices

The sale of the Fund’s Physical Silver to pay expenses at a time of low silver prices could adversely affect the value of the Shares.

Silver held by the Fund may be sold by the Fund to pay Fund expenses on an as-needed basis irrespective of then-current silver prices. The Fund is not actively managed, and no attempt will be made to buy or sell silver to protect against or to take advantage of fluctuations in the price of silver. Consequently, the Fund’s Physical Silver may be sold at a time when the silver price is low, resulting in a negative effect on the value of the Shares.

Operational Problems May Cause a Decline in the Trading Price of the Shares

The value of the Shares could decline if unanticipated operational or trading problems arise.

There may be unanticipated problems or issues with respect to the mechanics of the Fund’s operations and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

The Creation and Redemption Process May Result in a Decline in the Price of Shares

If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions intended to keep the price of the Shares closely linked to the price of silver may not exist and, as a result, the price of the Shares may fall.

If the processes of the creation and redemption of Shares by Authorized Participants (which depend on timely transfers of Physical Silver to and by the Custodian) encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying silver may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of silver and may fall.

Limited Investor Rights

As an investor, you will not have the rights normally associated with ownership of Shares of other types of investment vehicles. For example, you will have extremely limited voting rights in comparison to those of shareholders in traditional operating companies.

The Trust is a passive investment vehicle with no management, no board of directors and no audit committee. Thus, the Shares are not entitled to the same rights as Shares issued by a corporation operating a business enterprise with management and a board of directors. By acquiring Shares, you are not acquiring the right to elect directors, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of Shares, such as the right to bring “oppression” or “derivative” actions. You will only have the extremely limited rights described under “Description of the Shares.”

Absence of 1940 Act and Commodity Exchange Act Protections

Investors will not have the protections normally associated with ownership of Shares in an investment company registered under the 1940 Act or the protections afforded by the Commodity Exchange Act.

The Fund is not registered as an investment company under the 1940 Act and is not required to register thereunder. Consequently, investors do not have the regulatory protections provided to investors in investment companies. The Fund will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act, as administered by the CFTC. Furthermore, the Fund is not a commodity pool for purposes of the Commodity Exchange Act, and the Sponsor is not subject to regulation by the CFTC as a commodity pool operator, or a commodity trading advisor, in connection with the Shares. Therefore, investors will not have the regulatory protections provided to investors in instruments or commodity pools regulated by the Commodity Exchange Act.

Termination and Liquidation May Be Required

The Fund may be required to terminate and liquidate at a time that is disadvantageous to investors.

If the Fund is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to investors, such as when silver prices are lower than the silver prices at the time when investors purchased their Shares. In such a case, the Fund’s Physical Silver may be sold as part of the Fund’s liquidation and the resulting proceeds distributed to investors is less than if silver prices were higher at the time of the sale.

RISKS RELATED TO THE CUSTODY OF SILVER

The Fund’s Ability to Recover Losses from the Custodian is Limited

The limited liability of the Custodian under the agreement with the Trust and the Sponsor may impair the ability of the Fund to recover losses concerning its Physical Silver and any recovery may be limited, even in the event of fraud, to the market value of the Physical Silver at the time the fraud is discovered.

The liability of the Custodian is limited under the Custody Agreement. Under the agreements between the Trust, the Sponsor and the Custodian that establish the Custody Account, the Custodian is liable only for losses that are the direct result of its own negligence, fraud or willful default in the performance of its duties. Any such liability is further limited to the market value of the Physical Silver held in the Custody Account at the time such negligence, fraud or willful default is discovered by the Custodian or notified to the Custodian. In addition, under an account agreement between the Authorized Participant and the Custodian (the “Authorized Participant Custody Agreement”), the Custodian may not be contractually or otherwise liable for any losses suffered by any Authorized Participant or investor. Moreover, the terms of the Authorized Participant Custody Agreement may have other terms that may limit the recovery of the Authorized Participant’s losses from the Custodian.

Investors Do Not Have the Right to Assert a Claim Against the Custodian

Investors and Authorized Participants lack the right under the Custody Agreement to assert claims directly against the Custodian, which significantly limits their options for recourse.

Neither the investors nor any Authorized Participant will have a right under the Custody Agreement to assert a claim of the Sponsor against the Custodian. Claims under the Custody Agreement may only be asserted by the Sponsor on behalf of the Fund.

A Failure by the Custodian to Exercise Due Care with Respect to Physical Silver Could Result in a Loss to the Fund

The Fund will rely on the Custodian for the safekeeping of essentially all of the Fund’s Physical Silver. As a result, failure by the Custodian to exercise due care in the safekeeping of the Fund’s Physical Silver could result in a loss to the Fund.

The Fund is reliant on the Custodian for the safekeeping of essentially all of the Fund’s Physical Silver. The Fund is not liable for the acts or omissions of the Custodian. The Fund has no obligation to monitor the activities of the Custodian other than to receive and review reports prepared by the Custodian pursuant to the Custody Agreement. In addition, the ability to monitor the performance of the Custodian may be limited because under the Custody Agreement the Sponsor and any accountants or other inspectors selected by the Sponsor have only limited rights to visit the premises of the Custodian for the purpose of examining the Fund’s Physical Silver and certain related records maintained by the Custodian. As a result of the above, any failure by the Custodian to exercise due care in the safekeeping of the Fund’s Physical Silver may not be detectable or controllable by the Fund and could result in a loss to the Fund.

The Fund May Deem Physical Silver Delivered and Issue Shares Before Receiving Such Physical Silver, Which Could Result in Losses If the Physical Silver is Lost or Damaged in Transit.

In connection with the creation of Baskets, the Fund may treat Physical Silver as delivered, and issue Shares, based on the Authorized Participant's representations before the Custodian has taken physical possession of such Physical Silver; as a result, any loss, theft, or damage to the Physical Silver while in transit could result in a loss to the Fund.

In connection with the creation of Baskets, the Fund may deem Physical Silver to be delivered by an Authorized Participant prior to the Custodian taking physical possession of such Physical Silver. The Fund will treat Physical Silver as delivered, and issue Shares to the Authorized Participant, upon receipt and acceptance of a list from the Authorized Participant identifying the Physical Silver bars to be transferred to the Fund’s Custody Account, even if such Physical Silver remains in transit and has not yet been received by the Custodian.

As a result, the Fund is exposed to the risk that such Physical Silver may be lost, stolen, damaged or destroyed while in transit due to events such as theft, natural disasters, accidents or other unforeseen circumstances, whether such transfer occurs within a single facility or between facilities. If any such event occurs after the Fund has deemed the Physical Silver delivered and issued Shares in exchange therefore, the Fund may bear the risk of loss with respect to such Physical Silver.

Although Physical Silver may be transferred within the same vault facility or, in certain cases, shipped between facilities using reputable carriers, and may be insured, there can be no assurance that any insurance will be sufficient to cover the full value of the Physical Silver or that claims will be paid in a timely manner. Any loss of, or delay in receiving, Physical Silver that has been deemed delivered could result in the Fund holding fewer assets than reflected in its NAV, disrupt the creation and redemption process and have a material adverse effect on the Fund's operations, NAV and the value of the Shares.

Authorized Participants May Fail to Deliver Physical Silver and/or any Cash Amounts As Represented, Which Could Result in Losses To The Fund.

The Fund relies on Authorized Participants in connection with the creation of Baskets and may issue Shares based on their representations; if an Authorized Participant fails to deliver the required Physical Silver and/or any Cash Amount, the Fund could suffer a loss.

The Fund relies on Authorized Participants to deliver Physical Silver and/or any Cash Amounts in connection with the creation of Baskets. The Fund will issue Shares to Authorized Participants upon receipt and acceptance of a list from Authorized Participants identifying the Physical Silver bars to be transferred to the Fund's Custody Account and the Cash Amount, if any, to be paid to the Fund. If an Authorized Participant were to fail to deliver the specified Physical Silver and/or any Cash Amount, deliver Physical Silver that does not meet applicable specifications or otherwise act in a way that is fraudulent, deceptive or inconsistent with its obligations, the Fund could suffer a loss.

In addition, an Authorized Participant may fail to deliver Physical Silver and/or any Cash Amount as expected due to insolvency, bankruptcy, operational failures, liquidity constraints, settlement errors or other financial or operational difficulties. In such circumstances, the Fund may have limited remedies, and any contractual rights or indemnities may be insufficient or difficult to enforce, particularly in the case of an Authorized Participant's insolvency or bankruptcy.

If the Fund issues Shares in reliance on an Authorized Participant's representations and the corresponding Physical Silver and/or any Cash Amount is not delivered in full, the Fund may experience a shortfall in Physical Silver and/or cash holdings, which could result in the Fund holding fewer assets than reflected in its NAV. This could adversely affect the Fund's operations, disrupt the creation and redemption process, and have a material adverse effect on the Fund's NAV and the value of the Shares.

Baskets May Be Issued for More or Less Physical Silver than Required

In issuing Baskets, the Transfer Agent will rely on certain information received from the Custodian which is subject to confirmation after the Transfer Agent has relied on the information. If such information turns out to be incorrect, Baskets may be issued in exchange for an amount of Physical Silver that is more or less than the amount of Physical Silver required to be deposited with the Fund.

The Custodian’s definitive records are prepared after the close of its business day. However, when issuing Baskets, the Transfer Agent will rely on information reporting the amount of Physical Silver credited to the Fund’s accounts that it receives from the Custodian during the business day and which is subject to correction during the preparation of the Custodian’s definitive records after the close of business. If the information relied upon by the Transfer Agent is incorrect, the amount of Physical Silver actually received by the Fund may be more or less than the amount required to be deposited for the issuance of Baskets.

Any Indemnification that the Fund is Required to Pay May Adversely Affect the Value of the Shares

The value of the Shares are adversely affected if the Fund is required to indemnify the Sponsor, the Trustee or the Custodian as contemplated in the Trust Agreement and the Custody Agreement.

Under the Trust Agreement, each of the Sponsor and the Trustee has a right to be indemnified from the Fund for any liability or expense it incurs without gross negligence, bad faith or willful misconduct on its part. Similarly, the Custody Agreement provides for indemnification of the Custodian by the Fund under certain circumstances. That means that it may be necessary to sell assets of the Fund to cover losses or liability suffered by the Sponsor, the Trustee or the Custodian. Any sale of that kind would reduce the net asset value of the Fund and the value of the Shares.

Custodian Is Not Subject to Specific Governmental Regulatory Supervision

The silver custody operations of the Custodian are not subject to specific governmental regulatory supervision.

The Custodian is responsible for the safekeeping of the Fund’s Physical Silver. Accordingly, the Fund is dependent on the Custodian to comply with the best practices of the LBMA and to implement satisfactory internal controls for its silver custody operations in order to keep the Fund’s Physical Silver secure.

GENERAL RISK

The Fund’s Service Providers May Not Carry Adequate Insurance

The Trustee, the Cash Custodian, the Transfer Agent, the Marketing Agent, the Sponsor, the Authorized Participants, the Exchange, and the Fund’s other service providers and counterparties (the “Service Providers”) engaged by the Fund may not carry adequate insurance to cover claims against them by the Fund, which could adversely affect the value of net assets of the Fund.

The Trustee, Transfer Agent, Cash Custodian, Administrator, Marketing Agent and other Service Providers engaged by the Fund maintain such insurance as they deem adequate with respect to their respective businesses. Investors cannot be assured that any of the aforementioned parties will maintain any insurance with respect to the Fund’s assets held or the services that such parties provide to the Fund and, if they maintain insurance, that such insurance is sufficient to satisfy any losses incurred by them in respect of their relationship with the Fund.

The Sponsor And Its Management Have Limited History Of Operating Investment Vehicles Like The Fund

The past performances of the Sponsor’s management in other investment vehicles are no indication of their ability to manage an investment vehicle such as the Fund. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Fund, the operations of the Fund may be adversely affected.

Furthermore, the Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Sponsor or its reputation, it could have an adverse impact on the Sponsor’s ability to continue to serve as Sponsor for the Fund.

Accordingly, the Fund will have to rely on the efforts of the service provider to recover from their insurer compensation for any losses incurred by the Fund in connection with such arrangements.

Uncertainty Regarding the Effects of the Russia-Ukraine and Middle East Conflicts

The Fund as well as the Sponsor and its service providers are vulnerable to the effects of geopolitical events, including the conflict in the Middle East, the continuation of the war in Ukraine and other hostilities.

Geopolitical events, including the conflict in the Middle East, the continuation of the war in Ukraine and other hostilities could disrupt and potentially impact the business activities of the Sponsor and its service providers and have an adverse effect on the Fund.

On October 7, 2023, militants from Gaza attacked Israeli towns, killed Israeli civilians and soldiers and took hostages. In response to the attack, Israel declared war against Hamas, attacking Hamas and Islamic targets in Gaza. The conflict escalated, and Israel is fighting adversaries across the Middle East, including Hezbollah in Lebanon and the Houthis in Yemen and Iran. On October 9, 2025, Israel, Hamas, the United States and other countries in the region agreed to a framework for a ceasefire in Gaza between Israel and Hamas, however there have been subsequent claims of breaches on both sides. The responses of countries and political bodies to these events, the larger overarching tensions and the potential for wider conflict may increase financial market volatility generally, have adverse effects on regional and global economic markets, and cause volatility in the price of silver and the price of the Shares. In addition, the conflict, along with any global political fallout and implications including sanctions, collateral war damage, and a potential expansion of the conflict, could disturb the silver market.

In late February 2022, Russia launched an invasion of Ukraine, significantly amplifying already existing geopolitical tensions among Russia and other countries in the region and in the west. On March 7, 2022, in response to the Russian hostilities in the Ukraine, LBMA suspended six Russian refiners; as a result, new production by such refiners were no longer being accepted as “Good Delivery” by the LBMA. The bars these refiners previously produced will still be considered Good Delivery, consistent with past suspensions of refiners by the LBMA. However, fewer suppliers to the LBMA may lead to a lower supply of Good Delivery silver and further volatility in the price of silver.

Following an announcement at the G7 Summit to collectively ban the import of Russian silver, the United Kingdom (“UK”) passed regulations which prohibit the direct or indirect (i) import of silver that originated in Russia, (ii) acquisition of silver that originated in Russia or is located in Russia and (iii) supply or delivery of silver that originated in Russia, all after July 21, 2022. Similarly, U.S. regulations prohibit the import of silver of Russian origin into the United States on or after June 28, 2022 and European Union regulations prohibit the direct or indirect import, purchase or transfer of silver if it originates in Russia and has been exported from Russia after July 22, 2022. On August 3, 2022, Switzerland announced sanctions that ban buying, importing or transporting silver and silver products from Russia, as well as services in connection with said silver and silver products. Although it is not possible to predict the impact that these sanctions may have, such sanctions could impact the operations of the Fund and its service providers and could significantly harm the value of the Fund’s Shares.

The responses of countries and political bodies to Russia’s actions, the larger overarching tensions, and Ukraine’s military response and the potential for wider conflict may increase financial market volatility generally, have adverse effects on regional and global economic markets, and cause volatility in the price of silver and the price of the Shares. In addition, the conflict in Ukraine, along with global political fallout and implications including sanctions, collateral war damage, and a potential expansion of the conflict beyond Ukraine’s borders, could disturb the silver market.

Information System Disruptions Could Adversely Affect the Fund’s Record Keeping and Operations

The Fund relies on the information and technology systems of the Service Providers, each of which could be directly or indirectly adversely affected by information systems interruptions, cybersecurity attacks or other disruptions, which in turn could have a material adverse effect on the Fund.

The Fund and the Service Providers are susceptible to operational, information security and related cybersecurity risks both directly and through their own service providers. Cyber incidents can result from deliberate attacks or unintentional events. They include, but are not limited to, gaining unauthorized access to systems, corrupting or destroying data, and causing operational disruption. Geopolitical tensions may increase the scale and sophistication of deliberate attacks, particularly those from nation-states or from entities with nation-state backing.

Cybersecurity incidents may cause disruptions and impact business operations. They may result in any of the following: financial losses (including loss or theft of Fund assets), interference with the Fund’s ability to calculate its net asset value, disclosure of confidential information, impediments to trading, submission of erroneous trades or erroneous creation or redemption orders, the inability of the Fund or the Service Providers to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and other legal and compliance costs. In addition, cyber incidents may render records of Fund assets and transactions, shareholder ownership of the Shares, and other data integral to the functioning of the Fund inaccessible, inaccurate or incomplete. The Fund may incur substantial costs in order to resolve or prevent cyber incidents.

Conflicts of Interest May Exist

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Fund.

Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Fund and its shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Fund and its shareholders. As an example, the Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Fund.

The Fund has not requested a ruling from the Internal Revenue Service (“IRS”) regarding the tax treatment of the Fund.

Neither Sponsor nor Trustee has requested a ruling from the IRS regarding the tax status of the Fund. If the IRS were to determine (and be sustained in that determination) that the Fund is not a “grantor trust” for U.S. federal income tax purposes, the Fund could be subject to more complex and costly tax reporting requirements that could reduce the amount of cash available for distribution to shareholders. Specifically, if the Fund were not treated as a grantor trust for U.S. federal income tax purposes, the Fund should be treated as a partnership for such purposes. As a partnership, the Fund’s tax reporting requirements would be more complex and costly to implement and maintain, and its distributions to shareholders could be reduced as a result.

Shareholders could incur a tax liability without an associated distribution of the Fund.

In the normal course of operations it is possible that the Fund could incur a taxable gain in connection with the sale of Physical Silver that is otherwise not associated with a distribution. The Fund expects to sell Physical Silver to facilitate the creation and redemption of Baskets and to pay expenses. The Fund expects to periodically sell Physical Silver to maintain a portion of its assets in cash, in accordance with procedures adopted by the Sponsor, for use in connection with creation and redemption transactions, as described below under “CREATION AND REDEMPTION OF SHARES – Delivery of Required Deposit.” In the event that this occurs, shareholders may be subject to tax due to the grantor trust status of the Fund even though there is not a corresponding distribution from the Fund.

Exclusive  Jurisdiction and Jury Trial Waiver Provisions May Limit Shareholders' Legal Remedies

The exclusive jurisdiction for certain types of actions and proceedings and waiver of trial by jury clauses set forth in the Trust Agreement may have the effect of limiting a shareholder’s rights to bring legal action against the Trust and could limit a shareholder’s ability to obtain a favorable judicial forum for disputes with the Trust.

The Trust Agreement provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the exclusive jurisdiction for any claims, suits, actions or proceedings arising under the Trust Agreement. However, pursuant to the Trust Agreement, this shall not apply to causes of actions for violations of U.S. federal or state securities laws. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

By purchasing the Shares, shareholders waive certain claims that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware is an inconvenient venue or is otherwise inappropriate. As such, shareholders could be required to litigate a matter relating to the Trust in a Delaware court, even if that court may otherwise be inconvenient for the shareholder.

The Trust Agreement also waives the right to trial by jury in any such claim, suit, action or proceeding arising under the Trust Agreement, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the waiver of the right to trial by jury provision of the Trust Agreement. If a lawsuit is brought against the Trust, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action. By purchasing the Shares, shareholders waive a right to a trial by jury which may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Trust.

USE OF PROCEEDS

Proceeds received by the Fund from the issuance and sale of Baskets consist of Physical Silver deposits. Such Physical Silver deposits are held by the Custodian on behalf of the Fund until (1) distributed to Authorized Participants in connection with redemptions of Baskets or (2) sold to pay Fund expenses and liabilities not assumed by the Sponsor or Cash Amounts. See “THE TRUST AND THE FUND – Fund Expenses.”

THE SILVER INDUSTRY

Overview of the Silver Industry

This section provides a brief introduction to the silver industry by looking at some of the key participants, detailing the primary sources of demand and supply and outlining the role of the “official” sector (i.e., central banks) in the market.

Market Participants

The participants in the world silver market may be classified in the following sectors: the mining and producer sector, the banking sector, the official sector, the investment sector, and the manufacturing sector. A brief description of each follows.

Mining and Producer Sector

This group includes mining companies that specialize in silver and silver production, mining companies that produce silver as a by-product of other production (such as lead, zinc, copper or gold production), scrap merchants and recyclers. According to The Silver Institute’s World Silver Survey 2025, the top 20 producing countries are set forth in the table below.

(in millions of ounces)	2023	2024	Y/Y
Mexico	181.9	185.7	2%
China	111.6	110.1	-1%
Peru	108.9	108.0	-1%
Bolivia	43.2	47.8	11%
Chile	52.0	43.2	-17%
Poland	42.5	42.5	0%
Russia	38.3	41.0	7%
Australia	32.7	38.8	19%
United States	33.1	36.2	10%
Argentina	26.0	24.9	-4%
India	23.8	22.5	-5%
Kazakhstan	16.4	16.1	-2%
Sweden	12.6	11.6	-8%
Indonesia	10.9	11.5	5%
Canada	7.1	9.5	33%
Morocco	8.9	8.6	-4%
Uzbekistan	7.1	7.8	9%
Papua New Guinea	4.3	4.2	-3%
Spain	3.7	3.5	-5%
Portugal	3.4	3.5	3%
Others	44.4	42.8	-4%
Total	812.7	819.7	1%

Source: The Silver Institute - World Silver Survey 2025 (Metals Focus)

Banking Sector

Bullion banks provide a variety of services to the silver market and its participants, thereby facilitating interactions between other parties. Services provided by the bullion banking community include traditional banking products as well as mine financing, physical silver purchases and sales, hedging and risk management, inventory management for industrial users and consumers and silver leasing.

The Official Sector

Unlike gold, there are no official statistics published by the International Monetary Fund, Bank of International Settlements, or national banks on silver holdings by national governments. The main reason for this is that silver is generally not recognized as a reserve asset. Consequently, there are very limited silver stocks held by governments. According to The Silver Institute World Silver Survey 2025, the identifiable silver bullion inventories are as set forth in the table below.

(in millions of ounces)	2022	2023	2024	Y/Y
London Vaults	840.9	856.2	827.5	-3%
Commodities Exchange Inc. (“COMEX”)	229.0	277.9	318.6	15%
Shanghai Gold Exchange (“SGE”)	69.0	46.5	40.5	-13%
Shanghai Futures Exchange (“SHFE”)	69.2	38.2	43.9	15%
Other	7.4	4.1	8.6	109%
Total	1,285.5	1,222.9	1,239.2	1%

*Year-end; Source: The Silver Institute - World Silver Survey 2025 (Metals Focus, LBMA, CME, SGE, SHFE, MCX & OSE)

The Investment Sector

This sector includes the investment and trading activities of both professional and private investors and speculators. These participants range from large hedge and mutual funds to day-traders on futures exchanges, and retail-level coin collectors.

The Manufacturing Sector

The fabrication and manufacturing sector represents all the commercial and industrial users of silver. Industrial applications comprise the largest use of silver. The jewelry and silverware sector is the second largest, followed by the photographic industry (although the latter has been declining over a number of years as a result of the spread of digital photography).

World Silver Supply and Demand 2016-2025

The following table sets forth a summary of the world silver supply and demand for the period from 2016 to 2025:

											Year on Year
(in millions of ounces)	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025F*	2024	2025F*
Supply
Mine Production	899.8	863.6	850.6	837.2	783.4	829.0	836.7	830.5	819.7	835.0	1%	2%
Recycling	145.7	147.2	148.7	148.2	164.3	173.7	176.9	178.6	193.9	193.2	6%	-0.4%
Net Hedging Supply	—	—	—	13.9	8.5	—	—	—	—	0.9	na	na
Net Official Sector Sales	1.1	1.0	1.2	1.0	1.2	1.5	1.7	1.6	1.5	1.5	-9%	4%
Total Supply	1,046.5	1,011.8	1,000.5	1,000.3	957.4	1,004.3	1,015.4	1,010.7	1,015.1	1,030.6	2%	2%

Demand
Industrial	489.5	526.4	524.2	523.5	509.7	561.3	588.3	654.4	680.5	677.4	4%	-0.5%
Electrical & Electronics	308.9	339.7	331.0	327.3	322.0	351.2	371.3	445.1	460.5	465.6	4%	1%
...of which photovoltaics	81.6	99.3	87.0	74.9	82.8	88.9	118.1	193.5	197.6	195.7	3%	-1%
Brazing Alloys & Solders	49.1	50.9	52.0	52.4	47.5	50.5	49.2	50.2	51.6	52.9	3%	3%
Other Industrials	131.5	135.8	141.2	143.8	140.2	159.6	167.8	159.0	168.4	158.9	4%	-6%
Photography	34.7	32.4	31.4	30.7	26.9	27.7	27.5	27.0	25.5	24.2	-7%	-5%
Jewelry	189.1	196.2	203.2	201.6	150.9	182.0	234.5	203.1	208.7	196.2	3%	-6%
Silverware	53.5	59.4	67.1	61.3	31.2	40.7	73.5	55.2	54.2	46.0	-2%	-15%
Coin & Net Bar Demand	212.9	155.8	165.9	187.4	208.1	284.3	337.1	243.1	190.9	204.4	-22%	7%
Net Hedging Demand	12.0	1.1	7.4	—	—	3.5	17.9	12.2	4.3	—	-62%	na
Total Demand	991.8	971.3	999.2	1,004.4	926.8	1,099.6	1,278.9	1,195.0	1,164.1	1,148.3	-3%	-1%

Market Balance	54.7	40.5	1.3	(4.1)	30.6	(95.4)	(263.5)	(184.3)	(148.9)	(117.6)	-26%	-21%
Net Investment in ETPS	53.9	7.2	(21.4)	83.3	331.1	64.9	(125.8)	(42.1)	61.6	70.0	na	14%
Market Balance less ETPs	0.8	33.3	22.7	(87.4)	(300.5)	(160.3)	(137.7)	(142.2)	(210.5)	(187.6)	29%	-11%
Silver Price (US$/oz, London Price)	17.14	17.05	15.71	16.21	20.55	25.14	21.73	23.35	28.27	—	21%	na

*Forecasted

Source: The Silver Institute - World Silver Survey 2025 (Metals Focus)

The following are some of the main characteristics of the silver market illustrated by the table.

The balance between silver supply and demand is a fundamental driver of its price. Silver has some of the same drivers of investment demand as gold, in that it can be used as a hedge against inflation or currency devaluation, or for portfolio diversification as an alternative currency. As such, silver investment demand may be influenced by interest rates. Silver, unlike gold, has a significant demand for industrial applications, such as electronics, solar panels, and medical equipment, due to its unique properties, such as high thermal and electrical conductivity.

New mine production accounted for approximately 81% of total silver supply in 2024. Recycled silver accounted for around 19% of total supply in 2024.

Industrial applications and jewelry demand accounted for over 76% of total demand in 2024. Photography has been taking a lower share of overall silver demand falling from 3% in 2016 to 2% in 2024, while photovoltaic demand has risen in recent years accounting for 17% in 2024. Coin and net bar demand accounted for 16% of demand in 2024, down from 20% in 2023.

Historical Chart of the Price of Silver

The price of silver is volatile and its fluctuations are expected to have a direct impact on the value of the Shares. However, movements in the price of silver in the past, and any past or present trends, are not a reliable indicator of future movements. Movements may be influenced by various factors, including supply and demand, geo-political uncertainties, economic concerns such as inflation, and real or speculative investor interest. The following chart illustrates the historical movements in the price of silver for the period from January 1968 to January 2026 measured in U.S. dollar per ounce.

Volatility

The price of silver has historically exhibited meaningful volatility, particularly during periods of macroeconomic stress, geopolitical disruption, or sharp shifts in monetary policy. Investors should note that silver can experience significant price declines as well as appreciation. Past performance is not a guarantee or indicator of future results. The following chart illustrates the annualized standard deviation in the price of silver for the period from January 1968 to January 2026.

Operation of the Silver Bullion Market

The global trade in silver consists of Over-the-Counter (“OTC”) transactions in spot, forwards, and options and other derivatives, together with exchange-traded futures and options.

Global Over-The-Counter Market

The OTC silver market includes spot, forward, and option and other derivative transactions conducted on a principal-to-principal basis. While this is a global, nearly 24-hour per day market, its main centers are London (the biggest venue) and New York. Market makers, as well as others in the OTC market, trade with each other and with their clients on a principal-to-principal basis. All risks and issues of credit are between the parties directly involved in the transaction. Market makers include the market making members of the LBMA, the trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the London bullion market. The eleven market-making members of the LBMA are: BNP Paribas SA, Citibank N.A, HSBC Bank Plc, Goldman Sachs International, ICBC Standard Bank, JPMorgan Chase Bank, Merrill Lynch International, Morgan Stanley & Co. International Plc, Standard Chartered Bank, Toronto-Dominion Bank and UBS AG. The OTC market provides a relatively flexible market in terms of quotes, price, size, destinations for delivery and other factors. Bullion dealers customize transactions to meet clients’ requirements. The OTC market has no formal structure and no open outcry meeting place. Mining companies, central banks, manufacturers of jewelry and industrial products, together with investors and speculators, tend to transact their business through one of these market centers. Centers such as Dubai and several cities in the Far East also transact substantial OTC market business, typically involving jewelry and small bars of silver (1 kilogram or less) and will hedge their exposure by selling into one of these main OTC centers. Bullion dealers have offices around the world and most of the world’s major bullion dealers are either members or associate members of the LBMA. As of the date of this registration statement, there are a further 81 full members, plus a number of associate members around the world. These numbers may change from time to time as new members are added and existing members drop out. In the OTC market for silver, the standard size of trades between market makers is 100,000 ounces. Liquidity in the OTC market can vary from time to time during the course of the 23-hour trading day. Fluctuations in liquidity are reflected in adjustments to dealing spreads - the differential between a dealer’s “buy” and “sell” prices. The period of greatest liquidity in the bullion markets generally occurs at the time of day when trading in the European time zones overlaps with trading in the United States, which is when OTC market trading in London, New York, Zurich and other centers coincides with futures and options trading on the COMEX, a designated contract market within CME Group Inc.. This period lasts for approximately four hours each New York business day morning.

The London Silver Bullion Market

Although the market for physical silver is distributed globally, most OTC market trades are cleared through London. In addition to coordinating market activities, the LBMA acts as the principal point of contact between the market and its regulators. A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the “Good Delivery List,” which is a list of LBMA accredited refiners of silver. The LBMA also coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation.

The unit of trade in London is the troy ounce, whose conversion between grams is: 1,000 grams is equivalent to 32.1507465 troy ounces and 1 troy ounce is equivalent to 31.103 grams. An LGD Silver Bar is acceptable for delivery in settlement of a transaction on the OTC market. An LGD Silver Bar must contain between 750 troy ounces and 1,100 troy ounces of silver with a minimum fineness (or purity) of 999.0 parts per 1,000. An LGD Silver Bar must also bear the stamp of one of the refiners who are on the LBMA-approved list. Unless otherwise specified, the silver spot price always refers to that of an LGD Silver Bar. Business is generally conducted over the phone and through electronic dealing systems.

On July 14, 2017, the LBMA announced that the IBA had been selected to be the third-party administrator for the “LBMA Silver Price”. Effective from October 2, 2017, IBA is providing the auction platform and methodology as well as the overall administration and governance for the LBMA Silver Price benchmark. IBA operates an “equilibrium auction”, which is an electronic, tradable and auditable, over-the-counter auction for LBMA-authorized participating silver bullion banks or market makers and sponsored clients of direct participants (“Silver Participants”) that establishes a reference silver price for that day’s trading, often referred to as the “LBMA Silver Price”. The LBMA Silver Price equilibrium auction operated by CME Group Inc. and Refinitiv prior to October 2, 2017 was selected by the LBMA as the silver valuation replacement for the London silver fix previously determined by the London Silver Market Fixing Ltd. that was discontinued on August 14, 2014. The LBMA Silver Price has become a widely used benchmark for daily silver prices and is quoted by various financial information sources as the London silver fix was previously.

The LBMA Silver Price is the result of an “equilibrium auction” because it establishes a price for a troy ounce of an LGD Silver Bar that clears the maximum amount of bids and offers for silver entered by order-submitting silver participants each day. IBA uses the Intercontinental Exchange’s front-end system, WebICE, as the technology platform that allows direct participants, as well as sponsored clients of direct participants, to manage their orders in the auction in real time via their own desktops. As the IBA electronic silver auction market develops, IBA expects to admit additional silver participants to the order submission process. The benchmark is published when the auction finishes, typically a few minutes after 12:00 noon (London time).

At the opening of each auction, IBA in the role of auction chairman (“Chairman”) announces an opening price (in U.S. Dollars), that takes into account current market conditions and begins auction rounds, with an expected duration of at least 30 seconds each. During each auction round, participants may enter the volume they wish to buy or sell at that price, and such orders will be part of the price formation. Aggregate bid and offer volume is shown live on WebICE. At the end of each auction round, the total net volume is calculated. If this “imbalance” is larger than the imbalance tolerance (normally 500,000 oz.) then the Chairman sets a new price (based on the current market conditions, and the direction and magnitude of the imbalance in the round) and begins a new auction round. If the imbalance is less than the tolerance, then the auction is complete with all volume tradeable at that price. The price is then set in U.S. Dollars and also converted into other currencies, including Australian Dollars, British Pounds, Canadian Dollars, Euros, Onshore and Offshore Yuan, Indian Rupees, Japanese Yen, Malaysian Ringgit, Russian Rubles, Singapore Dollars, South African Rand, Swiss Francs, New Taiwan Dollars, Thai Baht and Turkish Lira. The auction is run at 12:00 noon (London time).

During the auction, the price at the start of each round, and the volumes at the end of each round are available through major market data vendors. As soon as the auction finishes, the final prices and volumes are available through major market data vendors. IBA also publishes transparency reports, detailing the prices, volumes and times for each round of the auction. These transparency reports are available through major market data vendors and IBA when the auction finishes. The process can also be observed real-time through a WebICE screen. The auction mechanism provides a complete audit trail.

As of the date of this report, there are thirteen direct participants who have been accredited to contribute to the LBMA Silver Price: Citibank N.A. London Branch, Coins ‘N Things Inc., DRW Investments, LLC, Goldman Sachs, HSBC Bank USA NA, Jane Street Global Trading LLC, JP Morgan Chase Bank N.A London Branch, Koch Supply and Trading LP, Marex, Morgan Stanley, Standard Chartered Bank, StoneX Financial Ltd. and The Toronto Dominion Bank.

Since April 1, 2015, the LBMA Silver Price has been regulated by the Financial Conduct Authority (“FCA”) in the UK. IBA is authorized as a regulated benchmark administrator by the FCA. Under the UK benchmark regulation, the governance structure for a regulated benchmark must include an Oversight Committee, made up of market participants, industry bodies, direct participant representatives, infrastructure providers and the administrator (i.e., IBA). Through the Oversight Committee the LBMA continues to have significant involvement in the oversight of the auction process, including, among other matters, changes to the methodology and accreditation of direct participants. The price discovery process for the LBMA Silver Price is subject to surveillance by IBA. IBA has been formally assessed against the International Organization of Securities Commissions’ (“IOSCO”) Principles for Financial Benchmarks (the “IOSCO Principles”). In order to meet the IOSCO Principles, the price discovery used for the LBMA Silver Price benchmark is auditable and transparent.

The LBMA Silver Price is viewed as a full and fair representation of all market interest at the conclusion of the auction. IBA’s auction process is similar to CME Group’s auction process, which in turn was similar to the non-electronic process previously used to establish the London silver fix where the London silver fix process adjusted the silver price up or down until all the buy and sell orders are matched, at which time the price was declared fixed. Nevertheless, the LBMA Silver Price has several advantages over the previous London silver fix. IBA’s auction process is fully transparent in real-time to direct participants and sponsored clients and, at the close of each auction, to the general public. IBA’s auction process is also fully auditable since an audit trail exists for every change made in the process. Moreover, the audit trail and active surveillance of the auction process by IBA, as well as the FCA’s oversight of IBA, deters manipulative and abusive conduct in establishing each day’s LBMA Silver Price.

Futures Exchanges

The most significant silver futures exchanges are the COMEX and the Tokyo Commodity Exchange (“TOCOM”). Futures exchanges seek to provide a neutral, regulated marketplace for the trading of derivatives contracts for commodities. Futures contracts are defined by the exchange for each commodity. For each commodity traded, this contract specifies the precise quality and quantity standards. The contract’s terms and conditions also define the location and timing of physical delivery.

An exchange does not buy or sell those contracts, but seeks to offer a transparent forum where members, on their own behalf or on the behalf of customers, can trade the contracts in a safe, efficient and orderly manner. During regular trading hours at the COMEX, the commodity contracts are traded on CME Globex system, an electronic auction in which all bids, offers and trades must be publicly announced to all members and, upon execution, centrally cleared. Electronic trading is offered by the exchange almost 24 hours a day (except for a short break in the evening), six days a week.

In addition to the public nature of the pricing, futures exchanges in the United States are regulated at two levels: internal and external governmental supervision. The internal is performed through self-regulation and consists of regular monitoring of the following: the central algorithmic matching process to ensure that it is conducted in conformance with all exchange rules; the orderly trading and settlement of futures and options; the financial condition of all exchange member firms to ensure that they continuously meet financial commitments; and the volume positions of commercial and non-commercial customers to ensure that physical delivery and other commercial commitments can be met, and that pricing is not being improperly affected by the size of any particular customer positions. External governmental oversight is performed by the CFTC, which reviews all the rules and regulations of United States futures exchanges and clearing houses and monitors their enforcement.

Market Regulation

The global silver markets are overseen and regulated by both governmental and self-regulatory organizations. In addition, certain trade associations have established rules and protocols for market practices and participants. In the UK, responsibility for the regulation of the financial market participants, including the major participating members of the LBMA falls under the authority of the FCA as provided by the Financial Services and Markets Act 2000 (“FSM Act”). Under this act, all UK-based banks, together with other investment firms, are subject to a range of requirements, including fitness and properness, capital adequacy, liquidity, and systems and controls.

The FCA is responsible for regulating investment products, including derivatives, and those who deal in investment products. Regulation of spot, commercial forwards, and deposits of silver not covered by the FSM Act is provided for by The London Code of Conduct for Non-Investment Products, which was established by market participants in conjunction with the Bank of England.

The TOCOM has authority to perform financial and operational surveillance on its members’ trading activities, scrutinize positions held by members and large-scale customers, and monitor the price movements of futures markets by comparing them with cash and other derivative markets’ prices. To act as a Futures Commission Merchant Broker on the TOCOM, a broker must obtain a license from Japan’s Ministry of Economy, Trade and Industry, the regulatory authority that oversees the operations of the TOCOM.

The CFTC regulates trading in commodity contracts, such as futures, options and swaps. In addition, under the Commodity Exchange Act, the CFTC has jurisdiction to prosecute manipulation and fraud in any commodity (including precious metals) traded in interstate commerce as spot as well as deliverable forwards. The CFTC is the exclusive regulator of U.S. commodity exchanges and clearing houses.

THE STATE OF TEXAS

Early Development and Economic Foundations

Before European contact, the region now known as Texas supported a wide range of Indigenous societies, including the Caddo in the east, the Karankawa along the Gulf Coast, and the Apache and Comanche on the Great Plains. Spanish explorers arrived in the 1500s and, by the early 1700s, Spain had established missions and presidios across the territory, including Mission San Antonio de Valero, later known as the Alamo, in 1718.

Following Mexico’s independence from Spain in 1821, Texas became part of the Mexican state of Coahuila y Tejas. Seeking to populate its northern frontier, Mexico granted land to settlers under the empresario system, leading to an influx of Anglo-American immigrants led by Stephen F. Austin. The resulting demographic and cultural tensions, coupled with disputes over slavery and governance, culminated in the Texas Revolution of 1835–1836. The decisive victory at San Jacinto secured independence and established the Republic of Texas, which remained sovereign until its annexation by the United States in 1845.

Throughout the 19th century, Texas’s economy was largely agricultural. Cotton dominated as the primary export, supported by enslaved labor before the Civil War and sharecropping afterward. Ranching and the expansion of railroads opened vast areas for settlement and trade, linking Texas markets to the rest of the country. The arrival of major rail lines, such as the Houston & Texas Central and the Texas & Pacific, positioned cities like Dallas and Fort Worth as commercial centers for agricultural products, livestock, and banking. By the late 1800s, Texas had transitioned from a frontier society to a developing state with growing trade networks, regional industries and financial institutions.

Industrialization and the Petroleum Era (1900–1945)

The discovery of oil at Spindletop near Beaumont in 1901 marked a turning point in the economic trajectory of Texas. The event ushered in the modern petroleum industry, drawing capital investment, skilled labor and infrastructure that transformed the state’s economy. Oil discoveries throughout East and West Texas led to rapid urbanization and industrialization.

Houston and Dallas–Fort Worth (“DFW”) emerged as commercial and financial centers supporting this growth. Banking, insurance and trade expanded to finance oil exploration, refining, and distribution. Revenue from mineral wealth contributed to public education through the creation of the Permanent University Fund, which remains one of the largest endowments supporting public higher education in the United States.

During the Great Depression, Texas diversified its economy further through federal infrastructure projects and agricultural modernization. World War II accelerated industrialization as the state became a national center for military training, shipbuilding and petroleum refining. By 1945, Texas had firmly shifted from an agricultural economy to an industrial one, with a skilled workforce, urban population centers and established capital markets.

Postwar Expansion and Urbanization (1945–1980)

In the decades following World War II, Texas underwent sustained population and economic growth. Energy production remained the foundation of the state’s economy, but new industries in petrochemicals, construction and manufacturing emerged alongside it. The development of the Gulf Coast petrochemical corridor and the expansion of the Port of Houston made the region a global leader in refining and industrial output.

Population growth paralleled industrial expansion. Texas’s population grew from roughly 7.7 million in 1950 to more than 14 million by 1980, with more than four-fifths of residents living in urban areas by the end of the period. Houston, Dallas, San Antonio and Austin became the dominant metropolitan centers of economic activity.

During this era, the financial services industry began to mature, providing the capital and credit that supported large-scale industrial growth. Texas banks financed energy exploration, real estate development and public infrastructure. The state’s pro-business policies, low taxes and expanding labor pool attracted corporate investment. However, the economy’s heavy reliance on oil and gas also made it vulnerable to global energy market fluctuations, a reality that would become clear in the following decade.

Diversification and Financial Growth (1980–Present)

During the early 1980s, oil bust marked one of the most challenging economic periods in Texas history. Crude prices collapsed from over $35 per barrel in 1981 to below $15 by 1986, leading to widespread layoffs, bank failures and a sharp contraction in real estate values. This downturn forced a fundamental restructuring of the Texas economy. Policymakers and business leaders emphasized diversification to reduce dependence on energy revenues and attract new industries in finance, technology, and services.

One of the most notable developments during this period was the emergence of Austin as a center for technology and innovation. Beginning with the establishment of the Microelectronics and Computer Technology Corporation (MCC) in 1983 and SEMATECH in 1988, Austin attracted major technology firms such as IBM, Motorola, AMD, and later Samsung and Dell. This ecosystem transformed the region into “Silicon Hills,” a leading hub for semiconductor manufacturing, software development and digital media. By the early 2000s, Austin’s technology sector accounted for more than 15% of local employment and contributed significantly to state GDP growth.

In North Texas, the DFW region evolved into one of the largest corporate and financial centers in the United States. Following the deregulation of the banking sector in the late 1980s, DFW attracted national and global financial institutions drawn to Texas’s business climate and cost advantages. The region became home to major employers such as JPMorgan Chase, Charles Schwab and Goldman Sachs, and hosts more Fortune 500 headquarters than any U.S. metro outside New York. Corporate relocations, including Toyota North America, Caterpillar and McKesson, have further established DFW as a major financial and business hub.

Houston retained its global position as the energy capital of the world while broadening into adjacent sectors such as healthcare, logistics and international trade. The Texas Medical Center grew into the world’s largest medical complex, and the Port of Houston became the largest export port in the United States by tonnage. The city also benefited from technological advances in hydraulic fracturing and horizontal drilling, which revitalized the energy industry and drove record production in the 2010s. Despite cyclical price shocks, Houston’s economy has demonstrated increasing resilience due to this diversification.

Throughout the 21st century, Texas has experienced consistent population and employment growth, supported by domestic migration and international investment. From 2000 to 2025, the state’s population increased from approximately 20 million to over 30 million, and its gross domestic product expanded from roughly $745 billion to more than $2.7 trillion.

Contemporary Economy and Financial Leadership

Texas today represents one of the largest and most diversified state economies in the United States. The state’s business environment, characterized by the absence of a personal income tax, moderate regulation and significant infrastructure investment, has continued to attract corporations from across the country and abroad.

By 2024, Texas led all states in both exports and corporate relocations. Total goods exports reached approximately $455 billion, accounting for nearly one-fifth of total U.S. exports. Major export categories include petroleum products, chemicals, semiconductors and machinery, reflecting both the state’s industrial base and its high-tech manufacturing capacity.

Texas is also home to more Fortune 500 company headquarters than any other state, surpassing both California and New York. These include global corporations in energy, finance and technology such as ExxonMobil, AT&T, Tesla, Oracle and Hewlett Packard Enterprise. This corporate density has contributed to the expansion of professional services, capital markets and banking activity across the state.

The financial services sector has become Texas’s largest contributor to gross state product, exceeding both manufacturing and energy. Texas’s expanding capital markets ecosystem further illustrates the state’s emergence as a major center for financial innovation and access to U.S. capital markets.

As of 2025, Texas is home to more than 50 Fortune 500 companies, and approximately one in ten U.S. public companies are headquartered in the state. With a gross state product exceeding $2.7 trillion, Texas represents the eighth-largest economy in the world. Texas’s economy is larger than the economy of Canada, Australia and Russia. For 23 consecutive years, Chief Executive Magazine has ranked Texas as the “#1 State for Business.[1]” Texas also employs more finance professionals than any other state, including New York, and has received the Governor’s Cup for the most new and expanded corporate facility projects nationwide for 13 consecutive years. Additionally, Texas is home to over 3.5 million small businesses.

[1] Source: Chief Executive Magazine, “Best & Worst States for Business 2025” (Apr. 2025).

BUSINESS OF THE FUND

The activities of the Fund are limited to: (1) issuing Baskets in exchange for the Physical Silver deposited by Authorized Participants with the Custodian for safekeeping; (2) delivering Physical Silver in exchange for Baskets surrendered by Authorized Participants for redemption; and (3) selling Physical Silver as necessary to cover the Sponsor’s Fee and Fund expenses, if any, not assumed by the Sponsor and other liabilities, as well as to cover any Cash Amount in connection with creation and redemption transactions.

The Fund is not actively managed. It will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of silver.

Fund Objectives

The Trust was formed on September 16, 2025 under Delaware law pursuant to the Trust Agreement. The Fund’s objective is for the Shares to reflect the performance of the price of silver bullion, less the expenses of the Fund’s operations. An investment in Physical Silver may require expensive and sometimes complicated arrangements in connection with the transportation, holding and insurance of the Physical Silver. The Fund provides investors with a convenient and cost-efficient way to buy and hold physical silver through an exchange traded security. Although owning Shares is not the exact equivalent of an investment in silver, such Shares provide investors with an alternative that allows a level of participation in the silver market through the securities market.

The Fund’s Guiding Principles

To meet its objective for the Shares to reflect the performance of the price of silver bullion, less the expenses of the Fund’s operations, the Sponsor has structured the Fund along the following principles:

Holding Physical Silver. To allow investors to invest in silver through the Shares, the Fund holds Physical Silver.

Maintaining Physical Silver. The Fund will hold its Physical Silver in the Fund’s account with the Custodian. The Fund’s Custody Account will be used to hold the individually identified bars of Physical Silver deposited with the Fund. The Physical Silver is held in a segregated fashion in the name of the Fund, in a different location within the Custodian’s vaults and not commingled with non-Fund metal or other depositor funds or assets. The Fund has full title to the Physical Silver with the Custodian holding it on the Fund’s behalf. Each investor owns a pro-rata share of the Fund, and as such holds pro-rata ownership of the Fund’s assets corresponding to the number of Shares held. The Fund’s holdings and their value, based on the LBMA Silver Price, are reported on the Fund’s website each business day. Credits or debits to the Fund’s holdings will be affected by the physical movements of Physical Silver to or from the Fund’s holding. The Fund’s holdings are subject to periodic audits.

Minimizing Cash Holdings. The Fund is committed to minimizing the use of cash, keeping essentially all assets of the Fund in Physical Silver. The Fund expects to maintain a limited amount of cash in connection with payment of the Sponsor’s Fee or any Cash Amount (as defined below). Please see the section titled “CREATION AND REDEMPTION OF SHARES BY AUTHORIZED PARTICIPANTS” below for a discussion of the use of cash in the creation and redemption process. The Fund will maintain an amount of cash that the Sponsor deems sufficient for these purposes, in accordance with policies and procedures adopted by the Sponsor. The Fund generally expects that it will not hold cash in excess of the value of a 1,000 ounce bar of silver.

Transactions with Authorized Participants. By allowing Authorized Participants to directly issue and redeem Baskets with the Fund, Authorized Participants may be able to take advantage of price discrepancies between the Fund’s underlying Physical Silver holdings and the value of the Shares. As a result of this incentive provided to Authorized Participants, the value of the Shares may reflect the performance of the price of silver.

The Shares offer an investment that is:

Easily Accessible and Relatively Cost Efficient. Investors can access the silver market through a traditional brokerage account. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use silver by using the Shares instead of using the traditional means of purchasing, trading and holding silver. Transaction costs related to the Shares may also be lower than those associated with the purchase, storage and insurance of silver.

Exchange Traded and Transparent. The Shares will trade on the Exchange under the symbol “YSAG,” and will provide investors with an efficient means to implement various investment strategies. Upon effectiveness of the registration statement, of which this Prospectus is a part, the Shares will be eligible for margin accounts. The Fund will not hold or employ any derivatives and the Shares will be backed by the assets of the Fund. Furthermore, the value of the Fund’s holdings will be reported on the Fund’s website daily.

Minimal Credit Risk. The Shares represent an interest in Physical Silver owned by the Fund and held in physical custody at the Custodian. Physical Silver of the Fund is not subject to borrowing arrangements with third parties. The Fund’s Physical Silver is not subject to counterparty or credit risks. The Physical Silver is allocated to the Custody Account and held in the Fund’s name by the Custodian. This contrasts with other financial products that gain exposure to silver through the use of derivatives that may be subject to counterparty and credit risks.

Secondary Market Trading

The Shares may trade in the secondary market on the Exchange at prices that are lower or higher relative to their net asset value per Share. The amount of the discount or premium in the trading price relative to the net asset value per Share may be influenced by non-concurrent trading hours between the Exchange and the COMEX, London and Zurich. While the Shares will trade on the Exchange until 4:00 PM EST, liquidity in the global silver market may be reduced after the close of the major world silver markets, including London, Zurich and COMEX, usually at 1:30 PM EST. As a result, during this time, trading spreads and the resulting premium or discount on the Shares may widen.

Legal Proceedings

The Fund is aware of no existing or pending legal proceedings against it, nor is it involved as a plaintiff in any proceeding or pending litigation.

CREATION AND REDEMPTION OF SHARES BY AUTHORIZED PARTICIPANTS

The Fund issues and redeems Baskets equal to a block of 10,000 Shares. The Fund issues and redeems Baskets only to Authorized Participants. The creation and redemption of Baskets will only be made in exchange for the delivery to the Fund or the distribution by the Fund of the amount of Physical Silver represented by the Baskets being created or redeemed, the amount of which will be based on the combined Troy Ounces represented by the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received. The minimum order for the issuance, or creation, or redemption of Shares is generally one Basket; however, the Sponsor may, at its discretion, temporarily change the minimum order for the issuance or redemption of Shares to be up to four Baskets for as long as may be determined by the Sponsor. The minimum creation order will be same as the minimum redemption order.

Orders to create and redeem Baskets may be placed only by Authorized Participants. An Authorized Participant must: (1) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, (3) have entered into an Authorized Participant Agreement with Trust and the Sponsor and (4) have established (i) a silver account with the Custodian, (ii) a silver account with Loomis Hempstead, or (iii) another arrangement for the delivery of silver to Loomis Hempstead. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the Physical Silver required for such creations and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Transfer Agent and the Sponsor, without the consent of any investor or Authorized Participant. A transaction fee of $500 will be assessed on all creation and redemption transactions. The Sponsor will charge the Authorized Participant an additional fee of 0.01% of the amount created (a “Delivery Fee”) in connection with the delivery of Physical Silver for a creation to TPMD Hempstead. This Delivery Fee will cover a portion of the shipping cost that the Fund will incur to ship the majority of the Physical Silver to TPMD Shiner, as described below in the section of this Prospectus titled “The Custodian – Description of the Custody Agreement.” Multiple Baskets may be created on the same day, provided each Basket meets the requirements described below.

Authorized Participants who make deposits with the Fund in exchange for Baskets will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Fund, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”

Certain Authorized Participants are expected to have the facility to participate directly in the silver bullion market and the silver futures market. In some cases, an Authorized Participant may from time to time acquire silver from or sell silver to its affiliated silver trading desk, which may profit in these instances. Each Authorized Participant will be registered as a broker-dealer under the Exchange Act and regulated by FINRA or will be exempt from being or otherwise will not be required to be so regulated or registered, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants will be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. As of the date of this Prospectus, Wells Fargo Securities, LLC and Goldman Sachs & Co. LLC have signed an Authorized Participant Agreement with the Trust and the Sponsor and, upon the effectiveness of such agreement, may create and redeem Baskets as described above. Persons interested in purchasing Baskets should contact the Sponsor or the Transfer Agent to obtain the contact information for the Authorized Participants.

When an Authorized Participant creates a Basket, Physical Silver is delivered to the Fund at TPMD Hempstead, and credited to the Fund’s Custody Account. The Authorized Participant will provide the Fund with a list of the bars of Physical Silver they wish to deliver in accordance with the timeline mentioned below. Once the list of bars of Physical Silver has been approved by the Custodian, the Physical Silver is credited to the Fund’s Custody Account and the Fund bears the risk of loss. Once Physical Silver has been released by the Custodian for delivery to an Authorized Participant, the Authorized Participant bears the risk of loss.

Under the Authorized Participant Agreement, the Sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail, each of which is attached as an exhibit to the registration statement of which this Prospectus is a part. See “WHERE YOU CAN FIND MORE INFORMATION” for information about where you can obtain the registration statement.

Creation Procedures - Authorized Participants

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing both creation and redemption orders, a “business day” means any day other than a day: (1) when the Exchange is closed for regular trading; (2) when banks are authorized to close in the United States; or (3) when banks in the United States are not open for a full business day and the order or other transaction requires the execution or completion of procedures which cannot be executed or completed by the close of the business day. Purchase orders must be placed by 12:00 PM EST. The day on which the Transfer Agent receives a valid purchase order is the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit Physical Silver with the Fund, as described below. Prior to the delivery of Baskets for a purchase order, the Authorized Participant also must have wired to the Transfer Agent the amount of the non-refundable $500 transaction fee due for the purchase order and an amount equal to all taxes, governmental charges and fees payable in connection with such deposit, the transfer of Physical Silver and the issuance and delivery of Shares. Additionally, the Sponsor will charge the Authorized Participant a Delivery Fee. This Delivery Fee will cover a portion of the shipping cost that the Fund will incur to ship the majority of the Physical Silver to TPMD Shiner. Authorized Participants must deliver Physical Silver to TPMD Hempstead unless the Authorized Participant requests delivery to TPMD Shiner in writing and receives written confirmation from the Sponsor that such request has been approved.

Determination of Required Deposits

The required deposit of Physical Silver from an Authorized Participant will consist of a credit to the Trust's Custody Account representing the amount of Physical Silver evidenced by the number of Baskets being created. The amount of Physical Silver attributable to a Basket (the “Basket Deposit”) is determined by dividing the number of Troy Ounces of Physical Silver held by the Fund by the number of Baskets outstanding, as adjusted for the amount of Physical Silver constituting estimated accrued but unpaid fees and expenses of the Fund, as of the opening of business on the purchase order date. The number of Baskets outstanding is determined by dividing the number of Shares outstanding by 10,000 (or other number of Shares in a Basket for such business day).

Authorized Participants are permitted to deliver Physical Silver in denominations of 1,000 ounce and 100 ounce bars of Physical Silver (“Eligible Bars”). Fractions of a Troy Ounce of Physical Silver smaller than 0.001 of a Troy Ounce which are included in the Basket Deposit are disregarded in the foregoing calculation. All questions as to the composition of a Basket Deposit will be finally determined by the Administrator. The Administrator’s determination of the Physical Silver constituting a Basket shall be final and binding on all persons interested in the Fund.

Delivery of Required Deposits

An Authorized Participant who places a purchase order is responsible for delivering Physical Silver to the Custodian in the amount of the required Physical Silver deposit, providing the Fund with a list of the Physical Silver bars to be transferred to the Fund’s Custody Account. The list of Physical Silver bars to be transferred to the Fund's Custody Account shall be provided to the Fund by 2:00 PM EST on the purchase order date. The Authorized Participant shall bear the expense of delivering Physical Silver to the Fund’s Custody Account. The Custodian will consider the transfer of Physical Silver to be final when the list of silver bars included in the Basket Deposit has been provided by the Authorized Participant and approved by the Custodian. At that point, the silver is credited to the Fund’s Custody Account and responsibility for the safekeeping of the Physical Silver deposit rests with the Custodian and, as between the Fund and the Authorized Participant, the Fund bears the risk of loss of the Physical Silver. No Shares are issued unless and until the Custodian has informed the Transfer Agent that the corresponding amount of Physical Silver has been transferred to the Fund’s account. If the Custodian has notified the Transfer Agent and the Sponsor that it is unable to accept the Physical Silver in connection with a particular purchase order or generally, the Transfer Agent will, unless otherwise instructed by the Sponsor, reject the particular purchase order as well as any other subsequent purchase orders on the same business day. Upon transfer of the Physical Silver deposit amount to the Fund’s Custody Account, the Transfer Agent will direct DTC to credit the number of Baskets ordered to the Authorized Participant’s DTC account.

A Basket Deposit will not likely consist of only Eligible Bars, but it will consist of a fraction of a silver bar in addition to a number of Eligible Bars. Therefore, to facilitate the creation of Baskets, an Authorized Participant who must provide a fraction of a silver bar may over-credit or under-credit the Custody Account with a number of Eligible Bars, by no more than the lesser of 5% of the value of the Basket Deposit or 1,050oz of Physical Silver, and the difference will be settled by a cash payment of the Cash Amount from the Fund to the Authorized Participant or a cash payment of the Cash Amount from the Authorized Participant to the Fund, respectively. In this way, any Physical Silver deposited with the Custody Account in excess of the Basket Deposit will never be included in the calculation of the Fund’s NAV at the end of each business day. See “Valuation of Physical Silver and Computation of Net Asset Value,” below. The Fund will reimburse the Authorized Participant using cash on hand, in accordance with procedures adopted by the Sponsor. The Fund intends to maintain an amount of cash to reimburse the Authorized Participant for Physical Silver deposited in excess of the value of the Basket Deposit. The Sponsor on behalf of the Trust will cause silver to be purchased or sold through dealers, including Texas Precious Metals, in OTC transactions to maintain a cash position to settle any Cash Amount in connection with the creation of Shares.

Suspension of Purchase Orders

The Sponsor may, in its discretion, suspend the right of purchase, or postpone the purchase settlement date or reject a particular purchase order (1) for any period during which the Exchange, the New York Stock Exchange, any of the exchanges of the CME Group (including CME, COMEX, CBOT and NYMEX) or other exchange material to the valuation or operation of the Fund is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Physical Silver is not reasonably practicable or (3) for such other period as the Sponsor determines to be necessary for the protection of shareholders. None of the Transfer Agent, the Sponsor, or the Custodian will be liable for the rejection of any purchase order or Physical Silver deposit.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit if the Sponsor determines that:

●	the purchase order or Basket Deposit is not in proper form;

●	it would not be in the best interest of the shareholders of the Fund;

●	the acceptance of the purchase order or the Basket Deposit would have adverse tax consequences to the Fund or its shareholders;

●	the acceptance or receipt of which could, in the opinion of counsel to the Sponsor, be unlawful; or

●	circumstances outside the control of the Sponsor or its designee make it, for all practical purposes, not feasible to process Baskets.

Redemption Procedures - Authorized Participants

The procedures by which an Authorized Participant can redeem one or more Baskets will mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed no later than 12:00 PM EST on each business day the Exchange is open for regular trading. A redemption order so received is effective on the date it is received in satisfactory form by the Transfer Agent. The redemption procedures allow only Authorized Participants to redeem Baskets. An investor may not redeem Baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed to the Fund through DTC’s book-entry system no later than 9:00 AM EST the next business day following the effective date of the redemption order. By 4:00 PM EST that same day, upon confirmation of receipt of the Baskets to be redeemed, the Custodian, after receiving appropriate instructions from the Authorized Participant and the Transfer Agent, will transfer the Physical Silver to either (i) the Authorized Participant’s account with the Custodian at the TPMD Hempstead vault location, (ii) the Authorized Participant’s account with Loomis Hempstead, if applicable, or (iii) another custodian that uses the Loomis Hempstead vault, with which custodian the Authorized Participant has arranged for the delivery of the silver. Delivery of Physical Silver will be made to one of these locations selected by the Authorized Participant, except that if the vault at TPMD Hempstead does not contain enough Physical Silver in the Custody Account to satisfy the redemption request in full, the Authorized Participant will be notified and will be required to take delivery in the vault at TPMD Shiner. In that case, the Fund will permit such Authorized Participant to cancel its redemption order within one hour following such notification, notwithstanding the 12:00 PM EST order cutoff time, provided that such cancellation occurs prior to the close of regular trading (4:00 PM EST) on the Exchange. The TPMD Hempstead vault is the default delivery location for all redemption orders unless the Authorized Participant requests delivery to another available vault location. If the Authorized Participant requests that the Physical Silver be transferred in the vault at TPMD Shiner, the Authorized Participant must make such request and receive written confirmation from the Sponsor that the request has been accepted prior to submitting the Baskets to be redeemed.

Prior to the delivery of the Baskets to be redeemed for the redemption order, the Authorized Participant must also have wired to the Transfer Agent the non-refundable $500 transaction fee due for the redemption order.

Determination of Redemption Distribution

The redemption distribution from the Fund will consist of a credit to the redeeming Authorized Participant’s account representing the amount of the Physical Silver held by the Fund evidenced by the number of Baskets being redeemed. The redemption Basket Deposit is determined by dividing the number of Troy Ounces of Physical Silver held by the Fund by the number of Baskets outstanding, as adjusted for the amount of Physical Silver constituting estimated accrued but unpaid fees and expenses of the Fund, as of the opening of business on the date of the redemption order. The number of Baskets outstanding is determined by dividing the number of Shares outstanding by 10,000 (or other number of Shares in a Basket for such business day). Fractions of a Troy Ounce included in the redemption Basket Deposit smaller than 0.001 of a Troy Ounce are disregarded. Authorized Participants may request a specific composition of Eligible Bars for the redemption distribution, but the Sponsor retains discretion regarding the composition of Eligible Bars to be delivered. Redemption distributions will be subject to the deduction of any applicable tax, fees or other governmental charge that may be due, as well as any charges or fees in connection with the transfer of Physical Silver and the issuance and delivery of Shares.

Delivery of Redemption Distribution

The redemption distribution due from the Fund is transferred to the Authorized Participant by 4:00 PM EST on the next business day following the redemption order date if, by 9:00 AM EST on such next business day, the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed. The Custodian will arrange for the redemption amount in Physical Silver to be transferred from the Custody Account to the Authorized Participant’s account at its vault of choice, as described above.

A redemption Basket Deposit to be provided to an Authorized Participant will not likely consist of only Eligible Bars, but rather will consist of a fraction of a silver bar in addition to a number of Eligible Bars. Therefore, the Fund may transfer to an Authorized Participant a number of Eligible Bars with a value that differs from the value of the Basket Deposit by no more than the lesser of 5% or 1,050oz of Physical Silver, in accordance with procedures adopted by the Sponsor. The difference will be settled by a cash payment of the Cash Amount from the Fund to the Authorized Participant or a cash payment of the Cash Amount from the Authorized Participant to the Fund, respectively. In this way, the delivery of Physical Silver that exceeds the value of the Basket Deposit will not result in the dilution of a shareholder’s interest in the Fund. The Fund will credit the Authorized Participant’s DTC account for the amount of any such Cash Amount. The Fund will pay cash to the Authorized Participant using cash on hand, in accordance with procedures adopted by the Sponsor. The Fund intends to maintain an amount of cash to pay the Authorized Participant for any difference between the value of the Physical Silver provided to an Authorized Participant and the value of the Basket Deposit. See “Valuation of Physical Silver and Computation of Net Asset Value,” below. If the Fund is holding insufficient cash to settle this Cash Amount with respect to a particular redemption transaction, the Fund will be required to sell Physical Silver to generate the needed cash, and the redemption may not settle on the next business day following the effective date of the redemption order, upon the express agreement by the Fund and the Authorized Participant. The Sponsor on behalf of the Trust will cause silver to be purchased or sold through dealers, including Texas Precious Metals, in OTC transactions to maintain a cash position to settle any Cash Amount in connection with the redemption of Shares.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date or reject a particular redemption order (1) for any period during which the Exchange, the New York Stock Exchange, any of the exchanges of the CME Group (including CME, COMEX, CBOT and NYMEX) or other exchange material to the valuation or operation of the Fund is closed, or when trading in silver is suspended or restricted on such exchanges, other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which satisfying the redemption distribution is not reasonably practicable or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. Neither the Sponsor nor the Transfer Agent will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor or its designee will reject a redemption order if (i) the Sponsor determines the order is not in proper form as described in the Authorized Participant Agreement, (ii) the fulfillment of the order, in the opinion of its counsel, might be unlawful or (iii) circumstances outside the control of the Sponsor or its designee, make it, for all practical purposes, not feasible to process.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Transfer Agent of $[500] per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Transfer Agent with the consent of the Sponsor.

Creation Delivery Fee

In connection with the delivery of Physical Silver for a creation to TPMD Hempstead the Authorized Participant will be charged a fee of 0.01% of the value of the Shares being created. This Delivery Fee will cover a portion of the shipping cost that the Fund will incur to ship the majority of the Physical Silver to TPMD Shiner.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or other governmental charge applicable to the creation or redemption of Baskets - and delivery and receipt of Physical Silver pursuant thereto - regardless of whether such tax or charge is imposed directly on the Authorized Participant. By placing a purchase order or redemption order, an Authorized Participant agrees to indemnify the Sponsor, the Transfer Agent and the Fund if any of them is required by law to pay any such tax or charge, together with any applicable penalties, additions to tax and interest thereon.

FEDERAL INCOME TAX CONSEQUENCES

This section summarizes the material U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a “U.S. Investor” (as defined below) and certain U.S. federal tax consequences that may apply to the purchase, ownership and disposition of Shares by a “non-U.S. Investor” (as defined below). The following discussion represents, insofar as it describes conclusions regarding U.S. federal tax law and subject to the limitations and qualifications described therein, the opinion of Eversheds Sutherland (US) LLP, special U.S. federal income tax counsel to the Sponsor. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), final and temporary Treasury regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change at any time. No assurance can be given that future legislation, regulations, court decisions and/or administrative pronouncements will not significantly change applicable law and materially affect the conclusions expressed herein, and any such change, even though made after an investor has invested in the Fund, could be applied retroactively. The Fund has not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion does not purport to be complete or to deal with all aspects of U.S. federal income taxation that may be relevant to an investor in light of its particular circumstances or to an investor subject to special rules including, without limitation: banks, thrift institutions and certain other financial institutions; insurance companies; tax-exempt organizations; brokers and dealers in securities or currencies; regulated investment companies, real estate investment trusts, or other financial conduit (or shareholders of such entity); certain securities traders; persons holding Shares as a position in a “hedging,” “straddle,” “conversion” or “constructive sale” transaction (as those terms are defined in the authorities mentioned above); qualified pension and profit-sharing plans, individual retirement accounts (“IRAs”), and certain other tax-deferred accounts; certain former citizens or long-term residents of the United States; persons whose “functional currency” is not the U.S. dollar; persons subject to the alternative minimum tax; foreign investors (except as specifically provided under “Income Taxation of Non-U.S. Investors” below) and other investors with special circumstances - may be subject to special rules not discussed below. This discussion also does not address the U.S. federal income tax consequences to beneficial owners of the Shares subject to the special tax accounting rules under Section 451(b) of the Code.  In addition, the following discussion applies only to investors who will hold Shares as “capital assets” (as defined in section 1221 of the Code). Moreover, the effects of other U.S. federal tax laws (such as estate and gift tax laws) and any applicable state, local or non-U.S. tax laws are not discussed.

Purchasers of Shares are urged to consult their own tax advisers with respect to all U.S. federal, state, local and non-U.S. tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Investor” is an investor that is a beneficial owner of a Share who is for U.S. federal income tax purposes:

●	A citizen or individual resident of the United States;

●	A corporation (or other entity treated as a corporation) that is created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia;

●	An estate, the income of which is subject to U.S. federal income tax regardless of its source; or;

●

A trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more persons described in any of the three preceding clauses have the authority to control all substantial decisions of the trust; or (ii) the trust has made a valid election under applicable Treasury regulations to continue to be treated as a domestic trust.

A “Non-U.S. Investor” is a beneficial owner of a Share who is neither a U.S. Investor nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds any Shares, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding Shares, and persons holding interests in such partnerships, should each consult their own tax advisors as to the consequences of investing in the Shares in their individual circumstances.

Taxation of the Fund

The Sponsor will treat the Fund as a “grantor trust” for U.S. federal tax purposes. As a result, the Fund itself will not be subject to U.S. federal income tax. Instead, the Fund’s income and expenses will “flow through” to its investors, and the Administrator will report the Fund’s income, gains, losses and deductions to the IRS on that basis. There can be no assurance that the IRS will agree with the Sponsor’s treatment of the Fund as a grantor trust for U.S. federal income tax purposes, and it is possible that the IRS or another tax authority could assert a position contrary thereto and that a court could sustain that contrary position. Neither the Sponsor nor the Administrator will request a ruling from the IRS with respect to the classification or treatment of the Fund for U.S. federal tax purposes. If the IRS were to assert successfully that the Fund is not a “grantor trust,” the Fund would be classified as a partnership for U.S. federal income tax purposes.

The following discussion assumes that the Fund will be classified as a grantor trust for U.S. federal income tax purposes.

Taxation of U.S. Investors

A U.S. Investor will be treated, for U.S. federal tax purposes, as if it directly owns a pro rata share of the Fund’s assets and directly receives that share of any Fund income and incurs that share of the Fund’s expenses. In the case of a U.S. Investor that purchases Shares for cash, its initial tax basis in its pro rata share of the assets held in the Fund at the time it acquires its Shares will be equal to its cost of acquiring the Shares. In the case of a U.S. Investor that acquires its Shares as part of the creation of a Basket, the delivery of Physical Silver to the Fund in exchange for a pro rata share of the underlying Physical Silver the Fund holds at the time it acquires its Shares will not be a taxable event to the U.S. Investor, and the U.S. Investor’s tax basis in and holding period for that share of the Fund’s Physical Silver will be the same as its tax basis in and holding period for the Physical Silver delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of an investor’s Shares are acquired on the same date and at the same price per Share. Investors that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis in and holding period for the underlying Physical Silver represented by such Shares.

If the Fund sells Physical Silver, for example to generate cash to pay its fees or expenses, a U.S. Investor will recognize gain or loss in an amount equal to the difference between (1) the U.S. Investor’s pro rata share of the amount the Fund realizes on the sale and (2) the U.S. Investor’s tax basis in its pro rata share of the Physical Silver that was sold. Such gain or loss will generally be long-term or short-term capital gain or loss, depending upon whether the investor has a holding period in its Shares of longer than one year. A U.S. Investor’s tax basis in its share of any Physical Silver sold by the Fund generally will be determined by multiplying the U.S. Investor’s total basis in its share of all the Physical Silver held in the Fund immediately prior to the sale by a fraction, the numerator of which is the amount of Physical Silver sold and the denominator of which is the total amount of all the Physical Silver so held immediately prior to the sale. After any such sale, a U.S. Investor’s tax basis in its pro rata share of the Physical Silver remaining in the Fund will be equal to its tax basis in its share of the total amount of the Physical Silver held in the Fund immediately prior to the sale, less the portion of that basis allocable to its share of the Physical Silver that was sold.

On the sale of some or all of its Shares, a U.S. Investor will be treated as having sold the part of its pro rata share of the Physical Silver held in the Fund at the time of the sale that is attributable to the Shares sold. Accordingly, the U.S. Investor generally will recognize gain or loss on the sale in an amount equal to the difference between (1) the amount realized pursuant to the sale of the Shares and (2) the U.S. Investor’s tax basis in that attributable part, as determined in the manner described in the preceding paragraph.

If a U.S. Investor redeems some or all of its Shares in exchange for the underlying Physical Silver represented by the redeemed Shares, the exchange will generally not be a taxable event for the U.S. Investor (except as noted below with respect to any Cash Amount). In addition, if an investor acquires its Shares as part of the creation of a Basket by delivering to the Fund Physical Silver in specified denominations, the subsequent redemption of its Shares for Physical Silver delivered by the Fund in different denominations (e.g., Physical Silver in 100 ounce or 1,000 ounce denominations, etc.) will not constitute a taxable event, provided that the amount of Physical Silver received on the redemption contains the equivalent metallic content of the Physical Silver delivered on the creation, less amounts accrued or sold to pay the Fund’s expenses and other charges. A U.S. Investor’s tax basis in the Physical Silver received on a redemption generally will be the same as the U.S. Investor’s tax basis in the portion of its pro rata share of the Physical Silver held in the Fund immediately prior to the redemption that is attributable to the redeemed Shares. A U.S. Investor’s holding period with respect to the Physical Silver received on a redemption should include the period during which the U.S. Investor held the redeemed Shares. A subsequent sale of the Physical Silver received by the U.S. Investor will be a taxable event, unless a nonrecognition provision of the Code applies to such sale.

If a U.S. Investor is entitled to any Cash Amounts on the redemption of some or all of its Shares, the U.S. Investor will be treated as having sold the portion of its pro rata share of the Physical Silver held in the Fund equal in value to the Cash Amount.

A U.S. Investor’s tax basis in its pro rata share of the Physical Silver held in the Fund immediately after any sale or redemption of less than all of the U.S. Investor’s Shares generally will equal (1) its tax basis in its share of the total amount of the Physical Silver held in the Fund immediately prior to the sale or redemption less (2) the portion of such basis that is taken into account in determining the amount of gain or loss the investor recognizes on the sale or, in the case of a redemption, is treated as the basis in the Physical Silver received by the investor in the redemption.

Maximum 28% Long-Term Capital Gains Tax Rate for U.S. Investors Who Are Individuals

Gains recognized by an individual, estate or trust (each referred to below as an “individual” unless the context requires otherwise) from the sale of “collectibles,” which term includes Physical Silver, held for more than one year are subject to U.S. federal income tax at a maximum rate of 28% rather than the lower maximum rates applicable to most other long-term capital gains individuals recognize. For these purposes, gain an individual recognizes on the sale of an interest in a “grantor trust” that holds collectibles (such as the Fund) is treated as gain recognized on the sale of the collectibles, to the extent the gain is attributable to unrealized appreciation in value of the collectibles. Therefore, any gain recognized by an individual U.S. Investor attributable to a sale or exchange of Shares held for more than one year, or attributable to the Fund’s sale of any Physical Silver that the investor is treated (through his, her or its ownership of Shares) as having held for more than one year, generally will be subject to U.S. federal income tax at a maximum rate of 28%. The tax rates for capital gains recognized on the sale of assets held by an individual U.S. Investor for one year or less, or by a taxpayer other than an individual, are generally the same as those at which ordinary income is taxed.

3.8% Tax on Net Investment Income

An individual is required to pay a 3.8% surtax on the lesser of (1) the excess of the individual’s “modified adjusted gross income” over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or (2) the individual’s “net investment income,” which generally includes dividends, interest, and net gains from the disposition of investment property. This surtax is in addition to any other taxes due on that income. U.S. Investors should consult their own tax advisers regarding the effect, if any, this provision may have on their investment in Shares.

Brokerage Fees and Fund Expenses

Any brokerage or other transaction fee incurred by an investor in purchasing Shares will be included in the investor’s tax basis in the Fund’s underlying assets. Similarly, any brokerage fee incurred by an investor in selling Shares will reduce the amount the investor realizes with respect to the sale.

Investors will be required to recognize the full amount of gain or loss on a sale of Physical Silver by the Fund (as discussed above), even though some or all of the sale proceeds are used by the Fund to pay Fund expenses. An investor may deduct its respective pro rata share of each expense incurred by the Fund to the same extent as if it directly incurred the expense. Investors who are individuals, however, may be required to treat some or all of the expenses of the Fund as miscellaneous itemized deductions, which are currently not deductible. Prospective investors should consult their own tax advisors regarding the U.S. federal income tax consequences of holding Shares in light of their particular circumstances.

Income Taxation of Non-U.S. Investors

A Non-U.S. Investor generally will not be subject to U.S. federal income tax with respect to gain recognized on the sale or other disposition of Shares, or on the sale of Physical Silver by the Fund, unless (1) the Non-U.S. Investor is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition and the gain is treated as being from U.S. sources or (2) the gain is effectively connected with the conduct by the Non-U.S. Investor of a trade or business in the United States and certain other conditions are met. Non-U.S. Investors are advised to consult their own tax advisers as to the tax consequences, under the laws of any Non-U.S. jurisdiction to which they are subject, of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

U.S. Information Reporting and Withholding

To the extent required by applicable regulations, the Sponsor will file certain information returns with the IRS, will make information available that will enable brokers and custodians through which investors hold Shares to prepare and file certain information returns with the IRS, and will provide certain tax-related information to investors, in each case in connection with the Fund. To the extent required by applicable regulations, each investor will be provided with information regarding its allocable portion of the Fund’s annual income, deductions, gains and losses (if any).

A U.S. Investor may be subject to U.S. federal backup withholding, at the rate of 24%, in certain circumstances unless it provides its taxpayer identification number to its broker and complies with certain certification procedures. A Non-U.S. Investor may have to comply with certification procedures to establish that it is not a United States person (as that term is defined in the Code), and some Non-U.S. Investors will be required to meet certain information reporting or certification requirements imposed by the Foreign Account Tax Compliance Act to avoid withholding. Backup withholding is not an additional tax, and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

Certain State and Local Taxation Matters

Prospective investors should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Shares. These considerations arise under various taxing schemes, which include taxes imposed on entities treated as partnerships for U.S. federal income tax purposes, withholding on the distributive share of a nonresident partner, franchise and capital taxes, gross income taxes, net income taxes, value added taxes, and gross receipts taxes.

State and local tax laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit for state net income tax purposes. For investors that are taxed as entities for state or local tax income tax purposes, the taxable nexus, income, and apportionment factors of a Fund may flow through to the investor and such flow-through may disproportionately impact the taxability of the investor in one or more jurisdictions relative to that investor’s distributive share from the Fund. For investors that are individuals, the taxable nexus and apportioned income of a Fund will generally flow through to the investor and the investor’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local income tax purposes in the jurisdiction in which the investor is a resident.

The Fund may have a taxable nexus with one or more jurisdictions that will subject an investor to tax (and require an investor to file a state and local tax return with the jurisdiction in respect to the investor's share of the income derived from that business). A prospective investor should consult its tax advisor with respect to the availability of a credit for such tax in the jurisdiction(s) in which the investor is resident.

INVESTMENT BY RETIREMENT PLANS, IRAS AND OTHER PLANS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and section 4975 of the Code impose certain requirements employee benefit plans that are subject to the fiduciary duty provisions under ERISA (“ERISA Plans”).  Such obligations include compliance with ERISA’s fiduciary duty and prohibited transaction provisions.  Furthermore, section 4975 of the Code imposes certain obligations on plans and other arrangements, including individual retirement accounts established under section 408 of the Code, that generally are not covered by ERISA but are subject to the prohibited transaction provisions under section 4975 of the Code (“IRAs”).  Additionally, investment funds or other entities (“Plan Asset Entities”) the assets of which are deemed to be “plan assets” for purposes of ERISA or section 4975 of the Code pursuant to 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”) are subject to the fiduciary duty and prohibited transactions of ERISA and/or the Code.  Employee benefits plans that offered by governmental employers to their employees and certain church plans (“Other Plans”) are not subject to ERISA or section 4975 of the Code, but may be subject to state or local laws that are similar to ERISA and section 4975 of the Code (“Similar Law”).

Prior to purchasing the Shares, the fiduciary responsible for making such investment on behalf of an ERISA Plan or Plan Asset Entity, as applicable, should carefully consider, taking into account the facts and circumstances of the ERISA Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including (1) whether the fiduciary has the authority to make the investment under the appropriate governing ERISA Plan documents, (2) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person,” (3) the Plan’s funding objectives and investment goals, and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the Plan’s overall investment policy, the composition of its investment portfolio and its need for sufficient liquidity to pay benefits when due.  The IRA owner or other fiduciary acting on behalf of the IRA should consider whether an investment in the Shares will result in a prohibited transaction under the Code.  Fiduciaries and others authorized to act on behalf of Other Plans should consider whether an investment in the Shares complies with Similar Law.

Additionally, ERISA includes specific requirements requiring assets of an ERISA Plan be held in trust and that the indicia of ownership of ERISA Plan assets be maintained within the jurisdiction of the United States federal courts.  The Code requires that the assets of an IRA be held by qualified custodians.  Fiduciaries acting on behalf of ERISA Plans and Plan Asset Entities and IRA owners should consult with their legal counsel regarding the application of these rules, particularly if the plan or IRA intends to redeem its Shares for Physical Silver, because not all trustees or custodians will hold in trust or custody this type of asset.

Under the Plan Assets Regulation, if an ERISA Plan, IRA or Plan Asset Entity invests in an “equity interest” of an entity that is not a “publicly offered security” then the Plan’s assets will include both the equity interest and an undivided interest in each of the underlying assets of the entity unless an exception under the Plan Assets Regulation is met.  The Plan Assets Regulation defines a “publicly-offered security” as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act or sold pursuant to an effective registration statement under the Securities Act of 1933, as amended, if the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred.  For these purposes, a security is considered “widely held” only if it is part of a class of securities that is owned by 100 or more investors that are independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer’s control.  In addition, the Plan Assets Regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Assets Regulation further provides that, when a security is part of an offering in which the minimum investment is $10,000 or less certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” It is noted that the Plan Assets Regulation only establishes a presumption in favor of the finding of free transferability where the restrictions are consistent with the particular types of restrictions listed in the Plan Assets Regulation.  We believe that the Shares will be publicly-offered securities for purposes of the Plan Assets Regulation. However, there is a very little guidance from the Department of Labor (“Department”) interpreting its regulation and we cannot be assured that the Department would not take a different position.

Section 408(m) of the Code provides that the purchase of a “collectible” as an investment for an IRA under section 408 of the Code, or for a participant-directed account maintained under any plan that is tax-qualified under section 401(a) of the Code (Tax-Qualified Account), is treated as a taxable distribution from the account to the owner of the IRA, or to the participant for whom the Tax-Qualified Account is maintained, of an amount equal to the cost to the account of acquiring the collectible. In addition, if a redemption of the Shares results in the delivery of Physical Silver to an IRA or Tax-Qualified Account, that exchange could constitute the acquisition of a collectible to the extent provided under section 408(m). The Trust has not sought or received a ruling from the IRS or an opinion of counsel regarding whether the acquisition of the Shares by an IRA or a Tax-Qualified Account will be considered an acquisition of a collectible or whether an IRA will be treated as having made a distribution to the IRA owner or plan participant under section 408(m) by reason of owning the Shares or the redemption of Shares in exchange for Physical Silver. IRA owners and plan participants are strongly urged to consult with their tax advisors before directing any such accounts to invest in the Shares or to redeem the Shares for Physical Silver because such acquisition or redemption may be considered a taxable distribution from the IRA or plan.

PLAN OF DISTRIBUTION

The Fund issues Shares in Baskets only to Authorized Participants in exchange for deposits of Physical Silver on a continuous basis. As of the date of this Prospectus, the Trust has agreements with the following Authorized Participants with respect to the Fund: Wells Fargo Securities, LLC and Goldman Sachs & Co. LLC. The Fund will not issue fractions of a Basket to Authorized Participants. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. The Initial Purchaser is a statutory underwriter under Section 2(a)(11) of the Securities Act. Subsequent Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter.

The Initial Purchaser will purchase the initial Baskets. The Initial Purchaser intends to reoffer the initial Baskets at a per Share offering price that will vary, depending on, among other factors, the market price of silver and the trading price of the Shares on the Exchange. The Initial Purchaser will not receive from the Trust, the Sponsor, the Trustee or any of their affiliates a fee or other compensation in connection with the sale of the Shares. The Trust will not bear any expenses in connection with the offering or sale of the initial Baskets.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of FINRA or will be exempt from being or otherwise will not be required to be so regulated or registered. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investors’ state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Sponsor and the Marketing Agent are parties to a Marketing Agent Agreement (the “Marketing Agent Agreement”), pursuant to which the Marketing Agent provides assistance in the marketing of the Shares, including participating in the development and preparation of marketing materials and additional web presence for the Fund. The Marketing Agent’s compensation for such services is based on the average daily net assets of the Fund during a calendar quarter not attributable to Shares held by the Sponsor or its affiliates (the “Third Party Assets”), and is capped at an amount equal to 10% of the gross proceeds to the Fund from sale of the Shares. Any fees payable to the Marketing Agent are payable by the Sponsor from the Sponsor’s Fee. The Fund will not incur additional financial or other performance obligations pursuant to the Marketing Agent Agreement.

The offering Baskets are being made in compliance with FINRA Conduct Rule 2310. Authorized Participants will not receive from the Fund or the Sponsor any compensation in connection with an offering of the Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with such offering of Shares in excess of 10% of the gross proceeds of the offering.

THE TRUST AND THE FUND

The Trust

The Trust was formed as a Delaware statutory trust, organized into separate series, on September 16, 2025. The Trust is a passive investment vehicle with no management, no board of directors and no audit committee. The Trust is governed by the Trust Agreement between the Sponsor and the Trustee. The Trust Agreement sets out the rights of the shareholders and the rights and obligations of the Trust and Trustee. Delaware State law governs the Trust Agreement. The following is a summary of material provisions of the Trust Agreement. It is qualified by reference to the entire Trust Agreement, which is filed as an exhibit to the registration statement of which this Prospectus is a part.

The Fund’s Strategies

The assets of the Fund consist primarily of Physical Silver held at the Custodian on behalf of the Fund. Physical Silver is delivered to the Fund and distributed by the Fund in connection with the creation and redemption of Baskets by Authorized Participants. Physical Silver may be purchased by the Fund for cash management purposes. Physical Silver will be sold by the Fund: (1) to pay the expenses of the Fund not assumed by the Sponsor; (2) to pay any Cash Amounts owed to Authorized Participants; and (3) if the Fund terminates and liquidates its assets. Physical Silver will be delivered or sold as otherwise required by law or regulation. The sale of Physical Silver by the Fund, including the sale of Physical Silver to generate cash to pay its fees and expenses or any Cash Amounts, may be a taxable event for investors. See “U.S. FEDERAL INCOME TAX CONSEQUENCES - Taxation of U.S. Investors.”

The Fund is not registered as an investment company under the 1940 Act and is not required to register under such act. The Fund will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act, as administered by the CFTC. The Fund is not a commodity pool for purposes of the Commodity Exchange Act and neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Fund or the distribution by the Fund of the amount of Physical Silver represented by the Baskets being created or redeemed. The total amount of Physical Silver required for the creation of Baskets will be based on the combined net assets of the Fund represented by the number of Baskets being created or redeemed. The initial amount of Physical Silver required for deposit with the Fund to create Shares is 10,000 Troy Ounces of Physical Silver per Basket. The number of Troy Ounces of Physical Silver required to create a Basket or to be delivered upon a redemption of a Basket will gradually decrease over time. This is because the Shares comprising a Basket will represent a decreasing amount of Physical Silver due to the issuance of Shares, or the delivery or sale of the Fund’s Physical Silver to pay the Sponsor’s Fee and the Fund’s expenses not assumed by the Sponsor.

The Fund has no fixed termination date.

The Fund’s Silver

The Physical Silver owned by the Fund will be comprised of .999+ fine silver bars of various denominations from members of the current LBMA Good Delivery List. Physical Silver is the only silver held by the Fund. The Fund intends to hold Physical Silver in the form of 10 ounce, 100 ounce and 1,000 ounce silver bars. The bars are measured by the gross weight of the bar, as opposed to only the fine ounces of silver contained in the bar.

Fund Expenses

The Fund’s only ordinary recurring expense is expected to be the remuneration due to the Sponsor of 0.39% of the net asset value of the Fund. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume all routine operational, administrative and other ordinary expenses of the Fund, including, but not limited to, each of the administrator fees, custodian fees, transfer agent fees, trustee fees, applicable license fees, fees and expenses related to public trading of the Shares on the securities exchange (including registration, marketing, legal and audit fees and expenses), insurance costs, legal expenses, audit fees, regulatory and compliance fees, including any fees for or relating to the registration of the Shares with the SEC, printing and mailing costs and costs of maintaining the Fund’s website. The routine ordinary expenses assumed by the Sponsor on behalf of the Fund are not subject to any caps. The Sponsor also will pay the costs of the Fund’s organization and the initial sale of the Shares, including applicable SEC registration fees, subject to reimbursement by Texas Precious Metals.

The Sponsor is not assuming interest charges on any borrowings, taxes, brokerage commissions and other expenses incurred in placing orders for the purchase and sale of instruments held by the Fund, accrued deferred tax liability, and any extraordinary fees and expenses of a Fund which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount. The Fund will sell Physical Silver in such quantity and at such times as may be necessary to permit payment in cash of the Fund’s extraordinary expenses and other Fund expenses and liabilities not assumed by the Sponsor, if any. The Fund is authorized to sell such Physical Silver at such times and in the smallest amounts required to permit such payments as they become due, it being the intention to avoid or minimize the Fund’s holdings of assets other than Physical Silver. Accordingly, the amount of Physical Silver to be sold will vary from time to time depending on the level of the Fund’s expenses. The Fund may also purchase or sell Physical Silver in order to maintain a cash position to settle any Cash Amount in connection with the creation or redemption of Shares, as described above in the section titled “CREATION AND REDEMPTION OF SHARES BY AUTHORIZED PARTICIPANTS.” Cash held by the Cash Custodian pending payment of the Fund’s expenses will not bear any interest.

The Sponsor on behalf of the Fund will cause silver to be purchased or sold through dealers, including Texas Precious Metals, in OTC transactions through which the Sponsor may reasonably expect to obtain a favorable price and good execution of orders. The Sponsor on behalf of the Fund may enter into agreements with dealers, in addition to Texas Precious Metals, prior to the purchase or sale of any silver through dealers in OTC transactions. The Sponsor may consider the market price expected to be obtained by such dealer and the ability of the dealer to conduct the sale of silver with a minimal impact on the market price of silver. The Sponsor may offset the importance of one factor against the remaining factors. The Sponsor and the Fund shall not be liable for loss incurred by reason of any purchase or sale. See “U.S. Federal Income Tax Consequences — Taxation of U.S. Investors” for information on the tax treatment of silver sales. The purchase and sale of silver has transaction costs, including the bid-ask spread along with the operational costs from the labor and overhead involved in calculating, executing, monitoring, and accounting for transactions in the silver markets and related cash movements. The Fund will assume any transaction costs related to the purchase or sale of silver.

From time to time, the Sponsor may, with the consent of Texas Precious Metals, waive all or a portion of the Sponsor’s Fee. The Sponsor is under no obligation to continue a waiver after the end of a stated period, and, if such waiver is not continued, the Sponsor’s Fee will thereafter be paid in full. Presently, the Sponsor does not intend to waive any of its fees.

The Sponsor on behalf of the Fund will also cause the sale of the Fund’s Physical Silver if the sale is required by applicable law or regulation or sell the Fund’s Physical Silver in connection with the termination and liquidation of the Fund. On and after termination of the Fund, the Sponsor will wind up the business and affairs of the Fund and deliver Fund Property upon surrender and cancellation of Shares. The Sponsor will not accept any purchase order or redemption order after the date of dissolution. If any Shares remain outstanding after the date of dissolution of the Fund, the Sponsor thereafter will (i) discontinue the registration of transfer of Shares; (ii) continue to collect distributions pertaining to Fund Property and hold proceeds thereof uninvested, without liability for interest; and (iii) pay the Fund’s expenses and may sell Fund Property as necessary to meet those expenses. After the dissolution of the Fund, the Sponsor will sell or otherwise liquidate the Fund Property then held and after deducting any fees, expenses, taxes or other governmental charges payable by the Fund and any expenses for the account of DTC of such Shares and any applicable taxes or other governmental charges, promptly distribute the net proceeds from such sale to DTC. The Trustee and the Sponsor shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made pursuant to the Sponsor’s instruction or otherwise made in good faith. The proceeds of the liquidation of the Fund’s assets are expected to be distributed in cash. Shareholders are not entitled to any of the Fund’s underlying Physical Silver holdings upon the dissolution of the Fund. Cash held by the Administrator or the Cash Custodian pending payment of the Fund’s expenses will not bear any interest.

Valuation of Physical Silver and Computation of Net Asset Value

The Administrator values the Physical Silver held by the Fund and determines the net asset value of the Fund on each day the Exchange is open for regular trading, as promptly as practicable after 4:00 PM EST. If the LBMA Silver Price has not been announced by 4:00 PM EST time on a particular evaluation day, the next most recent LBMA Silver Price is used in the determination of the net asset value of the Fund, unless the Administrator, in consultation with the Sponsor, determines that such price is inappropriate to use as the basis for such determination. In the event the Administrator and the Sponsor determine that such price is not an appropriate basis for valuation of the Fund’s Physical Silver, they will identify an alternative basis for such valuation to be employed by the Administrator. In determining an alternative basis for such valuation, the Administrator and the Sponsor may consider such criteria as observable market-based inputs, including market quotations and/or trading platforms on which silver is traded. While we believe that the LBMA Silver Price is an appropriate indicator of the value of silver, there are other indicators that are available that could be different than the LBMA Silver Price. The use of such an alternative indicator could result in materially different fair value pricing of the Physical Silver in the Fund which could result in different market adjustments or redemption value adjustments of our outstanding redeemable Shares. In the event of a material change, the Sponsor will notify shareholders in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports, as applicable.

Once the value of the Physical Silver has been determined, the Administrator subtracts all estimated accrued fees, expenses and other liabilities of the Fund from the total value of the Physical Silver and all other assets of the Fund (other than any amounts credited to the Fund’s reserve account, if established). The resulting figure is the net asset value of the Fund. The Administrator determines the net asset value per Share by dividing the net asset value of the Fund by the number of Shares outstanding as of the close of trading on the Exchange.

The Administrator’s estimation of accrued but unpaid fees, expenses and liabilities will be conclusive upon all persons interested in the Fund, and no revision or correction in any computation made under the Trust Agreement will be required by reason of any difference in amounts estimated from those actually paid.

The Sponsor and the investors may rely on any evaluation or determination of any amount made by the Administrator, and, except for any determination by the Sponsor as to the price to be used to evaluate Physical Silver, the Sponsor will have no responsibility for the evaluation’s accuracy. The determinations the Administrator makes will be made in good faith upon the basis of, and the Administrator will not be liable for any errors contained in, information reasonably available to it. The Administrator will not be liable to the Sponsor, Authorized Participants, the investors or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Administrator against any liability resulting from bad faith or gross negligence in the performance of its duties.

Impact of Fund Expenses on the Fund’s Net Asset Value

The net asset value of the Fund is used to compute the Sponsor’s Fee, and the Administrator will subtract from the net asset value of the Fund the amount of accrued Sponsor’s Fee. Should the need arise for the Fund to sell Physical Silver for expenses the Sponsor does not pay, the purchase price received as consideration for such sales will be the Fund’s sole source of funds to cover its liabilities. The Fund does not engage in any activity designed to derive a profit from changes in the price of silver. Physical Silver not needed to redeem Baskets, or to cover the Fund expenses not assumed by the Sponsor, is held in physical form by the Custodian. As a result of the potential sales of Physical Silver to pay in cash the Fund expenses (including the Sponsor’s Fee and other expenses not assumed by the Sponsor), the net asset value of the Fund and, correspondingly, the fractional amount of Physical Silver represented by each Share will decrease over the life of the Fund. New deposits of Physical Silver, received in exchange for additional new Baskets issued by the Fund, will not reverse this trend.

Termination of the Trust and the Fund

The Sponsor may terminate the Trust or the Fund at any time for any reason in its sole discretion, however, notwithstanding the foregoing, if the Trust or the Fund fails to qualify for treatment or ceases to be treated as a "grantor trust" under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, the Sponsor will evaluate whether it is advisable and the best interest of the shareholders to terminate the Trust or the Fund as a result of such tax treatment or change in tax treatment, reorganize the Fund into a new series of the Trust or continue the Trust and the Fund without further action. Where practicable, the Sponsor will give written notice of the termination of the Trust or the Fund, specifying the anticipated date of termination, to applicable shareholders at least thirty (30) days prior thereto. The Sponsor will, within a reasonable time after such termination, sell all of the Fund’s Physical Silver not already distributed to Authorized Participants redeeming Baskets, if any, in such a manner so as to effectuate orderly sales and a minimal market impact.

When selling Physical Silver, the Sponsor will follow the same protocols it follows when selling Physical Silver in connection with redemptions of Baskets and payment of Fund expenses. The Sponsor, on behalf of the Trust, will cause silver to be sold through dealers, including Texas Precious Metals (as defined below), in OTC transactions through which the Sponsor may reasonably expect to obtain a favorable price and good execution of orders. The final NAV will reflect any difference between the LBMA Silver Price utilized in calculating NAV on the liquidation date and the price, whether higher or lower, at which the Fund actually sells the Physical Silver.

The Sponsor may suspend its sales of the Fund’s Physical Silver upon the occurrence of unusual or unforeseen circumstances and will not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made. Upon the surrender of all Shares, the payment of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees) and the completion of the sale of Physical Silver for cash by the Fund, the Trustee will instruct the delivery of cash to the shareholders of the Fund as of the liquidation date.

Upon termination of the Trust, following completion of winding up of its operations by the Sponsor, the Trustee, upon written directions and at the expense of the Sponsor, shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement hereto shall be effective on such date as designated by Sponsor in its sole discretion.

Governing Law

The Trust Agreement, and the rights of the Sponsor, the Trustee, DTC (as registered owner of the Trust’s global certificates for Shares) and the shareholders under the Trust Agreement, are governed by the laws of the State of Delaware, except for causes of action related to violations of U.S. federal or state securities laws. The Trust Agreement and its provisions shall prevail over any contrary or limiting statutory or common law of the State of Delaware, other than the DSTA. The Trust Agreement provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the exclusive jurisdiction for any claims, suits, actions or proceedings arising under the Trust Agreement, other than causes of actions for violations of U.S. federal or state securities laws. The Trust Agreement also waives the right to trial by jury in any such claim, suit, action or proceeding arising under the Trust Agreement, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the waiver of the right to trial by jury provision of the Trust Agreement.

Fiscal Year

The fiscal year of the Fund is April 1 to March 31. The Sponsor may select an alternate fiscal year. The first fiscal year of the Fund will end on March 31, 2027.

Not a Regulated Commodity Pool

The Fund does not trade in silver futures contracts on COMEX or on any other futures exchange. Because the Fund does not trade in silver futures contracts on any futures exchange, the Fund is not regulated by the CFTC under the Commodity Exchange Act as a “commodity pool,” and is not operated by a CFTC-regulated commodity pool operator. Investors in the Fund do not receive the regulatory protections afforded to investors in regulated commodity pools, nor may COMEX or any futures exchange enforce its rules with respect to the Fund’s activities. In addition, investors in the Fund do not benefit from the protections afforded to investors in silver futures contracts on regulated futures exchanges.

Other Methods of Investing in Silver

The Fund competes with other financial vehicles, including traditional debt and equity securities issued by companies in the silver industry and other securities backed by or linked to silver, direct investments in silver and investment vehicles similar to the Fund.

Licenses

THE LBMA SILVER PRICE, WHICH IS ADMINISTERED AND PUBLISHED BY ICE BENCHMARK ADMINISTRATION LIMITED (IBA), SERVES AS, OR AS PART OF, AN INPUT OR UNDERLYING REFERENCE FOR Y’ALL STREET PHYSICAL SILVER ETF.

LBMA SILVER PRICE IS A TRADE MARK OF PRECIOUS METALS PRICES LIMITED, AND IS LICENSED TO IBA AS THE ADMINISTRATOR OF THE LBMA SILVER PRICE. ICE BENCHMARK ADMINISTRATION IS A TRADE MARK OF IBA AND/OR ITS AFFILIATES. THE LBMA SILVER PRICE, AND THE TRADE MARKS LBMA SILVER PRICE AND ICE BENCHMARK ADMINISTRATION, ARE USED BY TEUCRIUM ASSET MANAGEMENT, LLC WITH PERMISSION UNDER LICENCE BY IBA.

IBA AND ITS AFFILIATES MAKE NO CLAIM, PREDICATION, WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED FROM ANY USE OF THE LBMA SILVER PRICE, OR THE APPROPRIATENESS OR SUITABILITY OF THE LBMA SILVER PRICE FOR ANY PARTICULAR PURPOSE TO WHICH IT MIGHT BE PUT, INCLUDING WITH RESPECT TO Y'ALL STREET PHYSICAL SILVER ETF. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL IMPLIED TERMS, CONDITIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, AS TO QUALITY, MERCHANTABILITY, FITNESS FOR PURPOSE, TITLE OR NON-INFRINGEMENT, IN RELATION TO THE LBMA SILVER PRICE, ARE HEREBY EXCLUDED AND NONE OF IBA OR ANY OF ITS AFFILIATES WILL BE LIABLE IN CONTRACT OR TORT (INCLUDING NEGLIGENCE), FOR BREACH OF STATUTORY DUTY OR NUISANCE, FOR MISREPRESENTATION, OR UNDER ANTITRUST LAWS OR OTHERWISE, IN RESPECT OF ANY INACCURACIES, ERRORS, OMISSIONS, DELAYS, FAILURES, CESSATIONS OR CHANGES (MATERIAL OR OTHERWISE) IN THE LBMA SILVER PRICE, OR FOR ANY DAMAGE, EXPENSE OR OTHER LOSS (WHETHER DIRECT OR INDIRECT) YOU MAY SUFFER ARISING OUT OF OR IN CONNECTION WITH THE LBMA SILVER PRICE OR ANY RELIANCE YOU MAY PLACE UPON IT.

DESCRIPTION OF THE SHARES

The Fund is authorized under the Trust Agreement to create and issue an unlimited number of Shares. The Fund will create Shares in Baskets, each equal to a block of 10,000 Shares, only upon the order of an Authorized Participant. The Shares represent units of fractional undivided beneficial interest in the net assets of the Fund and have no par value. The minimum order for the issuance, or creation, or redemption of Shares is generally one Basket; however, the Sponsor may, at its discretion, temporarily change the minimum order for the issuance or redemption of Shares to be up to four Baskets for as long as may be determined by the Sponsor. The minimum creation order will be same as the minimum redemption order. The Shares of the Fund are expected to be listed for trading, subject to notice of issuance, on the Exchange under the symbol “YSAG.” The Fund’s Shares may be bought and sold on the Exchange like any other exchange-listed security.

Investors may obtain silver pricing information based on the spot price for a Troy Ounce from various financial information service providers. Current spot prices also are generally available with bid/ask spreads from silver bullion dealers. In addition, the Fund’s website (yallstreetetfs.com) will provide pricing information for silver spot prices and the Shares. Market prices for the Shares will be available from a variety of sources including brokerage firms, information websites and other information service providers. The net asset value of the Fund will be published by the Sponsor on each day that the Exchange is open for regular trading and will be posted on the Fund’s website.

Any creation and issuance of Shares above the amount registered on the registration statement of which this Prospectus is a part will require the registration of such additional Shares.

Description of Limited Rights

The Shares do not represent a traditional investment and you should not view them as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. As an investor, you will not have the statutory rights normally associated with the ownership of shares of a corporation, including, for example, the right to bring “oppression” or “derivative” actions. See "DESCRIPTION OF THE SHARES - Limitations on the Right to Bring Derivative Actions" below. All Shares are of the same class with equal rights and privileges. Each Share is transferable, is fully paid and non-assessable and entitles the holder to vote on the limited matters upon which investors may vote under the Trust Agreement. The Shares are entitled to be redeemed or exchanged for Physical Silver as described in this Prospectus. The Shares do not entitle their holders to any conversion or pre-emptive rights or redemption rights for single Shares.

Redemption of Shares in Exchange for Physical Silver

The Shares may be redeemed by or through an Authorized Participant in Baskets. See “CREATION AND REDEMPTION OF SHARES BY AUTHORIZED PARTICIPANTS” for details.

Distributions

Shareholders generally will not receive regular distributions of the net income and capital gains earned by the Fund. If the Fund is terminated and liquidated, the Sponsor will distribute to the investors any amounts remaining after the satisfaction of all outstanding liabilities of the Fund and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor shall determine. See “THE TRUST AND THE FUND – Termination of the Trust.” Investors of record on the record date fixed by the Sponsor for a distribution will be entitled to receive their pro rata portion of any distribution.

Voting Rights

Except as required under applicable Federal law or under the rules or regulations of the Exchange, shareholders shall have no voting rights hereunder or under the DSTA (including with respect to mergers, consolidations or conversions of the Trust or transfers to or domestication in any jurisdiction by the Trust or any other matters that under the DSTA default voting rights are provided to holders of beneficial interests). The shareholders shall have the right to vote on other matters only as the Sponsor may consider desirable and so authorize in its sole discretion. To the extent that Federal or Delaware law is amended, modified or interpreted by rule, regulation, order, or no-action letter to (on a mandatory basis) expand, eliminate or limit shareholders’ right to vote on any specific matter, the shareholders’ right to vote shall be deemed to be amended, modified or interpreted in accordance therewith without further approval by the Sponsor or the shareholders. Nothing set forth in the Trust Agreement shall be construed so as to constitute the shareholders from time to time as partners or members of an association; nor shall any shareholder ever be liable to any third person by reason of any action taken by the parties to the Trust Agreement, or for any other cause whatsoever.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be deposited by the Transfer Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates will evidence all of the Shares outstanding at any time. Under the Trust Agreement, investors may only hold Shares through (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”); (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”); and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Investors who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Transfer Agent and the Sponsor. Under such circumstances, the Sponsor will find a replacement DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Sponsor will terminate the Fund.

The rights of the investors generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Share Splits

If the Sponsor believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range, the Sponsor may declare a split or reverse split in the number of Shares outstanding and make a corresponding change in the number of Shares constituting a Basket.

Limitations on the Right to Bring Derivative Actions

Pursuant to the terms of the Trust Agreement, shareholders’ statutory right under Delaware law to bring a derivative action is restricted. Under Delaware law, a shareholder may only bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue, and the Sponsor shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a shareholder demand by virtue of the fact that the Sponsor receives remuneration for its service as the Sponsor of the Trust or an employee or officer of the Sponsor receives remuneration for his or her service as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust. Additionally, the Trust Agreement includes conditions that require (1) a shareholder or shareholders to make a pre-suit demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed (a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue) and (2) shareholders eligible to bring a derivative action under the DSTA who hold at least 10% of the outstanding Shares of the Trust, or 10% of the outstanding Shares of the Fund to which such action relates, must join in a request for the Sponsor to commence such action. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws to the extent its application is found to violate the federal securities laws.

THE SPONSOR

The Sponsor, Teucrium Asset Management, LLC, is a Delaware limited liability company. The principal office of the Sponsor and the Trust are located at Three Main Street, Suite 215, Burlington, Vermont 05401. The Sponsor and its management have limited history of operating investment vehicles like the Fund.

The Sponsor’s Role

The Sponsor: (1) will select the Trustee, Administrator, Transfer Agent, Custodian, Cash Custodian, Marketing Agent and any other Trust Service Providers; (2) will negotiate various agreements and fees for the Fund; (3) maintain the Fund’s web site; and (4) will perform such other services as the Sponsor believes that the Fund may require.

The Fund is managed and controlled by the Sponsor pursuant to the terms of the Trust Agreement and the Sponsor Agreement. The Sponsor arranged for the creation of the Fund, the registration of the Shares for their public offering in the United States and the listing of the Shares on the Exchange. The Sponsor also paid the costs of the Fund’s organization and the initial sale of the Shares, including applicable SEC registration fees, subject to reimbursement by Texas Precious Metals. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume to pay all of the routine operational, administrative and other ordinary expenses of the Fund, including, but not limited to, the following administrative and marketing expenses incurred by the Fund: each of the Trustee’s, Administrator’s, Custodian’s, Cash Custodian’s, Transfer Agent’s and Marketing Agent’s monthly fee and out-of-pocket expenses and expenses reimbursable in connection with such service provider’s respective agreement; the marketing support fees and expenses; exchange listing fees; SEC registration fees; printing and mailing costs; maintenance expenses for the Fund’s website; audit fees and expenses; and routine legal expenses. The routine ordinary expenses assumed by the Sponsor on behalf of the Fund are not subject to any caps. The Sponsor is not responsible for interest charges on any borrowings, taxes, brokerage commissions and other expenses incurred in placing orders for the purchase and sale of instruments held by the Fund, accrued deferred tax liability, and any extraordinary fees and expenses of a Fund which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses.

While the Sponsor will not exercise day-to-day oversight over the Fund’s service providers, the Sponsor will engage the Transfer Agent, the Marketing Agent, the Administrator, the Custodian and the Cash Custodian to assist in implementing the creation and redemption process for the Fund.

Liability and Indemnification

The Sponsor will not be under any liability to the Fund, the Trust, the Trustee or any shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Physical Silver or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Key Personnel of the Trust and the Sponsor

The Trust does not have any directors, officers or employees. The following persons, in their respective capacities as directors or executive officers of the Sponsor, perform certain functions with respect to the Trust and the Fund that, if the Trust had directors or executive officers, would typically be performed by them.

Name and Age	Position(s) Held with the Trust and the Sponsor	Length of Time Served	Principal Occupation(s) During Past Five Years
Sal Gilbertie, 65	President, Chief Executive Officer, Chief Investment Officer, Secretary	Since inception in 2025	President, Chief Executive Officer, Chief Investment Officer, Secretary, Principal, Branch Manager and Associated Person, Teucrium Trading, LLC (Jan. 2010 – present); Officer, Principal and Associated Person, Teucrium Investment Advisors, LLC (March 2022 – present)

Cory Mullen-Rusin, 38	Chief Financial Officer, Chief Accounting Officer (2025 – present), Chief Compliance Officer (2025)	Since inception in 2025	Chief Financial Officer, Chief Accounting Officer, Teucrium Trading, LLC (Sept. 2018 – present); Officer and Principal, Teucrium Investment Advisors, LLC (March 2022 – present), Chief Compliance Officer (Sept. 2018-Dec 2025)

Springer Harris, 37	Chief Operating Officer	Since inception in 2025	Chief Operating Officer, Director of Operations, Teucrium Trading, LLC (May 2011 – Present); Principal, Officer, NFA Associated Member, Associated Person and Swap Associated Person of Teucrium Investment Advisors LLC (March 2022 – present)

The Sponsor’s Fee

The Sponsor’s Fee accrues daily and is paid monthly in arrears at an annualized rate equal to 0.39% of the net asset value of the Fund. The Fund must pay the Sponsor’s Fee in cash.

Successor Sponsors

If the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Trustee may terminate and liquidate the Trust and distribute its remaining assets. The Trustee has no obligation to appoint a successor sponsor or to assume the duties of the Sponsor and neither will have any liability to any person because the Trust is or is not terminated as described in “THE TRUST AND THE FUND — Termination of the Trust” above. The dissolution of the Sponsor, or its ceasing to exist as a legal entity from, or for, any cause, shall not operate to terminate the Trust Agreement insofar as the duties and obligations of the Trustee are concerned.

THE TRUSTEE

The sole Trustee of the Trust is Wilmington Trust, National Association, a national banking association. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Trust are limited to its express obligations under the Trust Agreement. The Trustee has not participated in the preparation of this offering document and shall have no responsibility or liability for the contents herein.

The Trustee’s Role

The Trustee is the trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the DSTA. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. Under the Trust Agreement, the Sponsor has the exclusive management and control of all aspects of the activities of the Trust.

General Duty of Care of Trustee

Under the Trust Agreement the Trustee shall have no liability other than for its own willful misconduct or gross negligence. For limitations of the fiduciary duties of the Trustee, see the limitations on liability set forth in “THE TRUSTEE — Limitation on Trustee’s Liability.”

Limitation on Trustee’s Liability and Indemnification

The Trustee shall not be liable for the default or misconduct of the Trust, the Sponsor, the Administrator, the Custodian, any shareholder or any other person under the Trust Agreement or any other agreement to which the Trust is a signatory or bound (a “Transaction Document”) or otherwise, nor shall the Trustee be liable for any delay in the performance or failure to perform its duties if such failure is a result of another party failing to perform their responsibilities, and the Trustee shall not be liable for any acts or omissions of the Sponsor, nor shall the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust, and the Trustee may assume performance by the Trust, the Sponsor, the Administrator, the Custodian, any shareholder or any other person under the Trust Agreement or under any Transaction Document. In particular, but not by way of limitation:

●	the Trustee shall not be liable for any error of judgment made in good faith, except to the extent such error of judgment constitutes gross negligence on its part;

●

the Trustee is not required to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers under the Trust Agreement, if the Trustee has reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

●	under no circumstances shall the Trustee be liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust or any series of the Trust, including the Fund;

●

the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document;

●

the Trustee will not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties;

●

the Trustee shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Trustee in accordance with the advice of counsel or other professionals retained or consulted by the Trustee;

●

in the exercise or administration of the Trust under the Trust Agreement, the Trustee (a) may act directly or through agents, custodians, nominees or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the default or misconduct of such agents, custodians, nominees or attorneys if such agents, custodians, nominees or attorneys shall have been selected by the Trustee in good faith and with due care; and (b) at the expense of the Trust may consult with counsel, accountants, experts and other skilled persons to be selected by it in good faith and with due care and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants, experts or other skilled persons, all of which action or inaction shall be deemed to be duly authorized;

●

in no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

●	the Trustee shall not be obligated to give any bond or other security for the performance of any of its duties hereunder.

The Sponsor agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless, the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section), claims, actions, suits, costs, expenses or disbursements (including customary and documented legal fees and expenses and legal fees and expenses incurred pursuant to enforcement of said indemnification rights) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of any of the Indemnified Parties, as finally determined by any court of competent jurisdiction without possibility of appeal. To the extent not paid by the Sponsor within 30 days, the Trust shall be additionally liable for such amounts.  The obligations of the Sponsor and the Trust to indemnify the Indemnified Parties as provided herein shall survive the termination of the Trust Agreement.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign at any time by giving sixty (60) days' written notice to the Sponsor; provided, however, that said resignation of the Trustee shall not be effective until such time as a successor Trustee has accepted appointment as Trustee of the Trust. The Trustee may be removed at any time by the Sponsor upon sixty (60) days' written notice to the Trustee; provided, however, such removal shall not be effective until such time as a successor Trustee has accepted such appointment.

Upon the resignation or removal of the Trustee, the Sponsor shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor shall become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within sixty (60) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

THE CUSTODIAN

Texas Precious Metals LLC serves as the Custodian for the Fund. The Custodian’s office is located at 50 CR 356 Shiner, TX 77984.

The Custodian’s Role

The Custodian is responsible for holding the Fund’s Physical Silver as well as receiving or dispersing Physical Silver on behalf of the Fund. Unless otherwise agreed between the Sponsor and the Custodian, Physical Silver must be held by the Custodian at TPMD Shiner or TPMD Hempstead. The Custodian will facilitate the transfer of Physical Silver in and out of the Fund between the Authorized Participant’s account at its vault facility and the Fund’s Custody Account.

The Custodian will provide the Administrator with daily reports detailing the Physical Silver transfers in and out of the Fund’s account and identifying the specific Physical Silver bars held in the Fund’s account.

The Custodian’s fees and expenses are to be paid by the Sponsor. The Sponsor, on behalf of the Fund, has entered into the Custody Agreement with the Custodian, under which the Custodian maintains the Fund’s account.

Under the Trust Agreement, the Sponsor is responsible for appointing accountants or other inspectors to monitor the accounts and operations of the Custodian and any successor custodian or additional custodian and for enforcing the obligations of each such custodian as is necessary to protect the Fund and the rights and interests of the investors. Under the Custody Agreement, the Custodian has agreed to permit Physical Silver auditors access to its premises during normal business hours to examine the Physical Silver held for the Fund and such records as they reasonably require. The Administrator has no obligation to monitor the activities of the Custodian other than to receive and review such reports of the Physical Silver held for the Fund by such Custodian and of transactions in Physical Silver held for the account of the Fund made by such Custodian pursuant to the Custody Agreement.

Location of Silver; Inspection of Silver

Physical Silver held for the Custody Account is held at the Custodian’s Shiner, Texas vault location or at its Hempstead, New York vault location.

The Custodian’s principal business office is located at 50 CR 356 Shiner, TX 77984. The Custodian’s vault at TPMD Shiner is a specialized facility outfitted with bullet resistant doors, man traps, truck traps, biometric access, body scanners, 24/7 surveillance, and multiple layers of concentric protection. Facility operators employ best practices such as dual controls, segregation of duties, chain of custody monitoring, and 5S methodology. Facility alarms are tied directly to local and county law enforcement situated within one mile of the depository. The TPMD Shiner secure depository and vault have met the stringent Trust Service Criteria (TSC) for security set forth by the American Institute of Certified Public Accountants (AICPA) in order to achieve SOC 2 certification.

The TPMD Hempstead vault location is leased by the Custodian from Loomis at Loomis Hempstead. Loomis operates high-security vault facilities in major financial centers worldwide. The Loomis Hempstead vault facilities are equipped with state-of-the-art security technology, 24/7 surveillance, motion detectors and reinforced vaults.

The Custodian has informed the Sponsor that the Fund’s precious metals held in the Shiner, Texas vaulting locations are insured on an all-risks basis against physical loss and damage, including theft, fire, and flood, for the full replacement value. The insurance coverage is provided by the underwriters at Lloyd’s of London, leading insurers of specialized assets. Coverage is subject to certain usual and customary exclusions.

The Physical Silver held for the Trust at the Custodian’s facility in Hempstead, New York is insured under the insurance policy of Loomis Hempstead. Loomis Hempstead is an institutional-grade commercial vaulting platform operated by an established precious-metals custody and logistics provider that maintains insurance in support of its custodial obligations with respect to bullion in its custody, on terms and conditions it considers appropriate. Such insurance is subject to customary terms, conditions, limitations and exclusions, may not be available in all circumstances, and may not be sufficient to cover the full value of the Trust’s bullion or all potential losses. The Trust is not a beneficiary of any such insurance and has no right to control the existence, scope or amount of that coverage. In addition to the insurance at Loomis Hempstead, the Custodian holds a contingency insurance policy that covers its metal at TPMD Hempstead.

Under the Custody Agreement, the Custodian will allow the Sponsor and its Physical Silver auditors access to its premises during normal business hours, to examine the Physical Silver and such records as they may reasonably require to perform their respective duties with regard to investors in Shares. The Sponsor agrees that any such access shall be subject to execution of a confidentiality agreement and agreement to the Custodian’s security procedures, and any such audit shall be at the Fund’s expense.

Under the Custody Agreement, the Custodian will allow the Sponsor and the Fund’s independent public accountant, Cohen & Company, Ltd., access to its premises upon reasonable notice during normal business hours, to examine the physical silver and such records as they may reasonably require to perform their respective duties with regard to investors in Shares. The Sponsor agrees that any such access shall be subject to execution of a confidentiality agreement and agreement to the Custodian’s security procedures, and any such audit shall be at the Fund’s expense.

Physical Silver may be temporarily held for the Fund’s Custody Account by other sub-custodians selected by the Custodian and by sub-custodians of sub-custodians in vaults located in the United States or in other locations. Where the Physical Silver is held for the Custody Account by any sub-custodian, the Custodian agrees to use commercially reasonable efforts to promptly arrange for the delivery of any such Physical Silver held on behalf of the Fund to the TPMD Shiner vault premises at the Custodian’s own cost and risk.

Description of the Custody Agreement

The Sponsor has entered into the Custody Agreement with the Custodian on the Fund’s behalf. The Custody Agreement establishes the Fund’s [Custody Account] with the Custodian and defines the Custodian’s responsibilities to the Fund.

Reports

The Custodian will provide the Administrator with a daily report each business day identifying (1) the credits and debits of Physical Silver to the Fund’s Custody Account and (2) sufficient information to identify each bar of Physical Silver held in the Custody Account. The Custodian will provide the Administrator with such report by 3:30 PM EST each business day.

Transfers into the Custody Account

A transfer of Physical Silver into the Custody Account may be made by transferring Physical Silver from an Authorized Participant in connection with a creation order. A transfer of Physical Silver from an Authorized Participant's account to the Custody Account is considered final when the Custodian approves the list of Physical Silver bars to be transferred, as provided by the Authorized Participant. In a reasonable time frame, the Physical Silver will be physically moved to the segregated location identified for the Fund. The Physical Silver used for the creation Basket Deposit will be transferred to the TPMD Hempstead vault. Any Physical Silver transferred in the TPMD Hempstead vault into the Custody Account will be transferred to the TPMD Shiner vault location at the discretion of the Custodian. As previously discussed, a Delivery Fee will be assessed on Authorized Participants in connection with the delivery of Physical Silver to the Custody Account at the TPMD Hempstead vault.

Transfers from the Custody Account

The Custodian will arrange for the transfer of Physical Silver from the Fund’s Custody Account only in accordance with the Transfer Agent’s instructions to the Custodian. A transfer of Physical Silver from the Custody Account may only be made (1) by transferring Physical Silver to an Authorized Participant, or (2) delivery of silver to such location as the Sponsor directs, at the Fund’s expense and risk, or (3) by transfer to an account maintained by the Custodian or a third party in connection with other transfers permitted under the Trust Agreement. Transfers made pursuant to clauses (2) and (3) are anticipated to be made only on an exceptional basis, with transfers under clause (3) to include transfers made in connection with a sale of silver to pay the Sponsor’s Fee and any extraordinary expenses of the Fund not paid by the Sponsor, transfers made in connection with a sale of silver to raise cash to settle a Cash Amount, as described above in the section titled “CREATION AND REDEMPTION OF SHARES BY AUTHORIZED PARTICIPANTS” or on the liquidation of the Trust. Any Physical Silver will be in a form that complies with the rules, regulations, practices and customs of the LBMA or any applicable regulatory body that apply to such Physical Silver or in such other form as may be agreed between the Sponsor and the Custodian, and, unless specifically selected by the Sponsor, in all cases will comprise one or more whole Physical Silver bars selected by the Custodian.

Right to Refuse Transfers or Amend Transfer Procedures

The Custodian may refuse to accept instructions to transfer Physical Silver to or from the Custody Account if, in the Custodian’s opinion, they are or may be contrary to the rules, regulations, practices and customs of the LBMA or contrary to any applicable law. The Custodian may amend the procedures for transferring Physical Silver to or from the Custody Account or impose such additional procedures in relation to the transfer of Physical Silver to or from the Custody Account as the Custodian may from time to time consider necessary due to a change in rules of the LBMA or a banking or regulatory association governing the Custodian. The Custodian will, whenever practical, notify the Transfer Agent and the Sponsor within a commercially reasonable time before the Custodian amends these procedures or imposes additional ones.

Exclusion of Liability

The Custodian will use reasonable care in the performance of its duties under the Custody Agreement and will only be responsible for any loss or damage suffered by the Fund as a direct result of any negligence, fraud or willful default in the performance of its duties. In the case where Physical Silver is lost or damaged, the Custodian’s liability under the Custody Agreement is further limited to the amount of the Physical Silver lost or damaged at the time such negligence, fraud or willful default is either discovered by the Custodian or notified to the Custodian by the Transfer Agent.

Indemnity

The Sponsor will, solely out of and to the extent of the Fund’s assets, indemnify and keep indemnified the Custodian (on an after-tax basis) on demand against all costs and expenses, damages, liabilities and losses (other than value added taxes and expenses assumed by the Sponsor) that the Custodian may suffer or incur directly or indirectly in connection with the Custody Agreement, except to the extent that such sums are due directly to the Custodian’s negligence, willful default or fraud.

Force Majeure

The Custodian will not be liable for any delay in performance or any non-performance of any of its obligations under the Custody Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism or other breakdowns or acts set forth in the Custody Agreement.

Termination

The Sponsor may terminate the Custody Agreement (i) by giving the Custodian not less than 30 business days' prior written notice, or (ii) immediately by written notice to the Custodian in the event of the presentation of a winding up order, bankruptcy or analogous event in relation to the Custodian. The Custodian may terminate the Custody Agreement (i) by giving not less than 120 business days' prior written notice to the Sponsor, or (ii) immediately by written notice in the event of the presentation of a winding up order, bankruptcy or analogous event in relation to the Sponsor.

If arrangements acceptable to the Custodian for redelivery of the balance in the Custody Account are not made, the Custodian may continue to hold the Fund’s Physical Silver and charge for its fees and expenses payable under the Custody Agreement, and, after six (6) months from the termination date, the Custodian may sell the Fund’s Physical Silver and account to the Sponsor for the proceeds.

Governing Law

The Custody Agreement is governed by the laws of the State of Texas. The Sponsor, the Trust and the Custodian each consent to the non-exclusive jurisdiction of the courts of the State of Texas. Such consent is not required for any person to assert a claim of Texas jurisdiction over the Sponsor or the Custodian.

TEXAS PRECIOUS METALS

Y’all Street is a trademark of Texas Precious Metals. Texas Precious Metals will provide branding and marketing support to the Sponsor, including, but not limited to, the issuance of press releases, preparation of website data content, engaging in promotional activities through social media outlets, and support in connection with phone calls, appearances, and written content relating to the marketing of the Fund. Y’all Street Asset Management, LLC, a wholly-owned subsidiary of Texas Precious Metals (together, “Texas Precious Metals”), has entered into an agreement with the Sponsor (the “Platform Agreement”), pursuant to which Texas Precious Metals has agreed to license the name Y’all Street and certain other trademarks for use for the Fund, as well as provide financial support for the operation of the Fund, as described below, in exchange for a share of the profits realized by the Sponsor from operating the Fund. From the Sponsor’s Fee paid to the Sponsor by the Fund, the Sponsor retains a management fee, in addition to paying the operational costs for the Fund. Following the deduction of such costs from the Sponsor’s Fee, Texas Precious Metals receives the resulting profits if the amount of the Sponsor’s Fee exceeds the Fund’s operating expenses and the amount retained by the Sponsor. If the Sponsor’s Fee is not sufficient to cover the Fund’s operating expenses, including amounts to be retained by the Sponsor, Texas Precious Metals will pay the shortfall.

Texas Precious Metals may terminate the Platform Agreement with 30 days’ prior written notice upon a material breach of the agreement by the Sponsor, or otherwise upon 120 days’ prior written notice. Upon terminating the Platform Agreement, Texas Precious Metals may propose, and the Sponsor has agreed to support, the reorganization of the Fund into another trust or the replacement of the Sponsor as the sponsor of the Trust (a “Reorganization”). The Sponsor may terminate the Platform Agreement in the event of a material breach of the agreement by Texas Precious Metals, upon 30 days’ prior written notice of the termination, during which time Texas Precious Metals may cure the breach. Upon termination of the Platform Agreement by the Sponsor, or by Texas Precious Metals for a reason other than a material breach of the agreement by the Sponsor, and to the extent that Texas Precious Metals does not propose a Reorganization, the Sponsor shall have the sole and exclusive right, in its sole discretion, to elect to continue operating the Fund independently and separately from Texas Precious Metals. In such an event, the Sponsor and the Fund will cease to use the “Y’all Street” trademark.

Texas Precious Metals is a widely known and recognized company in the precious metals industry and an LBMA affiliate member. Aside from being one of the top precious metals dealers, Texas Precious Metals is known for having an entirely accredited vaulting and logistics center in Texas. Texas Precious Metals has obtained a SOC 2 Level 1 report issued by an independent auditor covering controls relevant to its custody operations. Texas Precious Metals has no responsibility for the investment or management of the Fund’s portfolio or for the overall performance or operation of the Fund.

THE ADMINISTRATOR

USBGFS serves as the Administrator. The Administrator’s office is located at 615 East Michigan Street, Milwaukee, WI, 53202. Information regarding creation and redemption Basket composition, net asset value of the Fund, transaction fees for the creation and redemption of Baskets and the names of the parties that have executed an Authorized Participant Agreement may be obtained from the Administrator.

The Administrator’s Role

The Administrator is generally responsible for the day-to-day administration of the Fund, including keeping the Fund’s operational records. The Administrator’s principal responsibilities include: (1) valuing the Fund’s Physical Silver and calculating the net asset value per Share of the Fund; (2) supplying pricing information to the Sponsor for the Fund’s website; and (3) receiving and reviewing reports on the custody of and transactions in Physical Silver from the Custodian, and taking such other actions in connection with the custody of Physical Silver as the Sponsor instructs and (4) accounting and other fund administrative services. The Administrator shall, with respect to directing the Custodian, act in accordance with the instructions of the Sponsor.

The Administrator intends to regularly communicate with the Sponsor in connection with the administration of the Fund. The Administrator, along with the Sponsor, will liaise with the Fund’s legal, accounting and other professional service providers as needed. The Administrator will assist and support the Sponsor with the preparation of all periodic reports required to be filed with the SEC on behalf of the Fund. The Administrator’s monthly fees and out-of-pocket expenses will be paid by the Sponsor. Affiliates of the Administrator may from time to time act as Authorized Participants or purchase or sell Physical Silver or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator will keep proper books of registration and transfer of Shares at its office located in Milwaukee, Wisconsin or such office as it may subsequently designate. These books and records are open to inspection by any person who establishes to the Administrator’s satisfaction that such person is a shareholder at all reasonable times during the usual business hours of the Sponsor. The Administrator will keep a copy of the Trust Agreement on file in its office which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any shareholder.

The Fund Administration Agreement (the "Administration Agreement") and the Fund Accounting Agreement (the "Accounting Agreement") will each be in effect for an initial term of three (3) years from the commencement of the Fund’s operation, the first date on which the Administrator is entitled to receive fees under the agreements. The Administration Agreement and Accounting Agreement automatically renew for additional one (1) year periods thereafter, unless terminated by the Fund or the Administrator on at least 90 days’ prior written notice, or such shorter notice period as is mutually agreed upon by the parties.

Limitation on Administrator’s Liability

Neither the Administrator nor any of its affiliates or suppliers shall be liable for any error of judgment; mistake of law; fraud or misconduct by the Trust, the Fund, the Sponsor or any other service provider to the Trust or the Fund, or any employee of the foregoing; or for any loss suffered by the Trust, the Fund, or any third party in connection with the performance of the Administrator's duties under the Administration Agreement or the Accounting Agreement, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Administrator's reasonable control, except a loss arising out of or relating to the Administrator's refusal or failure to comply with the terms of the Administration Agreement or the Accounting Agreement (other than where such compliance would violate applicable law) or from its bad faith, gross negligence, or willful misconduct in the performance of its duties under the Administration Agreement or the Accounting Agreement.

Indemnification of the Administrator

Under the Administration Agreement and the Accounting Agreement, the Trust shall indemnify and hold harmless the Administrator from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) the Administrator may sustain or incur or that may be asserted against the Administrator by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to the Administrator by any duly authorized officer of the Trust or the Sponsor, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to the Administrator’s refusal or failure to comply with the terms of the Administration Agreement or the Accounting Agreement or from its bad faith, gross negligence, reckless disregard, or willful misconduct in the performance of its duties under the Administration Agreement or Accounting Agreement.

The Administrator has entered into agreements with various data service providers to provide data services that may include, without limitation, index returns and pricing information (collectively, the “Data”) to facilitate the services provided by the Administrator to the Fund. The Trust agrees to indemnify and hold harmless the Administrator, its information providers, and any other third party involved in or related to the making or compiling of the Data, their affiliates and subsidiaries and their respective directors, officers, employees and agents from and against any claims, losses, damages, liabilities, costs and expenses, including reasonable attorneys’ fees and costs, as incurred, arising in and any manner out of the Trust’s or any third party’s use of, or inability to use, the Data or any material breach by the Trust of any provision contained in the Administration Agreement or Accounting Agreement regarding the Data.

Governing Law

The Administration Agreement and the Accounting Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin.

THE TRANSFER AGENT

USBGFS serves as the Transfer Agent. The Transfer Agent’s office is located at 615 East Michigan Street, Milwaukee, WI, 53202. The Transfer Agent, among other things, provides transfer agent services with respect to the creation and redemption of Baskets by Authorized Participants, the issuance and redemption of Shares, the payment, if any, of distributions with respect to the Shares, the recording of the issuance of the Shares and the maintaining of certain records therewith.

The Transfer Agent’s Role

The Transfer Agent’s responsibilities include: (1) receiving and processing orders from Authorized Participants for the creation and redemption of Baskets; and (2) coordinating the processing of orders from Authorized Participants with the Marketing Agent, the Custodian, the Cash Custodian and the DTC.

The Transfer Agent’s fees and expenses are to be paid by the Sponsor pursuant to the terms of the Transfer Agency and Service Agreement.

The Transfer Agency and Service Agreement will be in effect for an initial term of three (3) years from the commencement of the Fund’s operations, the first date on which the Transfer Agent is entitled to receive fees under the Transfer Agency and Service Agreement. The Transfer Agency and Service Agreement automatically renews for additional one (1) year periods thereafter, unless terminated by the Fund or the Transfer Agent on at least 90 days’ prior written notice, or such shorter notice period as is mutually agreed upon by the parties.

Limitation on Transfer Agent’s Liability

Neither the Transfer Agent nor any of its affiliates or suppliers shall be liable for any error of judgment; mistake of law; fraud or misconduct by the Trust, the Fund, the Sponsor or any other service provider to the Trust or the Fund, or any employee of the foregoing; or for any loss suffered by the Trust, the Fund, or any third party in connection with the Transfer Agent's duties under the Transfer Agency and Service Agreement, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Transfer Agent's reasonable control, except a loss arising out of or relating to the Transfer Agent's refusal or failure to comply with the terms of the Transfer Agency and Service Agreement (other than where such compliance would violate applicable law) or from its bad faith, gross negligence, or willful misconduct in the performance of its duties under the Transfer Agency and Service Agreement.

Indemnification of the Transfer Agent

If the Transfer Agent has exercised reasonable care in the performance of its duties under the Transfer Agency and Service Agreement, the Trust shall indemnify and hold harmless the Transfer Agent and its affiliates and suppliers from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) that the Transfer Agent or its affiliates and suppliers may sustain or incur or that may be asserted against the Transfer Agent or its affiliates and suppliers by any person arising out of or related to (X) any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to the Transfer Agent by any duly authorized officer of the Trust, or (Y) the Data, or any information, service, report, analysis or publication derived therefrom, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to the Transfer Agent's refusal or failure to comply with the terms of the Transfer Agency and Service Agreement (other than where such compliance would violate applicable law) or from its bad faith, gross negligence or willful misconduct in the performance of its duties under the Transfer Agency and Service Agreement.

Governing Law

The Transfer Agency and Service Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin.

THE MARKETING AGENT

PINE Distributors LLC, a Delaware limited liability company registered as a broker-dealer under the Exchange Act and a member of FINRA, serves as the Marketing Agent. The Marketing Agent’s principal office is located at 501 S. Cherry Street, Suite 610, Denver, CO 80264.

The Marketing Agent’s Role

The Marketing Agent’s responsibilities shall include: (1) working with the Transfer Agent to review and accept or reject orders placed by Authorized Participants with the Transfer Agent; (2) reviewing and approving all sales and marketing materials for compliance with applicable laws, and filing such materials with FINRA as required by the Securities Act, and the rules promulgated thereunder, and (3) facilitating arrangements between the Sponsor, the Transfer Agent and broker-dealers for the purchase and redemption of Baskets. All such sales and marketing materials must be approved, in writing, by the Marketing Agent prior to use.

The Marketing Agent will generally make it known in the brokerage community that prospectuses and product descriptions are available, including by (i) advising the Exchange on behalf of its member firms of the same, (ii) making such disclosure in all marketing and advertising materials prepared and/or filed by the Marketing Agent with FINRA, and (iii) as may otherwise be required by the SEC. The Marketing Agent shall not bear any costs associated with printing prospectuses and all other such materials.

The Marketing Agent Agreement shall be effective from the commencement of the Fund’s operations, and unless terminated as provided therein, shall continue for two (2) years from its effective date, and thereafter from year to year, unless terminated.

Resignation, Discharge or Removal of Marketing Agent

The Marketing Agent Agreement may be terminated by either party upon no less than sixty (60) days’ written notice by either party.

Limitation on Marketing Agent’s Liability

The Marketing Agent will not be liable for any delay in performance or for the non-performance of any of its obligations under the Marketing Agent Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Marketing Agent will not be liable for any indirect, consequential, punitive or special damages, with the exception of losses arising out of breaches of the Marketing Agent Agreement’s confidentiality provision or arising out of the Marketing Agent’s gross negligence, willful misconduct, or intentional wrongdoing, regardless of the form of action and whether or not any such damages were known to the Marketing Agent.

Indemnification of Marketing Agent

The Fund agrees to indemnify and hold harmless the Marketing Agent, its affiliates and each of their respective directors, officers, employees, agents and any person who controls the Marketing Agent within the meaning of Section 15 of the Securities Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising out of or based upon (i) any claim that the registration statement, prospectus, product description, shareholder reports, sales literature and advertisements specifically approved by the Fund and Sponsor or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of the prospectus and product description, in light of the circumstances under which they were made) not misleading; (ii) the breach by the Fund of any obligation, representation or warranty contained in the Marketing Agent Agreement; or (iii) the Fund’s failure to comply in any material respect with applicable securities laws.

Governing Law

The Marketing Agent Agreement shall be governed by the laws of the state of Delaware.

THE CASH CUSTODIAN

US Bank serves as the Cash Custodian. The Cash Custodian has a trust office at 615 East Michigan Street, Milwaukee, WI, 53202. The Cash Custodian is subject to supervision by the Board of Governors of the Federal Reserve System.

The Cash Custodian’s Role

The Cash Custodian is responsible for holding the Fund’s cash as well as receiving and dispensing cash on behalf of the Fund in connection with the payment of Fund expenses or Cash Amounts.

The Cash Custodian’s fees and expenses are to be paid by the Sponsor. The Cash Custodian and its affiliates may from time to time act as Authorized Participants or purchase or sell Physical Silver or Shares for their own account, as an agent for their customers and for accounts over which they exercise investment discretion. The Sponsor, on behalf of the Fund, has entered into the Cash Custody Agreement with the Cash Custodian, under which the Cash Custodian maintains the Fund’s cash account.

The Cash Custody Agreement will be in effect for an initial term of three (3) years from the commencement of the Fund’s operations, the first date on which the Cash Custodian is entitled to receive fees under the Cash Custody Agreement. The Cash Custody Agreement automatically renews for additional one (1) year periods thereafter, unless terminated by the Fund or the Cash Custodian on at least 90 days’ prior written notice, or such shorter notice period as is mutually agreed upon by the parties.

Limitation on Cash Custodian’s Liability

The Cash Custodian shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with its duties under the Cash Custody Agreement, except a loss arising out of or relating to the Cash Custodian's (or a sub-Cash Custodian's) refusal or failure to comply with the terms of this Agreement (or any sub-cash custody agreement) or from its (or a sub-Cash Custodian's) bad faith, gross negligence or willful misconduct in the performance of its duties under the Cash Custody Agreement (or any sub-cash custody agreement).  The Cash Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.  The Cash Custodian shall promptly notify the Trust of any action taken or omitted by the Cash Custodian pursuant to advice of counsel.

Indemnification of Cash Custodian

The Trust shall indemnify and hold harmless the Cash Custodian, any sub-Cash Custodian and any of their respective directors, officers, employees or nominee thereof (each, a “Trust Indemnified Party” and collectively, the “Trust Indemnified Parties”) from and against any and all claims, demands, losses, reasonable expenses and liabilities of any nature (including reasonable attorneys' fees) that a Trust Indemnified Party may sustain or incur or that may be asserted against a Trust Indemnified Party by any person arising directly or indirectly (i) from the fact that securities are registered in the name of any such nominee, (ii) from any action taken or omitted to be taken by a Trust Indemnified Party (a) at the request or direction of or in reliance on the advice of the Trust, or (b) upon written instructions from an Authorized Person, (c) for processing any transaction using Straight Through Processing (as defined in the Cash Custody Agreement), or (d) processing any transaction subsequently determined to be fraudulent by the Trust or Fund as a result of Straight Through Processing or (iii) from the performance of its obligations under this Agreement or any sub-cash custody agreement, provided that a Trust Indemnified Party shall not be indemnified and held harmless from and against any such claim, demand, loss, expense or liability arising out of or relating to its refusal or failure to comply with the terms of the Cash Custody Agreement (or any sub-cash custody agreement), or from its bad faith, gross negligence or willful misconduct in the performance of its duties under the Cash Custody Agreement (or any sub-cash custody agreement).

Governing Law

The Cash Custody Agreement is governed by Minnesota law.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor may use this notice of conflicts as a defense against any claim or other proceeding made.

The Sponsor’s officers and employees do not devote their time exclusively to the Fund. Notwithstanding obligations and expectations related to the management of the Sponsor, the Sponsor’s principals, officers and employees may be directors, officers or employees of other entities, and may manage assets of other entities, including the other pooled investment vehicles, through the Sponsor or otherwise. As a result, the officers and employees could have a conflict between responsibilities to the Fund on the one hand and to those other entities on the other.

The Sponsor, its officers and employees, as well as their affiliates (collectively, “Affiliated Parties”) may engage in long or short transactions in Physical Silver in their personal accounts (subject to certain internal employee trading policies and procedures), and in doing so may take positions opposite to those held by the Fund or may compete with the Fund for positions in the marketplace.

Records of trading by Affiliated Parties will not be available for inspection by shareholders. Because Affiliated Parties may trade Physical Silver for their own accounts at the same time as the Fund, prospective shareholders should be aware that such persons may take positions in Physical Silver which are opposite, or ahead of, the positions taken for the Fund. Affiliated Parties will not engage in the Basket creation and redemption process, or act as counterparties to the Fund in Physical Silver transactions.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests, including the authority of the Sponsor to allocate expenses to and between the client funds. Shareholders have very limited voting rights with respect to the Fund, which will limit their ability to influence matters such as amendments to the Trust Agreement, changes in the Fund’s basic investment policies, or dissolution of the Fund or the Trust.

The Sponsor serves as the sponsor to other pooled investment vehicles and may in the future serve as the sponsor or investment adviser to other pooled investment vehicles. The Sponsor may have a conflict to the extent that its trading decisions for the Fund may be influenced by the effect they would have on the other funds it manages. In addition, the Sponsor may be required to indemnify the officers and directors of the other funds, if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Fund losses and/or termination of the Fund.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Fund, it shall have no duty to offer such opportunity to the Fund. The Sponsor will not be liable to the Fund or the shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Fund and is not required to share income or profits derived from such business ventures with the Fund.

The Platform Agreement between the Sponsor and Texas Precious Metals requires the engagement of Texas Precious Metals as the Custodian for the Fund. Therefore, the Sponsor’s discretion in selecting the Fund’s custodian is limited. While the Sponsor believes that the Custodian is fully capable of providing a high level of service to the Fund, the limitations of the Platform Agreement may result in the engagement of Texas Precious Metals as the Fund’s custodian even if, in the Sponsor’s judgment, other alternatives may better serve the Fund.

Texas Precious Metals serves as a dealer through which the Fund may purchase or sell silver in OTC transactions in order to pay Fund expenses or maintain a cash position to settle any Cash Amount in connection with the creation or redemption of Shares, as described above in the section titled “CREATION AND REDEMPTION OF SHARES BY AUTHORIZED PARTICIPANTS". Because of the relationship between the Sponsor and Texas Precious Metals through the Platform Agreement, the Sponsor has an incentive to engage Texas Precious Metals as a dealer for the Fund. In connection with this conflict of interest, shareholders should understand that Texas Precious Metals, as with all dealers, receives compensation from commissions, bid/ask spreads and various fees from silver transactions effected for the Fund. Therefore, when acting as principal, Texas Precious Metals may have an incentive to favor its own interests and the interests of its affiliates over the Fund’s interests. Trading platforms or counterparties not used by Texas Precious Metals may offer better prices and/or lower costs than the platforms or counterparties used to execute the Fund’s orders.

FILINGS AND REPORTS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Fund containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue sky laws of the U.S. or any other jurisdiction as the Sponsor may select. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

LEGAL MATTERS

The validity of the Shares has been passed on for the Sponsor by Eversheds Sutherland (US) LLP, which, as special U.S. federal income tax counsel to the Sponsor, has also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Shares.

EXPERTS

The financial statements incorporated in this Prospectus have been audited by Cohen & Company, Ltd., an independent registered public accounting firm.

PRIVACY POLICY

The Fund and the Sponsor may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in Shares.

The Fund and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Fund and the Sponsor restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

The Fund and the Sponsor maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor. Third-party service providers with whom the Fund and the Sponsor share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Fund, is provided to investors annually and is also available at www.teucrium.com.

WHERE YOU CAN FIND MORE INFORMATION

Until [ ] (25 calendar days after the offering date) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

This Prospectus is a part of a registration statement on Form S-1 filed by the Sponsor with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. For further information about the Fund and about the securities offered hereby, you should consult the registration statement and the exhibits and schedules thereto. You should be aware that statements contained in this Prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document as so filed.

The Fund is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Fund, will file quarterly and annual reports and other information with the SEC. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

To make shareholder inquiries, for more detailed information on the Fund, or to request any of the documents incorporated by reference in this Prospectus free of charge, please:

Call: (877) 376-0082

Monday through Friday

8:00 a.m. – 8:00 p.m. (Eastern time)

Write: Texas Precious Metals Trust

Three Main Street, Suite 215

Burlington, VT 05401

Visit: yallstreetetfs.com

GLOSSARY

In this Prospectus, each of the following terms has its respective meaning set forth below:

“Authorized Participant” - A person that, at the time of submitting to the Transfer Agent an order to purchase, or an order to redeem, one or more Baskets (1) is a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions; (2) is a participant in DTC; (3) has entered into an Authorized Participant Agreement, and (4) have established (i) a silver account with the Custodian, (ii) a silver account with Loomis at Loomis Hempstead, or (iii) another arrangement for the delivery of silver to Loomis Hempstead.

“Authorized Participant Agreement” - An agreement among the Transfer Agent, the Sponsor and an Authorized Participant that authorizes the Authorized Participant to submit purchase orders to acquire Baskets and redemption orders to redeem Baskets under the Trust Agreement.

“Basket” - A block of 10,000 shares, except that the Sponsor may from time to time increase or decrease the number of shares comprising a Basket.

“Book Entry System” - The commercial book-entry system operated by the Federal Reserve Bank.

“Business Day” or “business day” – Any day other than a day: (1) when the Exchange is closed for regular trading; (2) when banks are authorized to close in the United States; or (3) when banks in the United States are not open for a full business day and the order or other transaction requires the execution or completion of procedures which cannot be executed or completed by the close of the business day.

“Cash Amount” – The difference between the value of the Physical Silver received from, or delivered to, Authorized Participants in connection with a creation or redemption transaction, respectively, and the value of the Basket Deposit. This difference can be a positive or negative value.

“CFTC” - The Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.

“Clearing Agency” - Any clearing agency or similar system other than the Book Entry System or DTC.

“Code” - The Internal Revenue Code of 1986, as amended.

“Commodity Exchange Act” - The Commodity Exchange Act of 1936, as amended.

“Custodian” – Texas Precious Metals LLC and any substitute or additional custodian of the Trust’s assets appointed by the Sponsor as provided in the Trust Agreement.

“Custody Account” – The account with the Custodian in the name of the Fund, relating to the custody of the Fund’s silver holdings.

“Custody Agreement” - The Agreement between the Sponsor and the Custodian relating to the custody of the Fund’s silver holdings.

“DTC” - The Depository Trust Company, a limited purpose trust company organized under New York State law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

“DTC Participant” - A participant in DTC, such as a bank, broker-dealer or trust company.

“ERISA” - The Employee Retirement Income Security Act of 1974, as amended.

“Exchange” – The Nasdaq Stock Market, the exchange on which the shares are principally traded, as specified from time to time by the Sponsor.

“Exchange Act” - The Securities Exchange Act of 1934, as amended.

“Fine Ounce” – A Troy Ounce of 100% pure silver. Fine Ounces are being determined, as to Physical Silver, by multiplying the gross weight in Troy Ounces by the fineness, expressed as a fraction of the fine metal content in parts per 1000.

“FINRA” - The Financial Industry Regulatory Authority.

“FSA” - The Financial Services Authority, an independent non-governmental body that exercises statutory regulatory power under the FSM Act.

“FSM Act” - The United Kingdom Financial Services and Markets Act 2000.

“Fund Property” – The silver that the Custodian credits to the Fund’s Custody Account in accordance with the Custody Agreement, all other property held by the Custodian for the account of the Fund and any cash or other property that is received by the Transfer Agent in respect thereof or that is otherwise being held by or for the Fund under the Trust Agreement.

“Indirect Participant” - A person that, by clearing securities through, or maintaining a custodial relationship with, a DTC participant, either directly or indirectly, has access to the DTC clearing system.

“IRA” - Individual retirement account.

“LBMA” - The London Bullion Market Association, a trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the London bullion market, or its successor. The LBMA acts as the principal point of contact between the London bullion market and its regulators. A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the “London Good Delivery Lists,” which are the lists of LBMA accredited melters and assayers of silver. Further, the LBMA coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation. The major participating members of the LBMA are regulated by the FSA in the United Kingdom under the FSM Act.

“LBMA Good Delivery List”—The list of refiners whose bars have been accredited by the LBMA as meeting the standards for trading on the global over-the-counter market.

“LBMA Silver Price” – The once daily determination of the price of a Troy Ounce, which starts at 12:00 PM London, England time and is performed by participants in a physically settled, electronic tradable auction administered by IBA.

“LGD Silver Bar” – A 1,000-ounce London Good Delivery silver bar in London.

“London Good Delivery Standards” - The specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of silver bars set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the LBMA.

“NYSE” – New York Stock Exchange.

“OTC” or “over-the-counter” - The global over-the-counter market for the trading of silver that consists of transactions in spot, forwards, and options and other derivatives.

“Physical Silver” - The physical silver bullion the Fund holds or may hold, consisting of .999+ fine silver bars of various denominations from members of the current LBMA Good Delivery List.

“Plans” - Employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or section 4975 of the Code.

“Securities Act” - The Securities Act of 1933, as amended.

“Shares” - Units of fractional undivided beneficial interest in the Fund, which are issued by the Fund and named “Y'all Street Physical Silver ETF.”

“Silver” or “silver” means physical silver.

“Sponsor” – Teucrium Asset Management, LLC, a Delaware limited liability company, or its successor.

“Sponsor’s Fee” - The fee to compensate the Sponsor for its services as sponsor of the Fund, including its assumption of all of the routine operational, administrative and other ordinary expenses of the Fund, excluding interest charges on any borrowings, taxes, brokerage commissions and other expenses incurred in placing orders for the purchase and sale of instruments held by the Fund, accrued deferred tax liability, and any extraordinary fees and expenses of a Fund which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses.

“Troy Ounce” – One troy ounce, equal to 31.103 grams (1.0971428 ounces avoirdupois). “Avoirdupois” is system of weights used in the United States and Great Britain for goods other than precious metals, gems and drugs. In that system, a pound consists of 16 ounces and an ounce consists of 16 drams.

“Trust” – Texas Precious Metals Trust, a Delaware statutory trust.

“Trust Agreement” - The Amended and Restated Declaration of Trust and Trust Agreement, dated April 24, 2026, between the Sponsor and the Trustee under which the Trust is formed and which sets forth the rights and duties of the Sponsor, the Trustee and the Custodian.

“Trustee”- Wilmington Trust, National Association, not in its individual capacity but solely as Trustee

“1940 Act” - The Investment Company Act of 1940, as amended.

Texas Precious Metals Trust

Table of Contents

Report of Independent Registered Public Accounting Firm	F-2
Statements of Assets and Liabilities	F-3
Notes to Financial Statements	F-4

Report of Independent Registered Public Accounting Firm

To the Sponsor of

Texas Precious Metals Trust

Opinion on the Financial Statements

We have audited the accompanying statements of assets and liabilities of Texas Precious Metals Trust (the “Trust”), including Y’all Street Physical Gold ETF and Y’all Street Physical Silver ETF, each a Series of the Trust, in total and for each Series, as of May 7, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Trust and its Series as of May 7, 2026, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on the Trust’s and its Series’ financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Trust and its Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement whether due to error or fraud. The Trust and its Series are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s and its Series’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements and confirmation of cash and precious metals owned as of May 7, 2026, by correspondence with the custodians. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Trust’s auditor since 2026.

COHEN & COMPANY, LTD.

Cleveland, Ohio

June 3, 2026

Statements of Assets and Liabilities

As of May 7, 2026

	Y'all Street Physical	Y'all Street Physical	Texas Precious
	Gold ETF	Silver ETF	Metals Trust (Combined)

Assets:
Cash	$—	$—	$—
Total Assets	$—	$—	$—

Liabilities:
Total Liabilities	$—	$—	$—

Commitments and Contingent Liabilities (Note 3)

Net Assets	$—	$—	$—

Shares Outstanding	—	—	—
(par value $0.00 per share; unlimited number of shares authorized)

Net Asset Value Per Share	N/A	N/A	N/A

See accompanying notes to financial statements.

Notes to Financial Statements

May 7, 2026

1. Organization

Texas Precious Metals Trust (the “Trust”) is a Delaware statutory trust organized as a series trust, formed on September 16, 2025 under the name “Teucrium Commodity Trust 2.” On September 22, 2025, a Certificate of Amendment to the Certificate of Trust was filed with the Secretary of State of the State of Delaware to change the name of the Trust to “Texas Precious Metals Trust.” The Trust is governed by the Declaration of Trust and Trust Agreement, dated as of September 16, 2025 (the “Trust Agreement”), between Teucrium Asset Management, LLC (the “Sponsor”) and Wilmington Trust, National Association (the “Trustee”).

The Trust is currently organized into two separate series: the Y'all Street Physical Gold ETF (the “Gold Fund”) and the Y'all Street Physical Silver ETF (the “Silver Fund,” and together with the Gold Fund, the “Funds”). These financial statements relate to the Trust and each of the Funds.

Each Fund’s investment objective is for its shares (the “Shares”) to reflect the performance of the price of the applicable precious metal, less the expenses of that Fund’s operations. The Gold Fund’s assets, when operational, will consist principally of .995+ fine physical gold bars of various denominations from members of the current London Bullion Market Association (“LBMA”) Good Delivery List (“Physical Gold”). The Silver Fund’s assets, when operational, will consist principally of .999+ fine silver bars of various denominations from members of the current LBMA Good Delivery List (“Physical Silver,” and together with Physical Gold, the “Physical Metals”). The Physical Metals are held on the applicable Fund’s behalf at Texas Precious Metals LLC ("Texas Precious Metals" or the “Custodian”), also known as the Texas Precious Metals Depository, and each Fund’s cash is held at U.S. Bank National Association, the Funds’ cash custodian (the “Cash Custodian”).

Neither Fund is actively managed. Neither Fund will hold or trade in commodity futures contracts regulated by the Commodity Exchange Act, as amended (the “Commodity Exchange Act”), as administered by the Commodity Futures Trading Commission (the “CFTC”). Neither Fund is a commodity pool for purposes of the Commodity Exchange Act, and the Sponsor is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the Shares of either Fund. Neither Fund is registered as an investment company under the Investment Company Act of 1940, as amended, and neither is required to register thereunder.

U.S. Bancorp Fund Services, LLC, d/b/a U.S. Bank Global Fund Services (“USBGFS”) serves as each Fund’s administrator (the “Administrator”) and transfer agent (the “Transfer Agent”). U.S. Bank National Association serves as the Cash Custodian. PINE Distributors LLC serves as each Fund’s marketing agent (the “Marketing Agent”). The Shares of the Gold Fund and the Silver Fund are intended to be listed on Nasdaq Stock Market (the “Exchange”) under the symbols “YSAU” and “YSAG,” respectively.

2. Pre-Operational Status

As of May 7, 2026, each Fund is in a pre-operational state. Neither Fund has commenced investment operations, issued or sold any Shares, received any deposits of Physical Metals or cash, or holds any assets. Accordingly, the Statements of Assets and Liabilities reflect zero total assets, zero total liabilities, and zero net assets for each Fund. No net asset value per Share is presented for either Fund because there has been no cash movement and no Shares have been issued.

Each Fund’s administrative account with the Administrator and each Fund’s cash custody account with the Cash Custodian are open and active as of May 7, 2026. As of such date, the balance of each Fund’s cash custody account is $0. No funds have been deposited into, withdrawn from, or otherwise transacted through either cash custody account. The existence of these open accounts does not give rise to any asset or liability of either Fund recognizable under accounting principles generally accepted in the United States of America (“U.S. GAAP”) as of the date of this financial statement.

Each Fund will commence operations upon the issuance of its first block of 10,000 Shares called a “Basket” to a registered broker-dealer or other securities market participant that has entered into an Authorized Participant Agreement with the Trust and the Sponsor (an “Authorized Participant”) in accordance with Section 2.08 of the Trust Agreement, at which time that Fund will begin to hold its Physical Metal and cash and will begin to accrue the management fee owed to the Sponsor in exchange for its services to that Fund (the “Sponsor’s Fee”).

3. Significant Accounting Policies

Basis of Presentation

The financial statements of the Funds have been prepared in accordance with U.S. GAAP. Each Fund is an investment company within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 946, Financial Services—Investment Companies, and as such follows the accounting and reporting guidance contained therein. The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash

Cash, when held, will consist of amounts on deposit with the Cash Custodian. As of May 7, 2026, neither Fund held any cash.

Federal Income Taxes

Each Fund is intended to be treated as a “grantor trust” for U.S. federal income tax purposes. As such, neither Fund will be subject to U.S. federal income tax. Rather, each beneficial owner of Shares of a Fund will be treated as directly owning its pro rata share of that Fund’s assets and as directly receiving its pro rata share of that Fund’s income and as directly incurring its pro rata share of that Fund’s expenses. As grantor trusts, the Funds themselves do not record a provision for federal, state or local income taxes. As of May 7, 2026, neither Fund had any shareholders, income, or expenses.

Creations and Redemptions of Shares

Pursuant to Section 2.08 of the Trust Agreement, Shares are issued by each Fund only in Baskets, and only to Authorized Participants, in exchange for the requisite amount of the applicable Physical Metal and/or cash deposited with the Custodian or Cash Custodian, as applicable, on behalf of that Fund. Similarly, pursuant to Section 2.10 of the Trust Agreement, Shares may be redeemed only in Baskets and only to Authorized Participants in exchange for the requisite amount of the applicable Physical Metal and/or cash. As of May 7, 2026, no Baskets of either Fund had been issued or redeemed.

Commitments and Contingent Liabilities

In the normal course of business, the Trust may enter into contracts that contain a variety of general indemnification clauses. The Trust's maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust which have not yet occurred and cannot be predicted with any certainty. However, the Sponsor believes the risk of loss under these arrangements to be remote. There were no commitments or contingencies required to be disclosed as of the date of the financial statement.

New Accounting Pronouncements

The Sponsor has reviewed accounting pronouncements issued during the period from formation of the Funds through May 7, 2026, and has determined that no such pronouncement, either adopted or yet to be adopted, would have a material effect on either Fund’s financial statement.

Valuation of Physical Metals and Computation of Net Asset Value

The Administrator values the Physical Metals held by each Fund and determines the net asset value of each Fund on each day the Exchange is open for regular trading, as promptly as practicable after 4:00 PM ET. The Gold Fund’s Physical Gold is valued using the LBMA Gold Price PM, and the Silver Fund’s Physical Silver is valued using the LBMA Silver Price. If no applicable LBMA price is announced on a particular evaluation day or if such price has not been announced by [4:00 PM] EST on a particular evaluation day, the next most recent applicable LBMA price (in the case of the Gold Fund, the LBMA Gold Price AM or PM) is used in the determination of the net asset value of the applicable Fund, unless the Administrator, in consultation with the Sponsor, determines that such price is inappropriate to use as the basis for such determination. In the event the Administrator and the Sponsor determine that such price is not an appropriate basis for valuation of a Fund’s Physical Metal, they will identify an alternative basis for such valuation to be employed by the Administrator. In determining an alternative basis for such valuation, the Administrator and the Sponsor may consider such criteria as observable market-based inputs, including market quotations and/or trading platforms on which the applicable metal is traded. While we believe that the LBMA Gold Price and the LBMA Silver Price are appropriate indicators of the value of gold and silver, respectively, there are other indicators that are available that could be different than such LBMA prices. The use of such an alternative indicator could result in materially different fair value pricing of the Physical Metals in a Fund which could result in different market adjustments or redemption value adjustments of that Fund’s outstanding redeemable Shares. In the event of a material change, the Sponsor will notify shareholders in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports, as applicable.

The Physical Gold and Physical Silver held by the Gold Fund and the Silver Fund, respectively, are classified as Level 2 within the fair value hierarchy established under ASC 820, as their fair values are determined using observable market-based inputs (the LBMA Gold Price PM and the LBMA Silver Price) rather than quoted prices in active markets for identical assets

Once the value of a Fund’s Physical Metal has been determined, the Administrator subtracts all estimated accrued fees, expenses and other liabilities of that Fund from the total value of that Fund’s Physical Metal and all other assets of that Fund (other than any amounts credited to that Fund’s reserve account, if established). The resulting figure is the net asset value of that Fund. The Administrator determines the net asset value per Share of each Fund by dividing the net asset value of that Fund by the number of Shares of that Fund outstanding as of the close of trading on the Exchange.

The Administrator’s estimation of accrued but unpaid fees, expenses and liabilities will be conclusive upon all persons interested in the applicable Fund, and no revision or correction in any computation made under the Trust Agreement will be required by reason of any difference in amounts estimated from those actually paid.

The Sponsor and the investors may rely on any evaluation or determination of any amount made by the Administrator, and, except for any determination by the Sponsor as to the price to be used to evaluate the Physical Metals, the Sponsor will have no responsibility for the evaluation’s accuracy. The determinations the Administrator makes will be made in good faith upon the basis of, and the Administrator will not be liable for any errors contained in, information reasonably available to it. The Administrator will not be liable to the Sponsor, Authorized Participants, the investors or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Administrator against any liability resulting from bad faith or gross negligence in the performance of its duties.

4. Related Party Transactions and Sponsor's Fee

Teucrium Asset Management, LLC serves as the Sponsor of the Trust and each Fund. Pursuant to the Trust Agreement and a Sponsor Agreement, dated April 27, 2026, between the Trust and the Sponsor, the Sponsor will be entitled to receive the Sponsor’s Fee from each Fund, which will accrue daily at an annualized rate of 0.24% of the average daily net asset value of the Gold Fund and 0.39% of the average daily net asset value of the Silver Fund, in each case payable monthly in arrears beginning upon the commencement of operations of that Fund. From time to time, the Sponsor may, with the consent of Texas Precious Metals, waive all or a portion of the Sponsor’s Fee for either Fund. As of May 7, 2026, the Funds had not yet commenced operations, and accordingly, no Sponsor's Fee was accrued or paid by either Fund.

In exchange for the Sponsor’s Fee, the Sponsor has contractually agreed to assume all of the routine operational, administrative and other ordinary expenses of each Fund, excluding interest charges on any borrowings, taxes, brokerage commissions and other expenses incurred in placing orders for the purchase and sale of instruments held by a Fund, accrued deferred tax liability, and any extraordinary fees and expenses of a Fund which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses. The Sponsor has also paid all expenses incurred in connection with the organization of the Trust and the Funds and the initial offering of the Shares of each Fund. Such organization and offering expenses have been borne directly by the Sponsor, subject to reimbursement by Texas Precious Metals, have not been charged to either Fund, and are not reflected as expenses or liabilities in this financial statement.

The Trust Agreement does not require, or contemplate, any capital contribution by the Sponsor to the Trust or to either Fund. The Sponsor’s economic relationship with each Fund consists solely of (i) the receipt of the Sponsor’s Fee in exchange for the services and expense assumption described above and (ii) any indemnification rights provided under the Trust Agreement. Accordingly, no Sponsor capital contribution, paid-in capital from the Sponsor, or related party receivable or payable with the Sponsor is reflected in either Fund’s Statement of Assets and Liabilities as of May 7, 2026.

5. Subsequent Events

The Sponsor has evaluated the impact of all subsequent events on each Fund through the date the financial statements were issued and has determined that there were no subsequent events requiring recognition or disclosure in the financial statements.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the Shares pursuant to the prospectus contained in this registration statement.

	Amount
SEC registration fee (actual)	$-	(1)
Auditor’s fees and expenses	$10,000
Legal fees and expenses	$100,000
Printing expenses	$5,000
Miscellaneous expenses	$2,500
Total	$117,500

(1)

Applicable registration fees have been deferred in accordance with Rules 456(d) and 457(u) under the Securities Act and will be paid on an annual net basis no later than 90 days after the end of each fiscal year and are therefore not estimable at this time.

Item 14.     Indemnification of Directors and Officers

The Trust’s Declaration of Trust and Trust Agreement (the “Trust Agreement”) provides that the Sponsor shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust, and has determined, in good faith, that such course of conduct was in the best interests of the Trust, and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the Trust estate. All rights to indemnification permitted by the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the foregoing, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under the Trust Agreement.

For purposes of the indemnification provisions of the Trust Agreement, the term “Sponsor” includes, in addition to the Sponsor, any other covered person performing services on behalf of the Trust and acting within the scope of the Sponsor’s authority as set forth in the Trust Agreement.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust, such shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

Item 15.     Recent Sales of Unregistered Securities

None.

Item 16.     Exhibits and Financial Statement Schedules

(a)    Exhibits

Exhibit No.	Description
3.1	Amended and Restated Declaration of Trust and Trust Agreement of the Registrant.(2)
3.2	Certificate of Trust of the Registrant. (1)
3.3	Certificate of Amendment to Certificate of Trust. (1)
5.1	Opinion of Eversheds Sutherland (US) LLP relating to the legality of the Shares.(3)
8.1	Opinion of Eversheds Sutherland (US) LLP with respect to federal income tax consequences.(3)
10.1	Form of Authorized Participant Agreement.(2)
10.2	Marketing Agent Agreement.(4)
10.3	Custody Agreement.(4) †
10.4	Fund Administration Servicing Agreement.(4) †
10.5	Fund Accounting Servicing Agreement.(4) †
10.6	Transfer Agent Servicing Agreement.(4) †
10.7	Cash Custody Agreement.(4) †
10.8	Sponsor Agreement(2)
10.9	Form of Platform Services Agreement (4) †
23.1	Consent of Eversheds Sutherland (US) LLP. (included in Exhibits 5.1 and 8.1)
23.2	Consent of Independent Registered Public Accounting Firm. *
107	Calculation of Filing Fees Table (1)

1 Previously filed as like-numbered exhibits to Registrant’s Registration Statement on Form S-1 (333-290493), filed on September 24, 2025 and incorporated by reference herein.

2 Previously filed as like-numbered exhibits to Registrant's Registration Statement on Form S-1 (333-290494), filed on May 13, 2026 and incorporated by reference herein.

3 Previously filed as like-numbered exhibits to Registrant's Registration Statement on Form S-1 (333-290493), filed on May 13, 2026 and incorporated by reference herein.

4 Previously filed as like-numbered exhibits to Registrant’s Registration Statement on Form S-1 (333-290494), filed on July 8, 2026 and incorporated by reference herein.

* Filed herein.

† Portions of this exhibit (indicated by asterisks) have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted information is of the type that the Registrant treats as private or confidential.

(b)    Financial Statement Schedules

The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17.     Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)      If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amended Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, state of Vermont, on July 8, 2026.

By:	Teucrium Asset Management, LLC, Sponsor
By	/s/ Sal Gilbertie
President
Chief Executive Officer
Chief Investment Officer
Secretary

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument. The undersigned members and officers of Teucrium Asset Management, LLC, the sponsor of Texas Precious Metals Trust, hereby constitute and appoint Sal Gilbertie, Cory Mullen-Rusin and Springer Harris, each of them with full power to act with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-1 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Sal Gilbertie	Chief Executive Officer	July 8, 2026
President
Chief Investment Officer
Secretary

Signature	Title	Date
/s/ Cory Mullen-Rusin	Chief Financial Officer	July 8, 2026
Chief Accounting Officer

Signature	Title	Date
/s/ Springer Harris	Chief Operating Officer	July 8, 2026